UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12

FACTSET RESEARCH SYSTEMS INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 30, 2017

Dear FactSet Stockholder:

         You are cordially invited to attend the 2017 Annual Meeting of Stockholders of FactSet Research Systems Inc., which will be held at our corporate headquarters at 601 Merritt 7, Norwalk, Connecticut 06851 on Tuesday, December 19, 2017, at 3:00 p.m. (Eastern Time). I look forward to seeing you at the meeting.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Your vote is important. Whether or not you plan to attend the meeting in person, you are requested to complete, sign, date and promptly return the enclosed proxy card in the envelope provided or through Internet voting. Your proxy will be voted at the Annual Meeting in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted as recommended by the Board of Directors. If you hold your shares through an account with a brokerage firm or other nominee or fiduciary such as a bank, please follow the instructions you receive from such brokerage firm or other nominee or fiduciary to vote your shares.

If you plan to attend the meeting in person, please respond affirmatively to the request by marking the box on the proxy card. You will be asked to present valid picture identification. No recordings or photography will not be permitted at the meeting.

         On behalf of the Board of Directors, I would like to express our appreciation for your continued support and loyalty.

Sincerely,

F. Philip Snow
Chief Executive Officer

FACTSET RESEARCH SYSTEMS INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 19, 2017
3:00 p.m. Eastern Time

Dear Stockholder:

        The 2017 Annual Meeting of Stockholders of FactSet Research Systems Inc. (“FactSet” or the “Company”), a Delaware corporation, will be held at the Company’s corporate headquarters at 601 Merritt 7, Norwalk, Connecticut 06851, on Tuesday, December 19, 2017, at 3:00 p.m. (Eastern Time) for the following purposes:

1.	To elect three directors to the Board of Directors.

2.	To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered accounting firm for the fiscal year ending August 31, 2018.

3.	To approve, by non-binding vote, the compensation of the Company’s named executive officers.

4.	To approve the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated.

5.	To approve the FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated.

6.	To approve the FactSet Research Systems Inc. Employee Stock Purchase Plan, as Amended and Restated.

7.	To recommend, by non-binding vote, the frequency of executive compensation voting.

To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items are more fully described in the following pages, which are made part of this notice. Only stockholders of record at the close of business on October 25, 2017, are entitled notice of, and to vote at, this meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules again this year that allow FactSet to furnish these proxy materials, including its Annual Report on Form 10-K, to stockholders on the Internet. The Company believes that posting these materials on the Internet expedites stockholders’ receipt of the information that they need, while lowering the costs of printing and delivery and reducing the environmental impact of its Annual Meeting. The Company mailed to its stockholders of record and beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access these proxy materials, including FactSet’s Annual Report on Form 10-K, on the Internet, as well as how to vote by Internet and mail.

To request and receive a free paper copy of the Proxy materials, please call 1-866-641-4276 and follow the instructions to log in and order the materials by mail, or you may request a copy by email at investorvote@computershare.com with “Proxy Materials FactSet Research Systems Inc.” in the subject line, or by logging onto www.envisionreports.com/FDS and click “Cast Your Vote” or “Request Materials.” FactSet encourages you to record your vote via the Internet as it is convenient and saves on printing costs.

As a stockholder of FactSet, your vote is important. Whether or not you plan to attend the Annual Meeting in person, it is important that you vote as soon as possible to ensure that your shares are represented.

 BY ORDER OF THE BOARD OF DIRECTORS

Rachel R. Stern

Senior Vice President, General Counsel and Secretary

Norwalk, Connecticut

October 30, 2017

FACTSET RESEARCH SYSTEMS INC.
601 Merritt 7
Norwalk, Connecticut 06851

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING

Annual Meeting Overview

Purpose of Meeting

The Board of Directors of FactSet Research Systems Inc. (“FactSet” or the “Company”) delivers this Proxy Statement and voting instructions in connection with the solicitation of proxies, which will be voted at the Annual Meeting of Stockholders of FactSet (the “Meeting”). The Meeting will be held at 3:00 p.m. (Eastern Time) on Tuesday, December 19, 2017, at 601 Merritt 7 Norwalk, Connecticut 06851, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”). The Proxy Statement was made available to FactSet’s stockholders on October 30, 2017. The specific proposals to be considered and acted upon at the Meeting are summarized in the accompanying Notice. Each proposal is described in more detail in this Proxy Statement.

Record Date and Share Ownership

The only outstanding voting security of FactSet is its common stock, $0.01 par value per share. Stockholders of record at the close of business on October 25, 2017, will be entitled to vote at the Meeting on the basis of one vote for each share of FactSet common stock held. On October 25, 2017, there were 39,109,746 shares of FactSet common stock outstanding.

Submitting and Revoking Your Proxy

If you complete and submit your proxy, the persons named as proxies will follow your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote your shares as follows:

1.	To elect three directors to the Board of Directors.

2.	To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered accounting firm for the fiscal year ending August 31, 2018.

3.	To approve, by non-binding vote, the compensation of the Company’s named executive officers.

4.	To approve the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated.

5.	To approve the FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated.

6.	To approve the FactSet Research Systems Inc. Employee Stock Purchase Plan, as Amended and Restated.

7.	To recommend an annual vote on executive compensation.

In addition, if other matters are properly presented for voting at the Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. FactSet has not received notice of other matters that may be properly presented for vote at the Meeting. Your stockholder vote is important. Stockholders of record may vote their proxies by Internet, telephone or mail. Stockholders who execute proxies may revoke them at any time before they are exercised by written notice to the Secretary of the Company at or prior to the Meeting by timely delivery of a valid, later-dated proxy or by voting by ballot at the Meeting. The cost of the solicitation of proxies will be borne by FactSet.

Expenses of Solicitation

FactSet will bear the entire cost of preparing, printing and mailing this Notice and Proxy Statement, the enclosed proxy card, the Company’s 2017 Annual Report on Form 10-K (the “Annual Report”) and any additional solicitation material that FactSet may provide to stockholders which is estimated to be approximately $175,000. The solicitation of proxies will be conducted primarily by mail, but may also include Internet telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation. If you hold your shares through a bank, broker or other holder of record and share a single address and same last name with another stockholder, you may have received notice that only one Proxy Statement and Annual Report will be sent to your address unless you instructed the holder of record to the contrary. This practice, known as “householding”, reduces multiple mailings to your household and also reduces the Company’s printing and postage costs. If you have any questions or wish to receive additional copies of FactSet’s 2017 Proxy Statement or Annual Report, please contact the Company’s Investor Relations Department at 1-203-810-1000. The mailing address is 601 Merritt 7, Norwalk, Connecticut 06851 and its website address is http://investor.factset.com.

Availability of FactSet’s Fiscal 2017 Annual Report on Form 10-K

FactSet will mail, upon written request and without charge, a copy of the Annual Report, including the consolidated financial statements, schedule and list of exhibits. Requests should be sent to: FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851, Attn: Investor Relations. The Company’s Annual Report is also available at http://investor.factset.com.

Voting Information

Why am I receiving these proxy materials?

The Board of Directors of the Company (the “Board”) is asking for your proxy for use at the Meeting, to be held at its corporate headquarters at 601 Merritt 7 Norwalk, Connecticut 06851 on Tuesday, December 19, 2017 at 3:00 p.m. (Eastern Time), and at any adjournment or postponement of the Meeting. As a stockholder, you are invited to attend the Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

What is a proxy?

A proxy is another person you authorize to vote on your behalf. FactSet asks stockholders to instruct the proxy how to vote so that all common shares may be voted at the Meeting even if the holders do not attend the Meeting.

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote.

When were the enclosed solicitation materials first given to stockholders?

FactSet initially mailed to stockholders of the Company the Proxy Statement, proxy card and Notice on November 3, 2017.

What is the purpose of the Meeting?

The Meeting will be held for the following purposes:

●	To elect three directors to the Board of Directors;

●	To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2018;

●	To vote on a non-binding advisory resolution to approve the compensation of the Company’s named executive officers;

●	To approve the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated;

●	To approve the FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated;

●	To approve the FactSet Research Systems Inc. Employee Stock Purchase Plan, as Amended and Restated;

●	To conduct an advisory vote on the frequency of executive compensation votes in the future; and

●	To act upon such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

What are the Board of Director’s recommendations?

FactSet’s Board of Directors recommends that you vote:

●	FOR the election of each director nominee named in this Proxy Statement (Proposal 1);

●	FOR the ratification of the appointment of Ernst & Young LLP as FactSet’s independent registered accounting firm for the fiscal year ending August 31, 2018 (Proposal 2);

●	FOR the approval of the compensation awarded to the Company’s named executive officers (Proposal 3);

●	FOR the approval of the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated (Proposal 4);

●	FOR the approval of the FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated (Proposal 5);

●	FOR the approval of the FactSet Research Systems Inc. Employee Stock Purchase Plan, as Amended and Restated (Proposal 6);

●	Every 1 YEAR for the frequency of the stockholder advisory vote regarding executive compensation (Proposal 7).

How do I vote?

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Meeting, you may vote via the Internet, by telephone, or for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, it provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. Those stockholders who receive a paper proxy card and voting instructions by mail, and who elect to vote by mail, should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the Meeting in the manner you direct. If your proxy card is properly completed and received, and if it is not revoked, before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy card. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted FOR the election of each of the director nominees listed (Proposal 1), FOR the ratification of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2018 (Proposal 2), FOR the approval of the fiscal 2018 compensation awarded to the Company’s named executive officers (Proposal 3), FOR the approval of the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated (Proposal 4), FOR the approval of the FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated (Proposal 5), FOR the approval of the FactSet Research Systems Inc. Employee Stock Purchase Plan, as Amended and Restated (Proposal 6), and FOR an ANNUAL advisory vote to approve executive compensation (Proposal 7). To the Company’s knowledge, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

If your shares are held in a brokerage account, you should receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card. If you are the beneficial owner of shares held in “street name” and you do not give instructions as to how to vote, your broker may have authority to vote your shares on certain discretionary items, but not other, non-discretionary items, as determined by the New York Stock Exchange (“NYSE”). Proposal 1 (election of directors), Proposal 3 (approval of compensation), Proposal 4 (approval of the Amended Stock Option and Award Plan), Proposal 5 (approval of the Amended Non-Employee Directors’ Stock Option and Award Plan), Proposal 6 (approval of Employee Stock Purchase Plan), and Proposal 7 (approval of annual advisory vote on executive compensation) are considered non-discretionary items and thus brokers are not permitted to vote your shares in these matters unless you provide instructions to your broker on how to vote your shares. In other words, if you have not given your broker voting instructions, your broker will not be able to vote your shares with respect to any matter other than ratification of the appointment of Proposal 2 (FactSet’s independent registered public accounting firm).

How many votes does it take to pass each matter?

If a quorum is present at the meeting, the approval of each proposal requires the number of votes described below:

●

Under FactSet’s amended by-laws, the nominees for election as directors of the Company are elected by majority vote, meaning that in an uncontested director election when the number of votes cast “for” a director exceeds the number of votes cast “against” that director, the nominee will be elected as a director. If a director does not receive a majority vote in an uncontested election, the director shall not be elected and shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee within 90 days from the date of the election. That committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation and in determining whether to accept such offer. An incumbent director who does not receive a majority vote will continue to serve as a director until the earlier of 1) a period of 90 days from the date of the election, 2) the date upon which the Board of Directors appoints an individual to fill the office held by that director, or 3) the date of that director’s resignation.

●

The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended August 31, 2018, requires that a majority of the votes cast at the Meeting (either in person or by proxy) be voted “for” this proposal.

●

The approval of a resolution approving the compensation of FactSet’s named executive officers as disclosed in this Proxy Statement is an advisory vote; however, the Company values the opinions of its stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

●

The approval of the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated, requires that a majority of the votes cast at the Meeting (either in person or by proxy) be voted “for” this proposal.

●

The approval of the FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated, requires that a majority of the votes cast at the Meeting (either in person or by proxy) be voted “for” this proposal.

●

The approval of the FactSet Research Systems Inc. Employee Stock Purchase Plan, as Amended and Restated, requires that a majority of the votes cast at the Meeting (either in person or by proxy) be voted “for” this proposal.

●

The determination of how often a resolution to approve executive officer compensation will be submitted to an advisory vote of stockholders will be determined by a majority of the votes cast at the meeting, except that if no option receives a majority of the votes cast at the meeting, FactSet will consider the option that receives the most votes as the option selected by stockholders.

Who is entitled to vote at the Meeting and how many votes do they have?

Only holders of record of FactSet common stock at the close of business on October 25, 2017, will be entitled to vote at the Meeting. Each share has one vote.

Who can attend the Meeting?

All stockholders as of October 25, 2017, or their duly appointed proxies, may attend the Meeting. In order to be admitted to the Meeting, a stockholder must own Company stock on the Record Date. If your shares are held in the name of a broker, bank, custodian, nominee or other record holder (“street name”), you must obtain a proxy, executed in your favor, from the holder of record (that is, your broker, bank, custodian, or nominee) to be able to vote at the Meeting.

What is a quorum of stockholders?

If a majority of the shares outstanding and entitled to vote on the Record Date are present, either in person or by proxy, the Company will have a quorum at the Meeting. Any shares represented by proxies that are marked for, against, withhold, or abstain from voting on a proposal will be counted as present in determining whether there is a quorum. If a broker, bank, custodian, nominee, or other record holder of the Company’s common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, and if it has not received instructions from the beneficial owners of such shares as to how to vote on such matters, the shares held by that record holder will not be voted on such matter (referred to as “broker non-votes”) but will be counted as present for purposes of determining whether there is a quorum. Since there were 39,109,746 shares of common stock outstanding on October 25, 2017, the presence of holders of 19,554,874 shares is a quorum. FactSet must have a quorum to conduct the Meeting.

Vote Tabulation

The appointed inspector of elections from Computershare will tabulate votes cast by proxy or in person at the Meeting. If you abstain from voting on any or all proposals you will be included in the number of stockholders present at the Meeting for the purposes of determining the presence of a quorum.

What are broker non-votes?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute broker non-votes. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as non-discretionary matters.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes count for purposes of determining the presence of a quorum. Abstentions and broker non-votes have no effect on the determination of whether a nominee or any of the proposals have received the vote of a majority of the shares of common stock present or represented by proxy and voting at the Meeting. However, abstentions and broker non-votes could prevent the approval of a proposal where the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

What does it mean if I receive more than one proxy card or instruction form?

If you receive more than one proxy card or instruction form, it means that you have multiple accounts with FactSet’s transfer agent and/or a broker or other nominee or fiduciary or you may hold your shares in different ways or in multiple names (e.g., joint tenancy, trusts, and custodial accounts). Please vote all of your shares.

How do I revoke my proxy and change my vote prior to the Meeting?

If you submit the enclosed proxy card, you may change your vote at any time before voting takes place at the Meeting. You may change your vote in one of four ways: (1) You may deliver to the Secretary of FactSet Research Systems Inc., Rachel R. Stern, 601 Merritt 7, Norwalk, Connecticut 06851, a written notice dated later than the proxy you want to revoke, stating that the proxy is revoked, (2) you may complete and send in another proxy card or voting instruction form with a later date, (3) you may attend the Meeting and vote in person, or (4) for shares you hold beneficially or in street name, you may change your vote by submitting a later dated voting instruction form to your broker or other nominee or fiduciary, or if you obtained a legal proxy form giving you the right to vote your shares, by attending the Meeting and voting in person.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the notice and access rules adopted by the Securities and Exchange Commission (“SEC”), the Company is making this Proxy Statement and its Annual Report available to its stockholders over the Internet. As a result, unless you have previously requested electronic access to FactSet’s proxy materials or the receipt of paper proxy materials, you will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and Annual Report over the Internet, how to request a printed or e-mail copy of these materials and how to vote by Internet and mail. The Company will mail the Notice of Internet Availability of Proxy Materials on or about November 3, 2017. The Notice of Internet Availability of Proxy Materials is not a proxy card and cannot be used to vote your shares. In addition, if you are voting online, you will be prompted to consent to receiving proxy materials electronically in future years. Choosing to receive your future proxy materials electronically will save the Company the cost of printing and mailing documents to you and will reduce the impact of its annual meetings on the environment. If you choose to receive future proxy materials electronically, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials electronically will remain in effect until you terminate it.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most FactSet stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record - If your shares are registered directly in your name with the Company’s transfer agent, Computershare Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by FactSet. As the stockholder of record, you have the right to grant your voting proxy directly to FactSet or to vote in person at the Meeting. If you requested to receive printed proxy materials, FactSet has enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone.

Beneficial Owner - If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of the Company’s stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Meeting. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the Meeting.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board believes that the Company’s stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, the Company’s Corporate Governance Principles provide that the Board may combine or separate the roles of the Chairman of the Board of Directors (“Chairman”) and Chief Executive Officer (“CEO”), as it deems advisable. Philip A. Hadley has served as Chairman since his unanimous appointment on September 5, 2000. Mr. Hadley stepped down from his role as CEO of FactSet on July 1, 2015 but continues to be an employee of the Company. The Company’s current certificate of incorporation and by-laws provide that the Chairman may be an employee or officer of FactSet.

F. Philip Snow assumed the role of CEO on July 1, 2015, having been an employee of FactSet since 1996. The Board believes Mr. Snow’s leadership acumen combines a deep knowledge of FactSet clients, a commitment to its employees and a vision for the Company’s continued growth. The Board has determined that this leadership structure, under which the roles of Chairman and CEO are separate, is currently in the best interest of the Company’s stockholders. This structure permits Mr. Snow to focus on the management of the Company’s day-to-day operations, while continuing to benefit from the knowledge and experience of Mr. Hadley. Meanwhile, Mr. Hadley, as Chairman, focuses on developing agendas that ensure that the Board’s time and attention are focused on the most critical matters.

Director Independence

Each of the directors other than Mr. Hadley and Mr. Snow, are independent (see “Director Independence”), and the Board believes that the independent directors provide effective oversight of management. To support this, the Board appointed James J. McGonigle as the Company’s Lead Independent Director. Mr. McGonigle has served in this position since September 2005. As Lead Independent Director, Mr. McGonigle’s responsibilities include:

●	Coordinating and moderating executive sessions of the Board’s independent directors.

●

Advising the Chairman as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties.

●	Holding regular update sessions with both the CEO and the Chairman.

●	Acting as the principal liaison between the independent directors and the Chairman on sensitive issues.

●	Performing such other duties as the Board may from time to time delegate to the Lead Independent Director to assist the Board in the fulfillment of its responsibilities.

The Board believes that these responsibilities appropriately and effectively complement FactSet’s current Chairman and CEO structure.

Business Experience and Qualifications of Board Members

The following discussion presents information about the persons who comprise FactSet’s Board of Directors, including the three nominees for election.

Robin A. Abrams

Committees:	Nominating and Corporate Governance Committee (Member)
Audit Committee (Member)

Term:	Nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2020

Director Since	2011

Ms. Abrams, age 66, is a financial consultant who currently serves as a member of the Board of Directors of: HCL Technologies Ltd., a global offshore IT and software development company; Sierra Wireless, Inc., a leader in the design and delivery of customized connected lifestyle devices and services; and Lattice Semiconductor Corporation, a global leader in smart connectivity solutions. She also serves on the Board of Directors of the privately held company Zephyr Sleep Technologies of Canada, a developer of sleep technology. In addition, Ms. Abrams serves on the board of trustees for the Anita Borg Institute for Women and Technology. From August 2006 to January 2007, Ms. Abrams served as Interim CEO of ZILOG, Inc., a provider of integrated microcontroller products, where she also served as a director from 2004 to 2010. From July 2004 to July 2006, she served as CEO of Firefly Communications, Inc., a company with a range of mobile products that address the youth market. She received her B.A. in political science and history and her J.D. from the University of Nebraska.

Ms. Abrams brings to the Board a wealth of experience at technology companies, which FactSet seeks to leverage to enhance its own development processes. She has seen how several highly successful technology companies stay ahead of their competition through properly planning their product development strategy. Her previous experiences as an executive officer at several technology companies makes Ms. Abrams an important resource for the Board as it assesses financial and strategic decisions.

Scott A. Billeadeau

Committees:	Audit Committee (Chair)

Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2018

Director Since:	2001

Mr. Billeadeau, age 56, is Partner and Senior Portfolio Manager of Walrus Partners LLC, and a co-portfolio manager of the firm’s Micro-cap strategy. Mr. Billeadeau was a Managing Director of Small-cap and Mid-cap Growth Strategies at Fifth Third Asset Management (“Fifth Third”). Prior to working at Fifth Third, he was a Principal, Founder and Senior Portfolio Manager with Paladin Investment Associates, LLC (“Paladin”) between March 2003 and October 2012, where he spent eight years managing over $2 billion in small-cap and mid-cap assets for Bank of America and Nations Bank. Mr. Billeadeau received a B.A. in Economics from Princeton University and has earned the right to use the Chartered Financial Analyst designation and is a member of the CFA Institute.

Mr. Billeadeau provides to the Board expertise in corporate finance, accounting and strategy, including experience gained as a Managing Director of Fifth Third, a public company, and Paladin. Through this experience, he has developed expertise in several valued areas including strategic development, business development and finance. Mr. Billeadeau also brings a background in organizational leadership and management, and experience serving as a director for privately held companies. His involvement in the financial industry has provided him experience as an outside board member and audit committee member. Mr. Billeadeau serves as the Financial Expert of the Audit Committee.

Malcolm Frank

Committees:	Compensation and Talent Committee (Member)

Term:	Nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2020

Director Since:	2016

Mr. Frank, age 51, currently serves as Executive Vice President, Chief Strategy Officer and Chief Marketing Officer. Cognizant Technology Solutions Corp. (“Cognizant”), a provider of custom information technology, consulting and business process outsourcing services. Prior to joining Cognizant in 2005, he was co-founder, President and CEO of CXO systems, an independent software vendor providing dashboard solutions for senior managers. In addition, he was the founder, President, CEO and chairman of Nervewire Inc., a leading management consulting and systems integration firm. Prior to founding Nervewire, Mr. Frank was a co-founder, executive officer and SVP at Cambridge Technology Partners, where he ran Worldwide Marketing, Business Development and several business units. Mr. Frank is a graduate of Yale University with a degree in Economics.

Mr. Frank provides to the Board more than two decades of experience in the information technology industry as well as expertise in corporate strategy and marketing. Mr. Frank is a recognized industry thought leader and is a frequent speaker on key issues of IT management. He has been profiled by Forbes magazine and ABC’s 20/20 and is the subject of a Harvard Business School case study on Leadership and Management.

Philip A. Hadley

Committees:	Chairman of the Board of Directors

Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2018

Director Since:	2000

Mr. Hadley, age 55, served as FactSet’s CEO from 2000 until stepping down on July 1, 2015. He remains an employee of the Company, serving in a senior advisory role to management. He joined FactSet in 1985 as a consultant and was the Company’s Vice President, Sales from 1986 to 1989, and Senior Vice President and Director of Sales and Marketing from 1989 to 2000. Prior to joining the Company, Mr. Hadley was employed by Cargill Corporation. He currently serves as a member of the board of advisors of Kum & Go and RS Energy Group. Mr. Hadley received a B.B.A. in Accounting from the University of Iowa, has earned the right to use the Chartered Financial Analyst designation and is a member of the CFA Institute.

As Chairman and former CEO, Mr. Hadley brings to the Board his thorough knowledge of FactSet’s business, strategy, people, operations, competition and financial position. He provides recognized executive leadership and vision. In addition, Mr. Hadley brings with him a global network of client and industry relationships.

Sheila B. Jordan

Committees:	Audit Committee (Member)

Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2019

Director Since:	2016

Ms. Jordan, age 53, currently serves as Senior Vice President, Chief Information Officer at Symantec Corporation (“Symantec”), a global leader in cybersecurity. Ms. Jordan has served in this role since February 2014 and is responsible for driving Symantec's information technology strategy and operations with a focus on building and supporting the global information technology effort. She serves as global executive sponsor for the Symantec Women’s Action Network, a networking forum to help support and encourage female employees to achieve their potential. Prior to joining Symantec, Ms. Jordan spent nine years at Cisco Systems Inc., where she served as Senior Vice President of IT, Communication and Collaboration. Previously, Ms. Jordan held leadership roles at Grand Circle Corporation, as Chief Information Officer and Executive Vice President, and at The Walt Disney Company, where she was a Senior Vice President for Destination Disney and Vice President of Marketing and Sales Finance. Ms. Jordan currently serves as a director for NextSpace, a provider of innovative physical and virtual infrastructure for entrepreneurs, and sits on the CIO Advisory Board for SnapLogic. She received her Bachelor’s degree from the University of Central Florida and an M.B.A. from the Florida Institute of Technology.

Ms. Jordan brings to the Board extensive expertise in strategy, information technology and driving enterprise collaboration across multiple channels including various mobile platforms. She is a frequent speaker about collaboration, mobility, Bring Your Own Device (BYOD) issues and women's leadership.

James J. McGonigle

Committees:	Nominating and Corporate Governance Committee (Chair)
Compensation and Talent Committee (Member)

Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2019

Director Since:	2002

Mr. McGonigle, age 54, currently serves as an adjunct professor at Georgetown University and Escuela Superior de Administración y Dirección de Empresas (ESADE) in Barcelona, Spain. He is the former Chairman and CEO of The Corporate Executive Board Company (“CEB”). During his tenure at CEB he held a variety of positions including: special advisor to the Board of Directors from July 2007 until April 2009; Director and Chairman of the Board from July 2005 until July 2007; CEO from July 1998 until July 2005; and General Manager from October 1997 until July 1998. From 1995 until October 1997 Mr. McGonigle was the General Manager of the corporate division of The Advisory Board Company. Mr. McGonigle received a B.A. from the Woodrow Wilson School at Princeton University and a J.D. from Harvard Law School. On September 19, 2005, he was named the Lead Independent Director of the Board.

Mr. McGonigle brings to the Board leadership experience, including service as the CEO of a public company for over seven years. This role required industry knowledge combined with operational and management expertise. In addition, Mr. McGonigle brings to the Board market and corporate governance insights from his experience as an outside public company board member.

Laurie Siegel

Committees:	Compensation and Talent Committee (Chair)

Term:	Nominated for a three-year term, which would expire in concurrence with the Annual Meeting of Stockholders in 2020

Director Since:	2015

Ms. Siegel, age 61, is the President of LAS Advisory Services with a background in business and human resources consulting. She currently serves as a member of the Board of Directors of CenturyLink, Inc. (“CenturyLink”), a global broadband telecommunications and data hosting company, and of Volt Information Sciences, Inc. (“Volt”), a provider of global infrastructure solutions in technology, information services and staffing acquisition. In addition, she serves as a member of the Board of Directors of Junior Achievement of New Jersey and the Morristown Festival of Books. She retired in September 2012 from Tyco International Ltd., a diversified manufacturing and service company, where she had served as Senior Vice President of Human Resources and Internal Communications since 2003. From 1994 to 2002, she held various positions with Honeywell International Inc., including Vice President of Human Resources – Specialty Materials. Ms. Siegel currently serves as an advisor to the G100 Network and teaches at the Ross School of Business at the University of Michigan and the Cornell School of Industrial and Labor Relations. Ms. Siegel received an M.B.A. and a Master’s degree in City and Regional Planning, both from Harvard University. She completed her Bachelor’s degree at the University of Michigan.

Ms. Siegel’s key qualifications, experiences and skills include executive experience with multi-national companies, as well as human resources and executive compensation expertise. She serves as the Compensation Chair of both the CenturyLink and Volt boards. She also serves as a member of the Nominating/Corporate Governance Committee of the Volt board. Ms. Siegel brings to FactSet’s Board substantial experience as a human resources executive with large global enterprises as well as substantial public company board experience.

F. Philip Snow

Committees:	Chief Executive Officer

Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2019

Director Since:	2015

Mr. Snow, age 53, was named CEO of FactSet on July 1, 2015, having served as President since July 1, 2014. Mr. Snow joined FactSet in 1996 as a Consultant before moving to the Asia Pacific region to hold positions in the Tokyo and Sydney offices. Following his move back to the U.S. in 2000, Mr. Snow held various sales leadership roles prior to assuming the role of Senior Vice President, Director of U.S. Investment Management Sales in 2013. Mr. Snow received a B.A. in Chemistry from the University of California at Berkeley and a Masters of International Management from the Thunderbird School of Global Management. He has earned the right to use the Chartered Financial Analyst designation.

Joseph R. Zimmel

Committees:	Audit Committee (Member)
Nominating and Corporate Governance Committee (Member)

Term:	Current term expires in concurrence with the Annual Meeting of Stockholders in 2018

Director Since:	2007

Mr. Zimmel, age 64, is a financial consultant and retired Managing Director of Goldman, Sachs & Co. From December 2001 until November 2002, Mr. Zimmel served as an Advisory Director to the Goldman Sachs Group. In the investment banking division at Goldman, Sachs & Co., Mr. Zimmel held the position of Managing Director of the Communications, Media & Entertainment Group for the Americas from 1999 to 2001, after acting as a Managing Director and a co-head of the group from 1992 to 1999. In addition to his appointment to FactSet’s Board, Mr. Zimmel serves a director for several privately held companies.

Mr. Zimmel’s background in finance and advisory roles is complemented by his knowledge of FactSet and its industry. His contributions are augmented by his experience serving as an outside director of a public company and multiple private companies. In addition, Mr. Zimmel’s employment at Goldman, Sachs & Co., including service in senior leadership positions, brings a valued perspective to the Board and to the Audit Committee.

Director Independence

Mr. McGonigle serves as the Lead Independent Director and Chair of the Nominating and Corporate Governance Committee. He presides over executive sessions of the non-management directors. The independent directors, who constitute seven of the nine members, and a majority of the directors of the Company, meet at least four times annually after the end of each scheduled quarterly meeting of the Board. On October 24, 2017, the Company’s Board reviewed the independence of its directors under the applicable standards of the NYSE and the NASDAQ Stock Market (“NASDAQ”). Each director, other than Messrs. Hadley and Snow, qualifies as “independent” in accordance with those published listing requirements. In determining that each individual who served as a member of the Board in fiscal 2017 (other than Messrs. Hadley and Snow) is or was independent, the Board considered that, in the ordinary course of business, transactions may occur between the Company and entities with which some of FactSet’s directors are affiliated. The Board unanimously determined that the relationships discussed were not material. No unusual discounts or terms have been extended.

Legal Proceedings

Over the past ten years, no director or nominee has been involved in:

●	Legal proceedings, such as SEC securities fraud enforcement actions against any director or nominee;

●	Judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business activity;

●	Judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; and

●	Disciplinary sanctions or orders imposed by a stock, commodities, or exchange or other self-regulatory organization.

Board Responsibilities

The Board has adopted corporate governance guidelines which help govern the Company. You can access these corporate governance guidelines, along with each of its Board Committee charters, at the Corporate Governance Highlights page of the Investor Relations section of the Company’s website at http://investor.factset.com or request a free copy by contacting Investor Relations at FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851. Directors owe a duty of care to the Company and must act on an informed basis, in good faith and in the honest belief that the action they take is in the best interests of FactSet. Directors are expected to attend all Board meetings and participate actively, offering their candid views and their well-informed, deliberate judgment. Directors should inform themselves using all material information reasonably available to them prior to making a business decision. Whenever a director is unable to attend a meeting, he or she should contact the Chairman or Secretary promptly after the meeting to become informed on the subjects discussed, views expressed and actions taken, if any. Directors should have a full understanding of the Company’s business and the issues relevant to it. Directors are expected to be prepared to discuss matters listed on the agenda for each meeting, should review materials sent in advance of such meetings and, when appropriate, ask questions of management. The Company does not have a policy with regard to directors’ attendance at annual stockholder meetings, but FactSet does expect each director to attend all Board meetings. The Board met seven times during fiscal 2017, four of which were regularly scheduled quarterly meetings.

Board Meetings

The Board is comprised of nine members, seven of whom are independent directors. The Company’s Board of Directors has the following three standing committees: (1) an Audit Committee, (2) a Compensation and Talent Committee and (3) a Nominating and Corporate Governance Committee. Each of the committees operates under a written charter adopted by the Board. All the committee charters are available on FactSet’s website at http://investor.factset.com. The Board delegates various responsibilities and authority to different Board Committees. Committees regularly report on their activities and actions to the full Board. All directors attended (in person or telephonically) over 95% of the meetings of the full Board during fiscal 2017. All directors who served on committees of the Board attended over 75% of the meetings of the committees on which they served during fiscal 2017.

Board Committees

The following table identifies the committee members as of October 30, 2017:

Committee Name
Independent Directors	Audit	Compensation	Nominating and Corporate
		and Talent	Governance
Robin A. Abrams	Member		Member
Scott A. Billeadeau(1)	Chair
Malcolm Frank		Member
Sheila B. Jordan	Member
James J. McGonigle(2)		Member	Chair
Laurie Siegel		Chair
Joseph R. Zimmel	Member		Member

(1)	Financial Expert

(2)	Lead Independent Director

Audit Committee

The Audit Committee assists the Board in fulfilling its oversight review of FactSet’s internal and external financial reporting processes. Its primary responsibilities include: meeting with financial management and the independent auditors to review FactSet’s system of internal controls; assessing the quality of FactSet’s accounting principles and financial reporting; reviewing the external audit process as conducted by FactSet's independent auditors; reviewing the financial information provided to stockholders and other external parties; and preparing the report of the Audit Committee included in the Proxy Statement on a yearly basis. The Board has determined that Mr. Billeadeau qualifies as the “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Board has also determined that each member of the Audit Committee is independent under the standards of the NYSE and NASDAQ and has sufficient knowledge in reading and understanding the Company’s financial statements to serve on the Audit Committee. The Audit Committee met six times during fiscal 2017.

Under the Audit and Non-Audit Service Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent registered public accounting firm for the Company require pre-approval by the Audit Committee. In some cases, pre-approval relates to audit or non-audit services that fall within certain established buckets, and in other cases a particular defined task or scope of work may be pre-approved subject to a specific budget. Pre-approvals may be granted by either the full Audit Committee or the Chair of the Audit Committee. The Audit Committee may not delegate pre-approval authority to management.

Compensation and Talent Committee

The primary responsibilities of the Compensation and Talent Committee are to review and approve the compensation policies for the CEO, named executive officers (NEOs) and other direct reports to the CEO of the Company, oversee the Company’s administration of its equity-based compensation policies, approve grants of share-based awards to officers and employees of the Company under its option plans (individually or in the aggregate), and review annual performance goals for the Company’s principal executive officers in conjunction with assessing the quality of the performance of those executive officers. The Compensation and Talent Committee also assists in all matters relating to recruiting, hiring, and retaining the Company’s directors, officers and employees. No fees were paid to compensation consultants by FactSet as no consulting services were provided to the Board or Compensation and Talent Committee related to executive or director compensation during fiscal 2017. The Compensation and Talent Committee met eight times during fiscal 2017.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews the qualifications of candidates for nomination as directors, makes recommendations to the Board regarding prospective nominees to the Board, issues recommendations to the Board regarding corporate governance issues and, as appropriate, assists in succession planning for senior management of FactSet. The Committee also develops and recommends to the Board for its approval an annual evaluation process of the effectiveness of the Board and its committees. The Committee oversees the annual evaluations. The members of the Nominating and Corporate Governance Committee are independent under the listing standards of the NYSE and the NASDAQ. The Nominating and Corporate Governance Committee met twice during fiscal 2017.

Additional Corporate Governance Information

FactSet is committed to maintaining the highest standards of business conduct and corporate governance, which the Company believes are essential to running its business efficiently, serving its stockholders well and maintaining integrity in the marketplace.

Code of Business Conduct

The Company has adopted a Code of Business Conduct and Ethics (the “Ethics Code”) that applies to all of the Company’s employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer, all other officers and the Company’s directors. A copy of the Ethics Code is available on the Company’s website at http://investor.factset.com on the Corporate Governance page of the Investor section. You may also request a copy of the Ethics Code by writing to Investor Relations, FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851. Any amendment to the Ethics Code (other than technical, administrative or non-substantive amendments) and any waiver of a provision of the Ethics Code that applies to a member of FactSet’s Board or one of its executive officers will be promptly disclosed on the Corporate Governance Highlights page of the Investor section of its website.

Contacting the Board

Stockholders and other interested parties may contact the Board, the Lead Independent Director or non-management directors as a group by sending their correspondence to: Board of Directors (or other appropriate group), c/o Corporate Secretary, FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851; email address: Board@factset.com. The Corporate Secretary will review all communications and forward them to the Chairman or the Lead Independent Director, as appropriate. The Corporate Secretary may, however, filter out communications that do not relate to the Company’s business activities, operations or its public disclosures, but will maintain a record of these communications and make them available to the Chairman or the Lead Independent Director (solicitations will not be recorded or forwarded). Any communications received by the Chairman or Lead Independent Director regarding concerns relating to accounting, internal accounting controls or auditing matters will be immediately brought to the attention of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee to address these matters.

Director Compensation Program

The general policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. FactSet does not pay management directors for Board service in addition to their regular employee compensation. The Compensation and Talent Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the committee’s recommendations and determines the amount of director compensation. Each non-employee director is provided access to the FactSet service, at no charge, which allows them to utilize the Company’s suite of products.

For fiscal 2017, Director compensation consisted of:

■	An annual retainer of $35,000. Each director may choose to receive the retainer as a quarterly cash payment, or receive the equivalent value in non-qualified stock options.

■	An equity grant having an intended value of $75,000.

For fiscal 2017, all directors with the exceptions of Ms. Jordan and Mr. Frank opted to receive the $35,000 retainer in non-qualified stock options.

Equity Compensation

The FactSet Research Systems Inc. 2008 Non-Employee Directors’ Stock Option and Award Plan (the “existing Director Plan”) provides for the grant of share-based awards, including stock options, to non-employee directors of FactSet. Proposal 5 of this Proxy Statement requests approval of the FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated.

Annual Grant

Under the existing Director Plan, the Compensation and Talent Committee may award an annual equity grant to each non-employee director on or around January 15th of each year. The number of option shares to be granted in order to deliver the intended value will be determined on the grant date using an option-pricing model. As such, the Compensation and Talent Committee recommended and the Board approved an annual equity grant of 2,104 non-qualified stock options to each of the then seven non-employee directors on January 13, 2017. Additionally, each non-employee director was given an award of $35,000 with the option to receive the value in either a cash retainer or non-qualified stock options. All directors with the exception of Ms. Jordan and Mr. Frank, opted for the equity grant of 982 non-qualified stock options. The strike price for all non-qualified stock options was $170.24 per share, being equal to the closing price of the Company’s common stock on that date. The grant date fair value for all non-qualified stock options was $35.65. The non-qualified stock options granted to directors vest 100% after three years on the anniversary date of the grant and expire seven years from the date the options were granted. The Company does not have stock ownership guidelines that require directors to own Company stock.

New Director One-Time Grant

New directors may receive a one-time option grant, typically on or around January 15th after the new director’s first annual meeting. At the recommendation of the Compensation and Talent Committee, Ms. Jordan and Mr. Frank were granted a new director one-time grant of 2,104 stock options on January 13, 2017, at an exercise price of $170.24 and intended fair value of $75,000. The non-qualified stock options granted to Ms. Jordan and Mr. Frank vest 100% after three years on the anniversary date of the grant and expire seven years from the date the options were granted.

Expenses

The Company pays or reimburses directors for travel, lodging and related expenses incurred in connection with attending Board, Committee and stockholder meetings and other Company business related events. From time to time, the Company may reimburse a director’s expenses for their participation in third party-supplied continuing education related to the director’s Board or Committee service. Director expense reimbursements during fiscal 2017 totaled less than $25,000 per director.

Director Summary Compensation Table

The following table provides information as to compensation for services of the non-employee directors during fiscal 2017.

Name	Fees Earned or Paid in Cash (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Robin A. Abrams	$--	$--	$110,000	$--	$--	$--	$110,000
Scott A. Billeadeau	$--	$--	$110,000	$--	$--	$--	$110,000
Malcolm Frank	$35,000	$--	$75,000	$--	$--	$--	$110,000
Sheila B. Jordan	$35,000	$--	$75,000	$--	$--	$--	$110,000
Joseph E. Laird, Jr. (3)	$--	$--	$--	$--	$--	$--	$--
James J. McGonigle	$--	$--	$110,000	$--	$--	$--	$110,000
Laurie Siegel	$11,667	$--	$110,000	$--	$--	$--	$121,667
Joseph R. Zimmel	$--	$--	$110,000	$--	$--	$--	$110,000

(1)

On January 12, 2016, the Compensation and Talent Committee approved a compensation policy for directors, whereby each director receives an annual retainer of $35,000 and an equity grant having an intended value of $75,000 for a calendar year of service from January through December 2017. Each director may choose to receive the retainer as a quarterly cash payment, or receive the equivalent value in non-qualified stock options. For calendar year 2017, all directors with the exception of Ms. Jordan and Mr. Frank opted to receive the $35,000 retainer in non-qualified stock options. Ms. Siegel’s cash payment relates to calendar year 2016.

(2)

The amounts in the Option Awards column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Share-Based Payment, (“ASC Topic 718”), of stock option awards issued during fiscal 2017 pursuant to the existing Director Plan. For information on the valuation assumptions with respect to stock option grants, refer to the notes to the consolidated financial statements contained in FactSet’s Annual Report. There can be no assurance that these grant date fair values will be realized by the non-employee directors. The actual gain that a non-employee director may receive from exercising an option sometime in the future may be higher or lower than these reported amounts, and these options have value only if the price of the Company’s stock increases above the option’s exercise price. On January 13, 2017, FactSet granted 2,104 stock options to each of the Company’s non-employee directors. Additionally, each non-employee director was given an award of $35,000 with the option to receive the value in either a cash retainer or non-qualified stock options. All directors with the exception of Ms. Jordan and Mr. Frank, opted for the equity grant of 982 non-qualified stock options. The strike price for all non-qualified stock options was $170.24 per share, being equal to the closing price of the Company’s common stock on that date. The grant date fair value for all non-qualified stock options was $35.65. At August 31, 2017, the non-employee directors had the following outstanding stock option awards, some of which were not fully or partially vested: Robin A. Abrams, 19,269 options; Scott A. Billeadeau, 19,066 options; Malcolm Frank, 4,208 options; Sheila B. Jordan, 4,208 options; James J. McGonigle, 19,066 options; Laurie Siegel, 7,920 options; and Joseph R. Zimmel, 19,066 options.

(3)

Prior to the 2016 Annual Meeting held on December 20, 2016, the Board of Directors of FactSet accepted the resignation of Joseph E. Laird, Jr., Director, and his related responsibilities as a member of the Compensation and Talent Committee. Mr. Laird’s resignation was effective December 20, 2016, the date of the Company’s 2016 Annual Meeting of Stockholders. The amounts presented here represent Mr. Laird’s compensation through his date of resignation.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for the nomination of directors and making recommendations to the Board regarding prospective nominees. The Nominating and Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints, personal background and diversity of skills in finance, technology, marketing, international business and other areas that are expected to contribute to an effective Board. In evaluating potential candidates for the Board, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board at that time. The description of each nominee set forth in the “Business Experience and Qualification of Board Members” section includes the primary individual experience, qualifications, attributes and skills of each of the Company’s directors that led to the conclusion that each director should serve as a member of the Board at this time. Nominees for the Board should be committed to enhancing long-term shareholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board is composed of a diverse group of leaders. The Board encourages selection of directors who will contribute to FactSet’s overall corporate goals: responsibility to its stockholders, technology leadership, effective execution, high client satisfaction and superior employee working environment.

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders in written communications to FactSet’s Secretary prior to August 1 for the ensuing election. Any such communication must follow the guidelines set forth in the FactSet Research Systems Inc. Director Nominee Selection Policy, a copy of which may be found on the Company’s website at http://investor.factset.com on the Corporate Governance page of the Investor section. The policy lists selection criteria including integrity, professionalism and sound business judgment. The Nominating and Corporate Governance Committee will consider any nominee recommended by a stockholder in accordance with its policy under the same criteria as any other potential nominee.

The Nominating and Corporate Governance Committee will select nominees for directors pursuant to the following process:

■	Identification of director candidates based upon suggestions from directors and senior management, recommendations by stockholders and potentially a director search firm.
■

Review of each candidate’s qualifications by the Nominating and Corporate Governance Committee to determine which candidates best meet the Board’s required and desired criteria. The review of the nominee’s qualifications includes capabilities, availability to serve, conflicts of interest and other relevant factors. The Committee shall search for individuals as nominees with the highest personal and professional integrity, who shall have demonstrated strong ability and judgment and who shall be effective in serving the long-term interest of stockholders.

■	Interviews of an interested candidate by the Chair of the Nominating and Corporate Governance Committee, at least one other committee member and the CEO.
■	Report to the Board by the Nominating and Corporate Governance Committee on the selection process.
■	Recommendation by the Nominating and Corporate Governance Committee of a nominee to the Board.
■	Formal nomination of the candidate by the Board for inclusion in the slate of directors for the Meeting or appointment by the Board to fill a vacancy between stockholder meetings.

For candidates proposed to it, the Nominating and Corporate Governance Committee requires: (i) the candidate’s full name, address, email and phone number; (ii) a verbal statement by the candidate that he or she wishes to be nominated and is willing and able to serve as a director; (iii) a verbal statement of the good faith belief by the proposing stockholder that the candidate meets the Company’s criteria, and (iv) such other written documentation as the Committee may request to permit a determination by the Board as to whether such candidate meets the required and desired director selection criteria set forth in the FactSet By-laws, Corporate Governance Guidelines and the FactSet Research Systems Inc. Director Nominee Selection Policy.

Proposal 1: Election of Directors

Stockholders will elect three directors at the Meeting. If elected, the directors will hold office for a term not exceeding three years or until a successor is elected and qualified. Your proxy will be voted in favor of those persons to serve as directors, unless you indicate to the contrary on the proxy.

Management expects that the nominees will be available for election. However, if a nominee is not a candidate when the election occurs, your proxy will be voted to elect another nominee to be designated by the Nominating and Corporate Governance Committee of the Board to fill any vacancy. Business experience and qualifications on these nominees and the other members of the Board is presented in this Proxy Statement under the caption “Business Experience and Qualifications of Board Members.”

Vote Required: The three nominees for election as directors of the Company who receive a majority number of “FOR” votes cast at the meeting (either in person or by proxy) will be elected as directors.

FactSet’s Board recommends that Robin A. Abrams, Malcolm Frank, and Laurie Siegel each be elected to serve a three-year term expiring in concurrence with the Annual Meeting of Stockholders for 2020.

AUDIT COMMITTEE REPORT

The Board has charged the Audit Committee with a number of responsibilities, including review of the adequacy of FactSet’s financial reporting, accounting systems and controls. The Board has reviewed independence for audit committee members as defined in both the NYSE and NASDAQ and has determined that each member of the Audit Committee met each listing’s standard. The Audit Committee has a direct line of communication with FactSet’s independent public accountants.

The responsibilities of the Audit Committee are set forth in its Charter, which is available on the Company’s website at http://investor.factset.com. In fulfilling its responsibility, the Audit Committee discusses with the Company’s independent public auditors the overall scope and specific plans for their audit. The Audit Committee has reviewed FactSet’s audited consolidated financial statements for fiscal 2017 with management and with Ernst & Young LLP. Such review included discussions concerning the quality of accounting principles as applied and significant judgments affecting FactSet’s consolidated financial statements. In addition, the Audit Committee has discussed with Ernst & Young LLP matters such as the quality and acceptability of FactSet’s accounting principles applied in its financial reporting, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). Lastly, the Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP concerning such auditors’ independence from FactSet and has discussed with Ernst & Young LLP its independence, as required by the PCAOB.

In reliance on the reviews and discussions conducted with management and the independent public auditors, the Audit Committee has recommended to the Board and the Board has approved the inclusion of the audited consolidated financial statements for fiscal year ended August 31, 2017, in FactSet’s Fiscal 2017 Annual Report on Form 10-K, for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Scott A. Billeadeau, Chair

Robin A. Abrams

Sheila B. Jordan

Joseph R. Zimmel

Proposal 2: Ratification of Independent Registered Public Accounting Firm

Beginning with the audit of FactSet’s 2014 fiscal year, Ernst & Young LLP has served as FactSet’s independent registered public accounting firm. Their initial appointment was ratified by stockholders at the 2013 Annual Meeting. The Audit Committee has again appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018. A representative from Ernst & Young LLP will attend the Meeting to respond to appropriate questions and make a statement should they desire to do so.

Independent Registered Public Accounting Firm’s Fees and Services

The following table shows the total fees billed or accrued for professional services provided to FactSet by Ernst & Young LLP, for fiscal years ended 2017 and 2016.

	Fiscal 2017	Fiscal 2016

Audit fees (1)	$799,700	$618,500
Audit-related fees (2)	25,000	165,041
Tax fees (3)	60,000	—
All other fees (4)	1,853	95,402
Total	$886,553	$878,943

(1)

Represents fees for professional services rendered for the integrated audit of FactSet’s annual consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and for services that are normally provided by in connection with statutory and regulatory filings or engagements.

(2)

Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of FactSet’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees were for services related to tax consulting and planning services.

(4)	All other fees represent fees for professional services other than the services reported above, including permissible consulting services and subscriptions to accounting research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP during fiscal 2017 and 2016, respectively, was compatible with maintaining the independence of each firm. During fiscal 2017 and 2016, all professional services provided by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with this policy.

Audit Partner and Audit Firm Rotation

The Audit Committee’s policy is that the audit engagement partner should rotate off the Company’s account no less frequently than every five years. With respect to audit firm rotation, the Audit Committee believes that it is inappropriate to establish a fixed limit on the tenure of the independent auditor. Continuity and the resulting in-depth knowledge of the Company strengthen the audit. Moreover, the mandatory partner rotation policy expressed above, normal turnover of audit personnel, the Audit Committee’s policy regarding the hiring of auditor personnel and the Audit Committee’s practices restricting non-audit engagements of the independent auditor, all mitigates against any loss of objectivity that theoretically could arise from a long-term relationship. As provided in the Audit Committee’s Charter and as further described below, the Audit Committee regularly evaluates its independent registered public accounting firm. The Audit Committee will periodically consider alternatives to ensure that the Audit Committee and the Company’s stockholders are receiving the best audit services available.

Auditor Independence

As noted in the Audit Committee Charter and in the Audit Committee Report, the independent auditor reports directly to the Audit Committee and the Audit Committee is charged with evaluating its independence.

FactSet’s Board recommends that you vote to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018.

EXECUTIVE OFFICERS

The following are the Company’s executive officers at August 31, 2017:

Name of Officer	Age	Office Held with the Company	Officer Since

F. Philip Snow	53	Chief Executive Officer	2014
Mark J. Hale	44	Executive Vice President, Chief Operating Officer	2015
John W. Wiseman	49	Executive Vice President, Global Head of Sales and Client Solutions	2017
Maurizio Nicolelli	49	Senior Vice President, Chief Financial Officer	2009
Edward Baker-Greene	54	Senior Vice President, Chief Human Resources Officer	2015
Rachel R. Stern	52	Senior Vice President, Strategic Resources and General Counsel	2009

F. Philip Snow’s business experience is listed in the section titled “Corporate Governance” on page 10.

Mark J. Hale – Executive Vice President, Chief Operating Officer. Mr. Hale joined the Company in 1995 as a software engineer. During his tenure at FactSet, Mr. Hale has held several positions of increasing responsibility including Head of Software Engineering, and most recently, Senior Vice President, Director of Content Operations. Mr. Hale received a B.S. in Electrical and Computer Engineering from Carnegie Mellon University.

John W. Wiseman - Executive Vice President, Global Head of Sales and Client Solutions. Mr. Wiseman joined FactSet in 2004 as Vice President in the sales department. During his tenure at FactSet, Mr. Wiseman held several positions of responsibility including Senior Vice President, Global Head of Strategic Partnerships & Alliances and was named Executive Vice President, Global Head of Sales and Client Solutions in fiscal 2017. Prior to his experience with FactSet, Mr. Wiseman was a Senior Managing Director at Bear Stearns & Co. Inc. Mr. Wiseman received a B.A. in Political Science and Management Science from Duke University and a Master’s of Business Administration from the University of Edinburgh.

Maurizio Nicolelli – Senior Vice President, Chief Financial Officer. Mr. Nicolelli joined the Company in 1996 as the Senior Accountant and held the position of Chief Accountant from 1999 to 2001. From 2002 to 2009, he served as Vice President and Comptroller of the Company. From October 2009 to 2013, he occupied the position of Senior Vice President, Principal Financial Officer and was named Chief Financial Officer in fiscal 2014. Prior to joining FactSet, he was employed at PricewaterhouseCoopers LLP. He holds a B.S. in Political Science from Syracuse University and an M.B.A. in Accounting from St. John's University. Mr. Nicolelli is a CPA licensed in the state of New York.

Edward Baker-Greene – Senior Vice President, Chief Human Resources Officer. Mr. Baker-Greene joined FactSet in June 2015 from Voya Financial, formerly ING, U.S., where he was Head of Human Resources for Retirement Solutions, Operations, and Information Technology. Previously, Mr. Baker-Greene worked at Fidelity Investments for 13 years. At Fidelity, he was a part of the Personal and Workplace Investing division, where he held roles in business and human resources capacities, including Senior Vice President/Managing Director, Relationship Management. Mr. Baker-Greene began his professional career as a lawyer focusing on employment law, recruiting, talent management and human capital management. Mr. Baker-Greene received a B.A. from Tufts University and a J.D. from the University of Virginia School of Law.

Rachel R. Stern – Senior Vice President, Strategic Resources and General Counsel. Ms. Stern joined FactSet in 2001 as General Counsel. In addition to the Legal Department at FactSet, she is responsible for Facilities and Real Estate Planning; and Third-Party Content and Strategic Partnerships. Ms. Stern is admitted to practice in New York, and Washington D.C., and as House Counsel in Connecticut. Ms. Stern received a B.A. from Yale University, an M.A. from the University of London and a J.D. from the University of Pennsylvania Law School.

Compensation Discussion & Analysis

This Compensation Discussion and Analysis (“CD&A”) section describes the general objectives, principles and philosophy of the Company’s executive compensation program, focused primarily on the compensation of the NEOs and the Company’s Chairman during fiscal 2017 whom are listed as follows:

■	Philip Snow - Chief Executive Officer

■	Mark J. Hale - Executive Vice President, Chief Operating Officer

■	John W. Wiseman – Executive Vice President, Global Head of Sales and Client Solutions

■	Maurizio Nicolelli – Senior Vice President, Chief Financial Officer

■	Edward Baker-Greene – Senior Vice President, Chief Human Resources Officer

■	Philip A. Hadley – Chairman of the Board of Directors

■	Scott G. Miller – Former Executive Vice President, Global Director of Sales

On April 7, 2017, FactSet announced Scott G. Miller’s separation from the Company and his position as named executive officer Executive Vice President, Global Director of Sales.  Mr. Miller's departure from the Company was effective on April 21, 2017.

Compensation Philosophy

The compensation programs are designed to attract, motivate and retain employees who can successfully execute the strategy, create new product offerings, grow FactSet’s client base and take care of its clients. FactSet’s executive compensation is structured to encourage decisions and behaviors that align with the long-term interests of the Company’s stockholders. The Compensation and Talent Committee of the Board oversees the Company’s executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to the Company’s CEO, NEOs and the CEO’s direct reports. The Compensation and Talent Committee operates under a written charter adopted by the Board and is comprised entirely of independent, non-employee directors.

The Compensation and Talent Committee has designed the executive compensation policies for the Company’s NEOs to meet the following goals and principles:

■	Linkage between the Company performance and executive compensation.

■	Pay not only based on current operating results, but also rewards for progress towards future growth.

■	Total compensation packages for different roles that balance external market pay with an internal framework.

■	Reflect qualitative factors beyond the quantitative financial metrics as key considerations in the determination of individual executive compensation payments.

■	Attract and retain talented personnel by considering compensation offered for similar positions by other companies in the technology and financial information industries.

Linkage between Company performance and executive compensation.

In making compensation decisions, the Compensation and Talent Committee sought to reinforce the linkage between the Company performance and executive compensation. The Compensation and Talent Committee has designed the executive compensation program to motivate, retain, engage and appropriately reward the Company’s executive officers. Individual compensation levels for the NEOs are based on the collective company operating performance, including annual subscription value (“ASV”) and earnings per share (“EPS”) growth, and individual performance toward executing FactSet’s strategy, accelerating growth, and contributing to company-wide results. By encouraging NEOs to strive for outstanding individual and team performances, they are expected in turn to drive the positive performance of the Company as a whole.

Pay not only based on current operating results, but also rewards for progress towards future growth.

A substantial portion of an executive officer’s compensation is subject to achieving both short-term and long-term performance objectives that enhance stockholder value. Cash compensation rewards annual (short-term) performance, while equity-based compensation promotes an ownership mindset (long-term). Equity-based compensation, specifically stock options, represents a significant portion of total compensation. With stock options, executives only benefit if the Company’s stock price appreciates from the date of grant of the award. The Compensation and Talent Committee has also viewed options as a method, not only of encouraging the NEOs to drive Company performance in the long-term, but also of encouraging the retention of officers. While there are currently no minimum share ownership requirements for any NEO, NEOs’ interests as stockholders and option holders have been aligned in the past with those of stockholders due in part to the large share ownership such officers have an opportunity to build or have maintained. The allocation between annual cash compensation and long-term equity compensation is based primarily on an evaluation of an executive’s overall role and contributions to the Company, taking into account competitive practices.

Total compensation packages for different roles that balance external market pay with an internal framework.

Total compensation packages are established by balancing external market pay with an internal framework considering each employee's contribution to FactSet. The Compensation and Talent Committee determines compensation and stock-based incentive awards for the NEOs at the same time as it approves pools for the Company as a whole. For NEOs, compensation includes cash elements, which are targeted to be in line with the market, and equity opportunities that can be worth substantially more as the Company grows and achieves targets in line with strategic plans.

Define qualitative factors beyond the quantitative financial metrics.

The Compensation and Talent Committee reviews the individual goals of each NEO at the end of each fiscal year to determine the executive’s performance relative to stated objectives, which include well-defined qualitative factors in addition to quantitative metrics such as ASV and EPS growth. These include governance objectives, visibility and engagement in global offices, and exposure to employees, key clients, investors and analysts. The NEO’s achievement of certain goal levels will guide or influence, with the application of some discretion by the Compensation and Talent Committee, that executive’s bonus and equity award for the fiscal year just completed as well as salary levels for the coming fiscal year.

Attract and retain talented personnel.

The Company operates in several highly competitive labor markets and must ensure that total compensation compares well with that offered by competitors in those markets. The Compensation and Talent Committee has designed executive compensation bearing in mind the compensation offered by other companies in the technology and financial information industry, to the extent such information is publicly available.

Elements of Compensation

FactSet’s executive compensation program works to embed the goals and principles explained above across the various elements of compensation. The three major elements of FactSet’s executive officer compensation in fiscal 2017 continued to be:

■	Base salary;

■	Variable cash incentive awards (annual bonus); and

■	Long-term, equity-based incentive awards.

Base Salary

Base salaries are intended to be sufficiently competitive to attract and retain key employees. The Compensation and Talent Committee reviews salaries on an annual basis and makes periodic adjustments to base salary based on individual performance and contributions, market trends, competitive position and FactSet’s financial situation. The Compensation and Talent Committee did not use a formula to review base salaries, and no one factor was weighted more heavily than another. The goal is to ensure that total cash compensation packages (including base salaries and annual bonuses of the NEOs) generally remain competitive with the 50th percentile when compared to peer group companies.

Annual Bonus

The Compensation and Talent Committee has designed an annual cash incentive program to stimulate and support a high-performance environment by tying such incentive compensation to the attainment of qualitative and quantitative goals and by recognizing superior performance. Each NEO had objectives that were established at the beginning of the year (or at the date of beginning the current role) and reviewed with the NEO. Annual Company-level performance goals serve both to motivate executives as well as to increase stockholder returns by focusing executive performance on the attainment of those goals identified as having a positive impact on the Company’s short and long-term business results. In the normal course of business, the Committee determines the bonuses for the NEOs based on their operational and financial performance. The bonus amounts are not determined by a predefined formula. Rather, they are judgment-based, and based upon achievement of individual goals, overall company performance for the fiscal year and a review of performance and compensation at peer companies. For each NEO, management prepares for the Compensation and Talent Committee a recommendation for compensation change. The recommendations are then reviewed and discussed by the Compensation and Talent Committee.

Long-term, Equity-based Incentive Awards

A significant portion of total compensation to each NEO is long-term incentive compensation, which includes equity-based incentive awards. The Compensation and Talent Committee determines the size of the long-term, equity-based incentives according to each NEO’s position within FactSet, competitive benchmarking, performance and contributions to the Company. FactSet’s philosophy is built on the principles that equity compensation should seek to align employees’ actions with stockholder interests; attract, retain, and motivate highly qualified executives; and balance the focus on short and longer-term performance objectives. The Compensation and Talent Committee believes that it has been successful in achieving this alignment through the use of equity-based compensation, which includes the use of options and restricted stock awards. The Compensation and Talent Committee takes into account each NEO’s performance history, his or her potential for future advancement, the CEO’s recommendations for awards (other than his own) and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors varies among individuals at the Compensation and Talent Committee’s discretion. The equity-based plan awards are typically granted subsequent to the end of each fiscal year in order to be synchronized with the year-end performance review process and the timing of the annual bonus payments.

Post-Termination Compensation

FactSet does not standardly provide any post-employment benefits to its NEOs or any employees.

Tax Considerations

In establishing individual executives’ compensation levels, the Company does not explicitly consider accounting and tax issues. The Company’s tax deduction for compensation paid to each of the NEOs who are subject to the compensation limits of Section 162(m) of the Internal Revenue Code is capped at $1 million. Section 162(m) provides an exemption from the $1 million cap for compensation qualifying as “performance-based.” The intension is for FactSet’s annual bonus and long-term incentive award programs for NEOs to qualify for that exemption. For the fiscal years presented in this Proxy Statement, FactSet believes the stock-based awards granted under the Company’s stock option and award plan meet the requirement of Section 162(m). As of August 31, 2017, the Company’s annual bonus plan does not meet the requirements because it is not stockholder approved. The Compensation and Talent Committee reserves the right to provide compensation that does not qualify under Section 162(m).

Forfeiture of Prior Compensation

On October 24, 2017, the Board adopted an Incentive Compensation Clawback Policy applicable, at the Board’s discretion, to the Company’s Section 16 filers in the event of material restatement of the Company’s financial statements due to willful misconduct. During the 2017 fiscal year, other than a provision in its existing FactSet Research Systems Inc Stock Option and Award Plan, as Amended and Restated allowing for clawback rights in accordance with listing requirements and award agreements, the Company did not have any additional clawback or reimbursement provisions in effect related to any bonus, incentive payment or other compensation received by an officer in the event of a restatement, evidence of fraud or other misconduct.

Additionally, the existing FactSet Research Systems Inc Stock Option and Award Plan, as Amended and Restated, authorizes the Board to recover, or “clawback,” equity compensation from an NEO based on their engagement in any competitive activities or acts of solicitation during their period of employment and for two years thereafter, including:

■

Own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm or corporation which is similar to or competes with a principal business of FactSet or its subsidiaries (Competitive Activity) or

■

For themselves or any person or business entity, induce or attempt to induce any employee of FactSet or its subsidiaries to terminate employment with the Company or its subsidiaries or solicit, entice, take away or employ any person employed by the Company or its subsidiaries (Solicitation).

For these purposes, the officer’s ownership of securities of a public company not in excess of one percent of any class of such securities shall not be considered to be competition with the Company or its subsidiaries. If the officer engages in a competitive activity or solicitation, as determined by the Board in good faith, all options then held by the officer shall expire as of the date that the officer first engaged in such activity and the Company shall have the right to acquire any shares of stock then owned by the officer as the result of the exercise of an award at a price equal to the lesser of the fair market value of such shares or the aggregate exercise price paid therefore by the officer. The Company shall also have the right to require the officer to return to the Company any other gain (whether or not realized) the officer had on the exercise of any awards granted.

Process of Determining Annual Executive Compensation

The Compensation and Talent Committee reviews and makes decisions about executive policies and plans, including the amount of base salary, annual bonus and long term incentive awarded to the NEOs. To achieve the objectives and principles of its executive compensation program, the Compensation and Talent Committee considered individual quantitative and qualitative performance results, overall Company performance and the overall cost of its compensation program to the Company. The CEO and other executives may assist the Compensation and Talent Committee from time to time in its evaluation of compensation elements or program design or by providing historical information, year-over-year comparisons and clarifications regarding job duties and performance. For fiscal 2017 and preceding years, the Compensation and Talent Committee did not utilize the services of a compensation consultant.

The Compensation and Talent Committee did not consider any forms of compensation other than salary, bonus and equity awards. FactSet has not entered into any employment agreements with any of its NEOs and as such, FactSet is not bound by any contractual salary, incentive grants or other compensation requirements for the NEOs. Perquisites have historically constituted 5% or less of each NEO’s total compensation and represent the dollar value of matching contributions to the FactSet 401(k) Plan made by FactSet on behalf of each NEO, use of Company automobiles and medical and dental benefits paid by the Company on behalf of the NEO.

In fiscal 2017, the Compensation and Talent Committee worked with management in the compensation review process as follows:

Performance Evaluation - The CEO’s performance is reviewed by the Compensation and Talent Committee with input from the other non-employee members of the Board. The CEO annually reviews the performance of each other executive officer who reports to him, including the NEOs listed in the Summary Compensation Table. The Compensation and Talent Committee and Mr. Snow identified appropriate performance measures and recommended performance objectives that were used in determining annual and long-term awards. More specifically, the Compensation and Talent Committee reviewed materials outlining the individual performance of each NEO with respect to their goals and objectives for the past year, both qualitative and quantitative, measured against financial goals for the Company’s performance as well as quantitative performance in the individual executive’s functional area. Management also provided the Compensation and Talent Committee with materials regarding the overall financial performance of the Company as well as operational and strategic accomplishments during the past fiscal year.

Compiled Benchmark Data - Management prepared benchmarking and competitive data with respect to historical compensation and its defined peer group. The Compensation and Talent Committee utilized this information in connection with establishing NEO compensation plans and parameters at its meetings.

Compensation Approvals - The Compensation and Talent Committee reviewed materials detailing the historical salary, bonus, total cash, equity awards and total compensation levels of the NEOs and other members of the Company’s Executive Committee. The conclusions reached and recommendations made based on the performance reviews, including with respect to salary adjustments and annual bonus and long-term incentive award amounts are presented to the Compensation and Talent Committee for approval.

The Compensation and Talent Committee members then made their determinations as to the annual bonus and equity awards for the just completed fiscal year and base salary for the upcoming year for each NEO. Management did not participate in this deliberation and the CEO was not present for discussions regarding his own compensation. At the same meeting, the Compensation and Talent Committee approved the total bonus and equity award pools for the Company’s operational areas as a whole, so that compensation to the NEOs was made in the larger context of compensation for all the Company’s employees.

Use of Performance Targets to Derive Compensation - In fiscal 2017, corporate financial goals related to ASV growth and EPS targets were agreed with management and approved by the full Board. In addition, individual objectives were established for each executive officer relating to strategic growth through new product innovation, acquisition integration, people-related leadership and other business priorities. At the end of the fiscal year, the CEO used his judgment to evaluate the performance of the other NEOs against their personal objectives, taking into account performance for the just-completed fiscal year versus predefined commitments for the fiscal year; unforeseen financial, operational and strategic issues of the Company; and any other information deemed relevant by the CEO. Although no specific levels of compensation were tied to the achievement of these growth targets and goals, the Compensation and Talent Committee took such performance into account in determining the dollar amount of bonuses and equity awards to recommend for each NEO. No other specific items of corporate performance were taken into account in making the compensation decisions.

2017 Performance

Goals and Objectives

The Compensation and Talent Committee agreed on the NEOs’ performance and related compensation through conversation and discussion. In conjunction with its review of the performance of the Company as a whole, the Compensation and Talent Committee determined the actual size of bonus payments and equity-based grants awarded to each of the NEOs based on the Compensation and Talent Committee’s subjective view of the executives’ achievement of qualitative goals set out in materials provided to the Compensation and Talent Committee by management. The fiscal 2017 goals of each NEO were as follows:

■

Mr. Snow’s goals included: Financial targets including ASV and EPS growth. Progressing strategic plans, including implementation of Strategic Business Units (“SBU”), expanding the product platform both organically and through acquisitions, and driving new organizational design execution and recruiting for key leadership roles. Continued exposure to employees, key clients, investors and analysts.

■

Mr. Hale’s goals included: Execute on 2017 operating plan including delivering key product and infrastructure initiatives. Drive efficiency across the businesses, including continuing to add capabilities in low cost locations. Improve Enterprise Risk Management processes and show quantifiable improvements.

■

Mr. Wiseman’s goals were updated upon transition into his new role at the start of the 3rd quarter, and included: drive significant ASV growth; restructure sales to better align with the regional structure; develop and implement more accurate ways to track sales efficiency; and execute on strategic initiatives to further penetrate Company’s largest accounts.

■	Mr. Nicolelli’s goals included: maintain margins and grow EPS; improve budgeting and tracking process for expenses; and develop metrics for each product area.

■

Mr. Baker-Greene’s goals included: define and expand total rewards programs; partner with CEO on new organizational design and the formation of the SBUs; and support the integration of newly acquired employees.

 Factors Considered in Determining NEO Compensation

■	ASV was $1.32 billion, up 5.7% organically.
■	Revenues were $1.221 billion.
■	Diluted EPS for fiscal 2017 was $6.51.
■	FactSet added 539 net new clients, increasing the number of clients by 12.8% over the prior year. In terms of users, 4,910 net new users were added during fiscal 2017.
■	FactSet returned $341.9 million to stockholders in the form of share repurchases and dividends.
■

FactSet continued to diversify its suite of products through strategic acquisitions and product investments including Vermilion Holdings Limited (“Vermilion”) in the first quarter of fiscal 2017, along with both BI-SAM Technologies (“BISAM”) and Interactive Data Managed Solutions, renamed FactSet Digital Solutions Group (“FDSG”), in the third quarter of fiscal 2017.

■

FactSet was selected as the “Best Market Data Provider” for the first time and “Best Data Analytics Provider” for the second consecutive year at the Inside Market Data and Inside Reference Data Awards.

■	FactSet was recognized as the “Best Performance Measurement System Provider” by Waters Rankings.
■	FactSet was awarded the “Best Client Services Solution” at the FTF News Technology Innovation Awards.
■	FactSet was honored with the “Best Data Provider to Wealth Managers” by WealthBriefing European Awards.
■

FactSet was recognized as the “Best Data Provider – Fixed Income and Credit” in the Fund Technology and Wall Street Letter Awards and “Best Risk Management Technology Provider” by MENA FM Fund Services Awards.

■	FactSet was recognized as a Great Place to Work® as one of the U.K.’s Best Workplaces™ in the Medium category for the ninth time, ranking at 40.

The Compensation and Talent Committee considered all compensation to each NEO at the same time it determined the Company’s annual bonus and equity incentive awards pools. No NEO participated in any Compensation and Talent Committee discussions of that executive’s own compensation. Based on the above, the Compensation and Talent Committee reached the following decisions in regards to the compensation of each NEO:

Base Salary

Mr. Miller separated from the Company during fiscal year 2017. Mr. Wiseman was promoted to his new role during fiscal 2017. As a result, the Compensation and Talent Committee recommended that his salary be increased to $300,000 up from $238,000 effective May 8, 2017. Mr. Wiseman had also received a $13,000 increase on October 1, 2016, prior to becoming an NEO. In October 2016, the Compensation and Talent Committee recommended that Mr. Snow’s fiscal 2017 base salary be increased to $400,000 from $350,000 based on his performance relative to his fiscal 2016 goals, as well as ensuring his base salary remains competitive with industry peers. The Compensation and Talent Committee also recommended an increase to the annual base salary for Messrs. Baker-Greene and Nicolelli of $25,000 each.

Annual Bonus

Fiscal 2017 annual bonus decisions emphasized rewarding performance as FactSet realized growth across all key metrics in the past 12 months, which included organic ASV growth of 5.7%, the addition of 539 net new clients, 4,910 new users, the successful acquisition and integration of Vermilion Holdings Limited (acquired in November 2017), BI-SAM Technologies (acquired in March 2017), and Interactive Data Managed Solutions (acquired in March 2017). The Company also achieved a significant reorganization through the creation of five SBUs. Due to the financial and operational growth of FactSet during fiscal 2017, the Compensation and Talent Committee awarded the NEOs the following annual bonus amounts:

Name	Bonus Amount ($)
F. Philip Snow	$850,000
Mark J. Hale	$425,000
John W. Wiseman	$475,000
Maurizio Nicolelli	$500,000
Edward Baker-Greene	$325,000

Stock Option Awards

The NEOs received annual equity awards that are comprised of 100% service-based stock options. These grants vest 20% on the anniversary date of the grant over a five-year period. The Compensation and Talent Committee believed this was the most effective way to promote equity ownership by the executives, reward them for solid operating performance and retain them. Stock options have been intended to align incentives with long-term stock performance and the interests of stockholders and act as a motivational and retention tool. All NEOs received an annual grant in November 2016. Mr. Wiseman, at the time of his promotion to the role of Executive Vice President, Global Head of Sales and Client Solutions, in July 2017, received a service-based stock option grant of 18,033 stock option awards with a value of $750,000 to vest 20% on the anniversary date of the grant over a five-year period.

Compensation of the Chairman of the Board of Directors

Mr. Hadley remains an employee of the Company, serving in a senior advisory role to management mostly focused on the fundamentals offerings in content. Mr. Hadley’s base salary is reviewed annually by the Compensation and Talent Committee and is adjusted after an analysis and evaluation of the Company’s performance as compared to annual financial goals and operating objectives and other annual goals, such as the continued growth and advancement of the Company and the development of growth strategies for future years. The Compensation and Talent Committee generally determines the annual bonus of and the number of stock options to be granted to the Chairman in a manner consistent with the factors discussed above for other executive officers.

For fiscal 2017, Mr. Hadley received a salary of $300,000, consistent with his salary as of July 1, 2016, when he stepped down from his role as CEO of FactSet. In addition to his regular salary, the Compensation and Talent Committee awarded Mr. Hadley an incentive bonus of $100,000 for 2017. Mr. Hadley’s bonus was based upon such factors as the financial performance of the Company, successful transition of leadership responsibilities to the new CEO and the development and advisement of the Company’s executive management team. Mr. Hadley was not granted any additional stock option or restricted stock grants in fiscal 2017.

Peer Group Executive Compensation Review

The Compensation and Talent Committee is provided executive compensation data of similarly situated NEOs at companies determined to be comparable by the Compensation and Talent Committee. The peer group consists of The Advisory Board Company, CoStar Group, Inc., CEB Inc., IHS Markit Ltd, Morningstar, Inc., MSCI Inc., Solera Holdings Inc., SS&C Technologies, T. Rowe Price and Verint Systems Inc.

In addition to the identified peer group, the compensation provided to NEOs at the following companies was reviewed by the Compensation and Talent Committee: Federated Investors, Janus Capital Group, Inc., NASDAQ OMX, Verisk Analytics and Waddell & Reed Financial, Inc. The materials presented to the Compensation and Talent Committee detailed the company compensation by type, including salary, bonus and equity awards. The Compensation and Talent Committee believes that its total target compensation for NEOs is competitive. When considering peer compensation levels, the Compensation and Talent Committee focuses on total compensation comparisons, as FactSet has, and will continue to emphasize long-term equity more prominently than peer companies. The Committee believes that the Company’s pay mix is reflective of the goals of retaining top talent and aligning executives with shareholder returns.

COMPENSATION AND TALENT COMMITTEE REPORT

The Compensation and Talent Committee (the “Committee”) is responsible for administering FactSet’s executive compensation policies and practices. The Committee is comprised solely of independent directors and reports regularly to the Board. Independent directors are not eligible to participate in any of the plans or programs the Committee administers. In fiscal 2017, the Committee reviewed compensation, including equity-based awards, for each NEO and the CEO’s direct reports. The Committee reviews and approves the aggregate number of equity-based awards granted to all employees of FactSet. The Committee also reviews the compensation, including stock and option-based awards, for each member of senior management including those employees who report directly to the CEO. The Committee believes that the fiscal 2017 compensation of the NEOs was aligned with FactSet’s performance and returns to stockholders and provided a balanced mix between base pay and incentive compensation.

The Compensation and Talent Committee reviewed and discussed with management the “Compensation Discussion and Analysis” above and recommended to the Board that it be included in this Proxy Statement. The Compensation and Talent Committee has represented to management that, to the extent that the “Compensation Discussion and Analysis” purports to disclose the Compensation and Talent Committee’s deliberations and philosophy in making executive compensation decisions and policy, it is accurate and materially complete.

SUBMITTED BY THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS

Laurie Siegel, Chair

Malcolm Frank

James J. McGonigle

EXECUTIVE COMPENSATION

The tables below present compensation information for each NEO followed by a narrative discussion of compensation that each NEO could receive when their employment with the Company terminates under various circumstances or upon a change in control of the Company. The tables include footnotes and other narrative explanations important for your understanding of the compensation information in each table.

The first table below, the Summary Compensation Table, sets forth the compensation earned by the NEOs for services rendered in all capacities to FactSet for each respective fiscal year. The Company’s NEOs include FactSet’s Principal Executive Officer (“PEO”), Principal Financial Officer (“PFO”) and the three most highly compensated executive officers (other than the PEO and PFO) during fiscal 2017. Additionally, compensation of FactSet’s Chairman, Philip A. Hadley is included below.

Summary Compensation Table

The following table summarizes the compensation earned or awarded to each NEO for fiscal years 2017, 2016 and 2015.

						Stock		Option		All Other
		Salary		Bonus	(1)	Awards	(2)	Awards	(3)	Compensation	(4)	Total
Name and Principal Position	Year	($)		($)		($)		($)		($)		($)

F. Philip Snow	2017	$400,000		$850,000		$—		$1,300,000		$41,694		$2,591,694
Chief Executive Officer	2016	$350,000		$800,000		$—		$—		$49,576		$1,199,576
	2015	$295,000		$650,000		$—		$7,354,398		$48,521		$8,347,919
Mark J. Hale	2017	$300,000		$425,000		$—		$350,000		$31,928		$1,106,928
Executive Vice President,	2016	$300,000		$450,000		$—		$1,600,000		$29,491		$2,379,491
Chief Operating Officer	2015	$262,000	(6)	$500,000		$—		$380,015		$38,857		$1,180,872
John W. Wiseman(7)	2017	$256,000	(8)	$475,000		$—		$930,000		$34,273		$1,695,273
Executive Vice President, Global
Head of Sales and Client Solutions
Maurizio Nicolelli	2017	$300,000		$500,000		$—		$700,000		$36,271		$1,536,271
Senior Vice President,	2016	$275,000		$450,000		$—		$300,000		$47,241		$1,072,241
Chief Financial Officer	2015	$230,000		$325,000		$—		$250,016		$39,874		$844,890
Edward Baker-Greene(7)	2017	$300,000		$325,000		$—		$325,000		$53,307		$1,003,307
Senior Vice President,	2016	$275,000		$350,000		$—		$800,000		$53,802		$1,478,802
Chief Human Resources Officer
Philip A. Hadley(10)	2017	$300,000		$100,000		$—		$—		$49,689		$449,689
Chairman of the Board of Directors	2016	$300,000		$450,000		$—		$—		$57,013		$807,013
Former Chief Executive Officer	2015	$338,000		$1,200,000		$485,544		$—		$58,127		$2,081,671
Scott G. Miller(11)(12)	2017	$194,000		$—		$—		$400,000		$408,259		$1,002,259
Former Executive Vice President	2016	$275,000		$600,000		$—		$850,000		$45,618		$1,770,618
Global Director of Sales	2015	$169,000		$1,250,000		$—		$1,000,000		$28,917		$2,447,917

(1)

The Bonus column lists discretionary cash bonuses awarded for services rendered during the applicable fiscal year. Annual variable compensation payments are made within two months following the end of each fiscal year. See the detailed description of the Annual Bonus in the preceding CD&A under the sub-heading “Annual Bonus.”

(2)

The amounts set forth in the Stock Awards column represent the aggregate grant date fair value, computed in accordance with ASC Topic 718. The assumptions made for the valuation of the stock awards are disclosed in the Notes to the Consolidated Financial Statements included in the Company’s fiscal 2017 Annual Report on Form 10-K.

(3)

The amounts set forth in the Option Awards column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. The Company utilizes a lattice-binomial model to estimate the fair value of new stock options on the date of grant. The assumptions made for the valuation of option awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2017 Annual Report on Form 10-K. A stock option has value only if the Company’s stock price increases above the option exercise price (an “in-the-money” option). If an NEO exercises an in-the-money option, they would then realize an actual gain. Any gain actually realized for options exercised in 2017 is reported in the “Option Exercises and Stock Vested” table.

(4)

Amounts in the All Other Compensation column reflect the value of matching contributions to the FactSet 401(k) Plan made by FactSet on behalf of each NEO, use of Company automobiles, and medical and dental benefits paid by the Company on behalf of the NEO. FactSet matches up to 4% of employees’ bi-weekly earnings, capped at the IRS annual maximum. There were no other perquisites and other personal benefits for NEOs. Fiscal 2017 amounts for personal use of Company automobiles (related to depreciation and applicable taxes) were $5,870, $324, $1,166, $19,456, $25,829 and $11,130, for Messrs. Snow, Hale, Nicolelli, Baker-Greene, Hadley, and Miller, respectively.

(5)	Includes 120,000 options granted to Mr. Snow on July 1, 2015, in conjunction with his appointment to CEO.

(6)

In March 2015, in concurrence with his appointment to Executive Vice President, Chief Operating Officer, Mr. Hale’s salary was increased from $230,000 to $300,000. Salary amount is a weighted average for fiscal 2015.

(7)	For Messrs. Wiseman and Baker-Greene, compensation is shown only for the years that they were NEOs.

(8)

In May 2017, in concurrence with his appointment to Executive Vice President, Global Head of Sales and Client Solutions, Mr. Wiseman’s salary was increased from $238,000 to $300,000. Salary amount is a weighted average for fiscal 2017.

(9)	Includes 18,033 options granted to Mr. Wiseman on July 6, 2017, in conjunction with his appointment to Executive Vice President, Global Head of Sales and Client Solutions.

(10)

Mr. Hadley stepped down from his position as CEO, effective July 1, 2015, at which time he ceased to be an NEO. Mr. Hadley remains an employee of the Company, serving in a senior advisory role to management. Due to his role as Chairman, Mr. Hadley’s compensation and benefits are included in the Summary Compensation information. Mr. Hadley's salary was adjusted as of July 1, 2015 to reflect his new role and responsibilities.

(11)

On April 7, 2017, FactSet announced Scott G. Miller’s separation from the Company and his position as Executive Vice President, Global Director of Sales. Mr. Miller's departure from the Company was effective on April 21, 2017. Salary amount shown is pro rata for fiscal year 2017 based on his departure. Included in Mr. Miller’s All Other Compensation column is a $375,000 separation payment.

(12)

Upon joining FactSet in January 2015, Mr. Miller received an annual base salary of $275,000 and was guaranteed a performance bonus of at least $625,000 for fiscal 2015. Mr. Miller received a $625,000 performance bonus in cash when fiscal 2015 bonuses were paid during October 2015. In addition, Mr. Miller received a $625,000 signing bonus, which was paid in January 2015. Salary amount shown is pro rata for fiscal year 2015 based on his start date.

Grants of Plan-Based Awards

Non-Equity Incentive Compensation. The Company did not award non-equity incentive compensation during fiscal 2017 to any of its NEOs.

Stock Awards. For fiscal 2017, the Compensation and Talent Committee believes that, the most effective way to promote equity ownership for each NEO is to reward them for solid operating performance and the best way to retain them is to award service-based stock options as the vehicles for equity-based compensation. As a result, the Company granted service-based stock option awards to its NEOs during fiscal 2017 instead of restricted stock awards in order to achieve the desired benefits. It should be noted that, had restricted stock or restricted stock units been granted, and the vesting conditions applicable to such an award related exclusively to the passage of time and continued employment, the vesting period would have been a minimum of 36 months, except in the event of a change of control.

Option Awards. As previously noted in the foregoing CD&A, the Compensation and Talent Committee recommended the issuance of option awards during fiscal 2017. As such, in November 2016, the NEOs were granted service-based stock option awards under the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated.

Service-based stock option grant. Stock options have been intended to align incentives with long-term stock performance and the interests of stockholders and act as a motivation and retention tool. The service-based stock options granted on November 1, 2016, vest 20% on each anniversary date of the grant over a five-year period.

The following table provides information on all option awards granted during fiscal 2017 to each of FactSet’s NEOs. There can be no assurance that the grant date fair value, as listed in this table, of the option awards will ever be realized. The grant date fair value of these awards are included in the “Option Awards” column of the Summary Compensation Table.

Name	Grant Date (1)(2)		Threshold	Target(2)	Maximum	All Option Awards: Number of Securities Underlying Options	Exercise Price ($)	Grant Date Fair Value of Option Awards ($)(3)

F. Philip Snow	11/1/16		—	32,961	32,961	32,961	$152.28	$1,300,000
Mark J. Hale	11/1/16		—	8,874	8,874	8,874	$152.28	$350,000
John W. Wiseman	11/1/16		—	4,565	4,565	4,565	$152.28	$180,000
	7/6/17	(4)	—	18,033	18,033	18,033	$160.58	$750,000
Maurizio Nicolelli	11/1/16		—	17,748	17,748	17,748	$152.28	$700,000
Edward Baker-Greene	11/1/16		—	8,240	8,240	8,240	$152.28	$325,000
Scott G. Miller(5)	11/1/16		—	10,142	10,142	10,142	$152.28	$400,000

*     Each of the above-mentioned option awards are service-based and do not contain performance criteria.

(1)

On September 23, 2016, the Compensation and Talent Committee approved the total number of option awards to be allocated among all eligible employees and specifically approved the option awards to be granted to each NEO and all other senior members of management as part of the Company’s annual equity grant. At that time, the Compensation and Talent Committee designated November 1, 2016, as the actual grant date, at an option exercise price equal to 100% of the closing price of the Company’s common stock on the NYSE on that date.

(2)	Options granted on November 1, 2016, vest 20% on each anniversary date of the grant over a five-year period.

(3)

The amounts set forth in the Grant Date Fair Value of Option Awards column represent the aggregate grant date fair value computed in accordance with ASC Topic 718. The Company utilizes a lattice-binomial model to estimate the fair value of new stock options on the date of grant. The assumptions made for the valuation of option awards are disclosed in the Notes to Consolidated Financial Statements included in the Company’s fiscal 2017 Annual Report on Form 10-K. A stock option has value only if the Company’s stock price increases above the option exercise price (an “in-the-money” option). If an NEO exercises an in-the-money option, he would then realize an actual gain. Any gain actually realized for options exercised in fiscal 2017 is reported in the “Option Exercises and Stock Vested” table below.

(4)

Includes 18,033 options granted to Mr. Wiseman on July 6, 2017, in conjunction with his appointment to Executive Vice President, Global Head of Sales and Client Solutions. These options vest 20% on each anniversary date of the grant over a five-year period.

(5)

Upon Mr. Miller’s separation from FactSet, the Company accelerated the vesting of 2,029, or 20%, of these option awards. The remaining 8,113, or 80%, were forfeited upon Mr. Miller’s separation from the Company on April 21, 2017.

Outstanding Equity Awards (Restricted Stock) at Fiscal Year-end

The following table sets forth information regarding the number of shares and the value of unvested restricted stock awards held by the NEOs at August 31, 2017.

Name	Grant Date	Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested (2)

F. Philip Snow	11/1/13	783	$123,072
Mark J. Hale	11/1/13	1,370	$215,337
John W. Wiseman	11/1/13	392	$61,615
Maurizio Nicolelli	11/1/13	979	$153,879
Edward Baker-Greene	—	—	$—
Philip A. Hadley	11/1/13	2,153	$338,409
Scott G. Miller	—	—	$—

(1)	The stock awards granted on November 1, 2013 cliff vested 60% on November 1, 2016 and the remaining 40% will vest on November 1, 2018.

(2)

The market value of the restricted stock awards that have not vested is calculated by multiplying the number of shares that have not vested by the closing price of FactSet common stock on August 31, 2017, which was $157.18.

Outstanding Equity Awards (Stock Options) at Fiscal Year-end

The table below shows each NEOs outstanding option grants at August 31, 2017. For each outstanding option grant, the table shows the stock options that have vested (or that are “Exercisable”) and those not yet vested (or that are “Unexercisable”).

		Number of Options			Exercise
Name	Grant Date	Exercisable (1)		Unexercisable	Price	Expiration Date

F. Philip Snow	11/8/10	7,334		—	$88.40	11/8/17
	11/1/11	4,729		—	$94.84	11/1/21
	11/1/12	9,007	(2)	481	$92.22	11/1/22
	11/3/14	—	(3)	21,237	$131.31	11/3/24
	7/1/15	26,667	(4)	93,333	$164.90	7/1/25
	11/1/16	—	(6)	32,961	$152.28	11/1/26
Mark J. Hale	11/1/11	9,458		—	$94.84	11/1/21
	11/1/12	15,130	(2)	850	$92.22	11/1/22
	11/3/14	—	(3)	10,088	$131.31	11/3/24
	11/2/15	6,802	(6)	27,197	$175.20	11/2/25
	11/1/16	—	(6)	8,874	$152.28	11/1/26
John Wiseman	11/1/11	72		—	$94.84	11/1/21
	11/1/12	620	(2)	202	$92.22	11/1/22
	11/3/14	—	(3)	3,318	$131.31	11/3/24
	5/1/15	—	(5)	1,334	$159.14	5/1/25
	11/2/15	446	(6)	1,785	$175.20	11/2/25
	11/1/16	—	(6)	4,564	$152.28	11/1/26
	7/6/17	—	(6)	18,033	$160.58	7/6/27
Maurizio Nicolelli	11/1/11	5,675		—	$94.84	11/1/21
	11/1/12	9,928	(2)	559	$92.22	11/1/22
	11/3/14	—	(3)	6,637	$131.31	11/3/24
	11/2/15	1,275	(6)	5,100	$175.20	11/2/25
	11/1/16	—	(6)	17,748	$152.28	11/1/26
Edward Baker-Greene	6/1/15	—	(5)	4,854	$166.74	6/1/25
	11/2/15	3,400	(6)	13,600	$175.20	11/2/25
	11/2/17	—	(6)	8,240	$152.28	11/1/26
Philip A. Hadley	11/1/11	18,916		—	$94.84	11/1/21
	11/1/12	23,721	(2)	1,247	$92.22	11/1/22

(1)	Unless noted below, 20% of each option grant is exercisable one year after the grant date, with the remainder vesting at a rate of 1.67% per month.

(2)

Included in the options granted on November 1, 2012 are performance-based options. Based upon the achievement of certain ASV and EPS growth targets as of August 31, 2014, 20% of the performance-based options became eligible to vest. These performance-based options vested 40% on November 1, 2014 and then 1.67% per month thereafter. The remaining performance-based options that did not become eligible to vest (representing 80% of the original grant) were recorded as pre-vesting forfeitures as of August 31, 2014.

(3)	Options granted on November 3, 2014, cliff vest 60% after three years of service (on November 3, 2017) and the remaining 40% vest after five years (on November 3, 2019).

(4)	These options vest 11.11% upon each anniversary date of the grant and will be fully vested after nine years (on July 1, 2024).

(5)	These options cliff vest 60% on the third anniversary date of the award and the remaining 40% cliff vest after the fifth anniversary date of the award.

(6)	These options vest 20% each anniversary date of the award over a five-year period.

Mr. Miller, upon his separation from the Company and his named executive officer position as Executive Vice President, Global Director of Sales, effective April 21, 2017, had 53,279 stock options outstanding, all of which were unvested. In conjunction with his departure, the vesting of certain of these outstanding options was accelerated. In total, 17,074 of his outstanding grants were deemed exercisable on his effective date of departure, with the remaining 36,205 options forfeited. In accordance with the terms of the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated, Mr. Miller then had 90 days in which to exercise these options. Any options not exercised at the end of this period were forfeited.

Option Exercises and Stock Vested

The following table sets forth information regarding the number and value of stock options exercised and stock awards vested for each NEO during fiscal 2017. Exercised options and restricted stock are not required to be held for a specified period.

	Option Awards		Stock Awards

	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)

F. Philip Snow	6,250	$573,500	1,174	$178,777
Mark J. Hale	—	$—	2,054	$312,783
John W. Wiseman	—	$—	—	$—
Maurizio Nicolelli	20,429	$1,620,998	1,467	$233,395
Edward Baker-Greene	—	$—	—	$—
Philip A. Hadley	33,333	$3,050,636	7,138	$1,089,516
Scott G. Miller	17,074	$429,996	—	$—

(1)	Based upon the market price of the purchased shares on the exercise date less the option exercise price paid for such shares.

(2)	60% of the stock awards granted on November 1, 2013 to Messrs. Snow, Hale, Nicolelli and Hadley vested on November 1, 2016, with the remaining 40% to vest on November 1, 2018.

(3)	Value realized represents the closing value of the underlying stock on the vesting date.

Nonqualified Deferred Compensation

The Company does not have a Compensation Deferral Program, thus the nonqualified deferred compensation table has been omitted for fiscal 2017.

Pension Benefits

The Company does not have a Pension Program thus no pension retirement benefits were paid to executives in fiscal 2017.

Potential Payments upon Termination or Change in Control

At the end of fiscal 2017, the Company did not have employment agreements with any of the NEOs. The Company sponsors equity incentive compensation plans that provide the NEOs with additional compensation in connection with a termination of employment and/or change of control under the following circumstances.

Change in Control

Upon the occurrence of a Change in Control, (i) all option awards granted to a NEO which have not been exercised, which have not expired by their terms, or for which restrictions have not yet lapsed shall immediately be fully exercisable for the remainder of their respective terms and all restrictions shall lapse and conditions deemed satisfied, and (ii) the Compensation and Talent Committee may, in its sole discretion, determine that such option awards be immediately terminated, in which case the NEO will be paid an amount in cash (subject to any applicable withholding taxes) in respect of each option award equal to the difference between the fair market value of a share and the exercise price of such option award.

Death or Disability

Upon the NEO’s death, any unexercised option award to the extent exercisable on the date of the NEO’s death may be exercised in whole or in part, at any time within one year after the NEO’s death, by a beneficiary or an estate. If a NEO becomes disabled, any unexercised option award to the extent exercisable at the date of such termination of employment due to disability may be exercised in whole or in part, at any time within one year after the date of termination.

Termination without Cause

If the Company terminates the NEO for any reason other than cause, death or disability, then any unexercised option award, to the extent exercisable at the date of such termination of employment, may be exercised, in whole or in part, at any time within three months after such termination of employment; provided, however, that if the NEO dies within the three-month period following such termination of employment, the option award may be exercised by the deceased NEO’s personal representative or by the person to whom the option award is transferred by will or the applicable laws of descent and distribution within 180 days of the NEO’s death, but in no event beyond the scheduled expiration of the option award.

Termination with Cause

Upon termination with cause, all unexercised awards terminate immediately.

Employee Stock Purchase Plan

Upon termination of employment, all amounts in the participant’s account are paid to the participant.

Potential Payments upon Termination of Employment or a Change in Control Table

The information in the table below summarizes the compensation that would be paid under plans and contractual arrangements in effect as of August 31, 2017 to each of the NEOs in the event of termination of such executive’s employment with the Company and/or change of control of the Company as of that date. The amounts assume that the listed officer left FactSet effective August 31, 2017, and that the price per share of FactSet common stock on that date was $157.18. The amounts are based upon the difference between $157.18 and the exercise price of the unvested award held by the NEO at August 31, 2017.

Name of Officer	Death or Disability	Termination Without Cause	Termination With Cause	Change in Control(1)

F. Philip Snow	$-	$-	$-	$865,241
Mark J. Hale	$-	$-	$-	$575,012
John W. Wiseman	$-	$-	$-	$182,937
Maurizio Nicolelli	$-	$-	$-	$448,843
Edward Baker-Greene	$-	$-	$-	$40,376
Philip A. Hadley	$-	$-	$-	$419,401

(1)

The Change in Control payout is applicable to (a) all option awards granted to Company employees which have not been exercised, which have not expired by their terms, or for which restrictions have not yet lapsed shall immediately be fully exercisable and (b) all stock awards granted to Company employees which have not vested or for which restrictions have not yet lapsed shall immediately be fully vested.

Proposal 3: Advisory Vote on the Fiscal 2017 Compensation of the Company’s Named Executive Officers

As required by Section 14A of the Securities and Exchange Act of 1934, FactSet seeks an advisory, non-binding stockholder vote with respect to compensation awarded to its NEOs.

As previously discussed in the CD&A, FactSet designs its compensation programs to maintain a performance and achievement-oriented environment throughout the Company. FactSet’s executive compensation program is overseen by the Company’s Compensation and Talent Committee to encourage decisions and behaviors that align with the long-term interests of the Company’s stockholders. The Compensation and Talent Committee has designed the executive compensation policies for the Company’s NEOs to meet the following goals and principles:

■	Ensure executive compensation is aligned with FactSet’s corporate strategies and business objectives.

■

Balance an executive officer’s compensation between short-term and long-term performance objectives that enhance stockholder value by linking rewards to measurable corporate and individual performance.

■	Maintain executive compensation at levels commensurate with relative contributions of other members of senior management.

■	Reflect qualitative factors beyond the quantitative financial metrics as key considerations in the determination of individual executive compensation payments.

■	Attract and retain talented personnel by considering compensation offered for similar positions by other companies in the technology and financial information industries.

Required Vote

FactSet asks its stockholders to indicate their support for the compensation awarded to its NEOs as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on FactSet’s NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company asks its stockholders to vote “FOR” the following resolution at the meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related notes and narrative.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Talent Committee, or its Board. The Company’s Board and its Compensation and Talent Committee value the opinions of the stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

FactSet’s Board Recommends that you vote “FOR” the approval of Fiscal 2017 Compensation of the Named Executive Officers as Disclosed in the Proxy Statement.

Proposal 4: Approval of FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated

In 2004, FactSet’s Board adopted, and its stockholders approved, the FactSet Research Systems Inc. Stock Option and Award Plan. In 2010, FactSet’s Board adopted, and its stockholders approved, an amendment and restatement of the plan. On October 24, 2017, FactSet’s Board adopted a second amendment and restatement of the plan, renamed the Stock Option and Award Plan, as Amended and Restated (the “Long Term Incentive Plan” or “LTIP”), subject to and effective upon stockholder approval, in order to increase the number of shares reserved for issuance under the LTIP, incorporate several provisions that are favorable to FactSet’s stockholders, add performance measures, extend the term of the LTIP so that it will survive ten years from approval, and make certain other changes to update the LTIP.

As of the date of this Proxy Statement, the Board estimates that the LTIP has only enough shares reserved to provide for equity incentive grants through the fiscal year 2018. Since FactSet’s ability to grant equity incentive compensation to eligible individuals is an integral part of its compensation practices, the Board is requesting stockholder approval to add 5,750,000 shares of common stock to the LTIP’s share reserve so that FactSet may continue to grant awards after fiscal year 2018. At the same time, the Board made several changes to the terms of the LTIP that are favorable to stockholders.

Summary of the Proposal

FactSet operates in a challenging marketplace in which its success depends to a great extent on its ability to attract and retain employees of the highest caliber. One of the tools the Board regards as essential in addressing these human resource challenges is a competitive equity incentive program. FactSet’s employee equity incentive program provides a range of incentive tools and sufficient flexibility to permit the Compensation and Talent Committee to implement them in ways that will make the most effective use of the shares FactSet’s stockholders authorize for incentive purposes.

As of October 24, 2017, FactSet had approximately 800,000 shares remaining for future awards under the LTIP. On October 24, 2017, the Board adopted the Long Term Incentive Plan, subject to approval by stockholders at the Annual Meeting, which increases by 5,750,000 the aggregate maximum number of shares of common stock that may be issued under the LTIP, so that the new total share reserve for grants under the LTIP will be 17,250,000 shares of common stock.

The Compensation and Talent Committee believes that increasing the shares reserved for issuance under the LTIP is necessary for FactSet to continue to offer a competitive equity incentive program. Based upon recent equity award requirements, the Board believes that the additional shares will provide the Company with enough shares to continue to offer competitive equity compensation through fiscal year 2022. If the stockholders do not approve the proposed share increase, the Board believes the Company will not be able to continue to offer competitive equity packages to retain its current employees and hire new employees in the next 12 months and future years. This could significantly hamper FactSet’s plans for growth and adversely affect its ability to operate its business. In addition, if the Company was unable to grant competitive equity awards, it may be required to offer additional cash-based incentives in lieu of equity to compete for talent. This could have a significant effect upon the Company’s quarterly results of operations and balance sheet and not be competitive with other companies that offer equity.

The Board believes that the LTIP will continue to serve a critical role in attracting and retaining the high caliber employees essential to FactSet’s success and in motivating them to strive to meet its goals. Therefore, the Board urges you to vote to approve the adoption of the LTIP.

Stockholder-Favorable Amendments to the Long Term Incentive Plan

In connection with this proposal, the Compensation and Talent Committee made several material changes to the LTIP that are favorable to FactSet’s stockholders, as follows:

●

Eliminated automatic full vesting upon a change in control of the Company. Rather, the LTIP now has a “double trigger” vesting provision so that awards will vest only if (i) the awards are not assumed, continued or substituted by an acquirer in a transaction, or (ii) the awards are assumed, continued or substituted by an acquirer in a transaction but the grantee’s service is involuntarily terminated within the 24-month period after the transaction, and, in the case of performance awards, the acceleration is limited to either (a) assumed achievement of the applicable performance goals at 100% of target with the result prorated based on the period of the grantee’s actual service during the applicable full performance period, or (b) actual achievement of the applicable performance goals, as determined by the Compensation and Talent Committee.

●

Changed the LTIP’s definition of “change in control” to increase the change in beneficial ownership trigger from a 20% change in ownership to a more-than-50% change in ownership and confirm that consummation (and not just stockholder approval) of a transaction is needed so that the LTIP does not have a “liberal” change in control definition.

●	Expanded the LTIP’s clawback language and, separately, on October 24, 2017, the full Board adopted an Incentive Compensation Clawback Policy.

●	Added a one-year minimum vesting requirement for 95% of the shares subject to awards granted under the LTIP.

●

Revised the share recycling provision so that it is clear that the LTIP provides for gross share counting. The number of shares remaining for grant under the LTIP is reduced by the gross number of shares subject to options and stock appreciation rights settled on a net basis. Shares withheld for taxes in connection with options or stock appreciation rights or tendered in payment of an option’s exercise price are not recycled. Also, shares withheld or reacquired by the Company for tax withholding are not added back to the pool for future awards.

●	Confirmed that shares purchased in the open market with proceeds from the exercise of options will not be added back to the pool for future awards.

●

Expanded the LTIP’s performance-based award provisions to include performance criteria for which the Board is also seeking stockholder approval and included separate annual award limits based on the type of the award. The LTIP establishes a list of measures of business and financial performance from which the Compensation and Talent Committee may construct predetermined performance goals that must be met for an award to vest.

●

Changed the provisions on dividend equivalents so that they cannot be paid currently on any unvested restricted share unit awards and cannot be paid at all with respect to options or stock appreciation rights.

●

Clarified the provisions on dividends on restricted shares so that they cannot be paid currently on any unvested restricted shares but rather would be accumulated and paid upon vesting of the underlying award.

●	Changed the LTIP to limit transferability of options only for estate planning purposes. All other awards are nontransferable.

Other Key Features of the Long Term Incentive Plan

The following is a summary of other key features of the LTIP of particular interest to FactSet’s stockholders that the Compensation and Talent Committee believe reflect best practices:

●	There is no “evergreen” annual share increase provision.

●	The LTIP prohibits repricing of stock options and stock appreciation rights without the approval of stockholders.

●	No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.

●	Each share subject to a “full value” award (i.e. restricted share or restricted share unit) will reduce the number of shares remaining available for grant under the LTIP by 2.5 shares.

●	The LTIP has a fixed term of ten years.

Performance-Based Awards

The LTIP is designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Internal Revenue Code (the “Code”) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to any of the “covered employees,” consisting of the chief executive officer and any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted shares and restricted share unit awards, performance shares, performance units, and cash-based awards granted under the LTIP to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the shareholders are being asked to approve certain material terms of the LTIP. By approving the LTIP, the shareholders will be specifically approving, among other things:

●	the eligibility requirements for participation in the LTIP;

●	the maximum numbers of shares for which stock-based awards intended to qualify as performance-based may be granted to an employee in any fiscal year;

●	the maximum dollar amount that a grantee may receive under a cash-based award intended to qualify as performance-based in any fiscal year; and

●

the performance measures that may be used by the Compensation and Talent Committee to establish the performance goals applicable to the grant, vesting, settlement, or payment of awards that are intended to result in qualified performance-based compensation.

While the Compensation and Talent Committee believes that compensation provided by such awards under the LTIP generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based. Further, the Compensation and Talent Committee retains the discretion to grant awards to covered employees that are not intended to qualify for deduction in full under Section 162(m) of the Code.

Historical Award Information

Common measures of an equity incentive plan’s cost include burn rate, dilution and overhang. The burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its equity incentive plan. Over the last two years, the Company has maintained an average equity run rate of only 2.9% of shares of common stock outstanding per year. Dilution measures the degree to which FactSet’s stockholders’ ownership has been diluted by stock-based compensation awarded under the plan and also includes shares that may be awarded under the plan in the future (“overhang”).

The following table shows how the Company’s key equity metrics have changed over the past two years:

Key Equity Metrics:	2017	2016
Equity Run Rate (1)	2.7%	3.1%
Overhang (2)	11.2%	12.5%
Dilution (3)	8.9%	8.8%

1.	Equity run rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the year.

2.

Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.

3.	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Shares Requested

The maximum aggregate number of shares the Compensation and Talent Committee is requesting stockholders authorize under the LTIP is 17,750,000, which reflects an addition of 5,750,000 shares. The total overhang resulting from this share request represents approximately 25% of the number of shares of FactSet’s common stock outstanding as of October 24, 2017. The Board considered several factors in determining the amount of shares requested as set forth above, including the intention to authorize sufficient shares to provide for the needs of a reasonable incentive program through fiscal year 2022.

The Board believes that the LTIP will serve a critical role in attracting and retaining the high caliber employees essential to FactSet’s success and in motivating these individuals to strive to meet its goals. Therefore, the Board urges you to vote to approve the adoption of the LTIP.

Summary of the Long Term Incentive Plan

The following summary of the LTIP is qualified in its entirety by the specific language of the LTIP, a copy of which is attached to this Proxy Statement as Appendix A.

Purpose and Overview

The purpose of the LTIP is to provide a means by which key employees of FactSet and its subsidiaries, both inside and outside the U.S., can acquire and maintain Company stock ownership, thereby strengthening their commitment to the success of the Company and its subsidiaries and their desire to remain employed by the Company and its subsidiaries. The LTIP also is intended to attract, employ and retain key employees and to provide such employees with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its subsidiaries. The LTIP provides for the grant of stock options, stock appreciation rights, restricted shares, restricted share units, performance units, performance shares, and cash awards. Provisions have been included in the LTIP to meet the requirements for deductibility of executive compensation under Section 162(m) of the Code to qualify awards under the LTIP as performance-based compensation.

Administration

The LTIP is administered by the Compensation and Talent Committee, which consists of not less than two persons who are directors of the Company, each of whom qualifies as an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934 (the “1934 Act”). The Compensation and Talent Committee, in its sole discretion, has the power to grant awards under the LTIP, determine the terms of these awards, amend awards, interpret the provisions under the LTIP, and take any action that it deems necessary or advisable for the administration of the LTIP. The Compensation and Talent Committee may delegate any or all of its authority to administer the LTIP as it deems appropriate, to the extent delegating such authority is not prohibited by law. The Compensation and Talent Committee may adopt sub-plans to govern participation by employees outside the U.S..

Eligibility and Participation.

Eligibility to participate in the LTIP is limited to key employees of the Company and its subsidiaries. Participation in the LTIP is at the discretion of the Compensation and Talent Committee. As of October 24, 2017, approximately 450 employees would be eligible for grants under the LTIP.

Limits on Awards Under the Plan

Subject to adjustment as provided under the LTIP, the total number of shares available for grant under the LTIP will not exceed 17,250,000 shares. To enable compensation provided in connection with certain types of awards intended to qualify as “performance-based” within the meaning of Section 162(m) of the Code, the LTIP establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year. Subject to adjustment as provided in the LTIP: (i) the maximum number of shares that may be made subject to awards granted under the LTIP during a fiscal year to any one person in the form of options or stock appreciation rights is, in the aggregate, 500,000 shares; (ii) the maximum number of shares that may be made subject to awards granted under the LTIP during a fiscal year to any one person in the form of performance shares, performance units, restricted shares, or restricted share units is, in the aggregate, 500,000 shares; (iii) in connection with awards granted under the LTIP during a fiscal year to any one person in the form of performance shares, performance units, or restricted share units, the maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the award, as limited by (ii) above, multiplied by the fair market value as determined as of the payment date; and (iv) in connection with awards granted under the LTIP during a fiscal year to any one person in the form of performance units or cash awards, the maximum cash amount payable under such performance units or cash awards is, in the aggregate, $5,000,000; provided, however, that each of the foregoing limitations will be multiplied by two when applied to awards granted to any individual during the fiscal year in which such individual first commences employment with the Company or an affiliate; and provided, further, that the limitations set forth above will be multiplied by the number of fiscal years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months’ duration, when applied to performance-based awards. If an award is terminated, surrendered or canceled in the same year in which it was granted, such award nevertheless will continue to be counted against the limitations set forth above for the fiscal year in which it was granted.

In addition, to comply with applicable tax rules, the LTIP also limits the number of shares that may be issued upon the exercise of incentive stock options granted under the LTIP to 17,250,000 shares of common stock.

Share Counting

Each share subject to an option or stock appreciation right under the LTIP will be counted against the LTIP’s share limit described above as one share. Each one share subject to an award other than options and stock appreciation rights granted pursuant to the LTIP or forfeited or repurchased as described below will be counted for purposes of the LTIP’s share limit described above as two and one-half shares.

If an outstanding award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the grantee’s purchase price, the shares allocable to the terminated portion of such award or such forfeited or repurchased shares will again be available for issuance under the LTIP. Shares will not be deemed to have been issued pursuant to the LTIP with respect to any portion of an award that is settled in cash. Upon payment in shares pursuant to the exercise of a stock appreciation right, the number of shares available for issuance under the LTIP will be reduced by the gross number of shares for which the stock appreciation right is exercised. If the exercise price of an option is paid by tender to the Company, or attestation to the ownership, of shares owned by the grantee, or by means of a net exercise, the number of shares available for issuance under the LTIP will be reduced by the gross number of shares for which the option is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to awards will not again be available for issuance under the LTIP. Shares purchased in the open market with proceeds from the exercise of options will not be added to the LTIP’s share limit.

Adjustments for Capital Structure Changes

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the shares, the Compensation and Talent Committee will adjust the number and class of shares which may be delivered under the LTIP, the number, class and price of shares subject to outstanding awards (including the exercise price), and the numerical limits in the LTIP, in such manner as the Compensation and Talent Committee (in its sole discretion) determines to be appropriate including to prevent the dilution, diminution or enlargement of such awards and any such adjustment may, in the sole discretion of the Compensation and Talent Committee, take the form of options covering more than one class of shares. The number of shares subject to any award will be a whole number. Any such adjustment will be conclusive and binding for all purposes of the LTIP.

Minimum Vesting

No more than 5% of the aggregate number of shares of common stock authorized under the LTIP may be issued pursuant to awards that provide for service-based vesting over a period of less than one year or performance-based vesting over a performance period of less than one year.

Prohibition of Option and SAR Repricing

The LTIP expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of FactSet’s stockholders, the Compensation and Talent Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (i) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (ii) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (iii) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Stock Options

Options granted under the LTIP may be either incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options. The option exercise price may not be less than the fair market value of the stock on the date the option is granted. Options are non-transferable or assignable other than by will or law of descent and distribution; provided, however, that with the approval of the Compensation and Talent Committee, options may be transferred to immediate family members or to a trust for the benefit of such family members. The exercise price may be paid in cash, by net exercise, by broker-assisted cashless exercise, or with previously acquired shares of Company common stock. No dividend equivalents will be paid with respect to option shares. Option may have up to a ten year term. Options expire earlier upon expiration of a post-termination exercise period. The terms of each stock option will be determined by the Compensation and Talent Committee at the time of grant.

Stock Appreciation Rights

Stock appreciation rights may, but need not, relate to options. The Compensation and Talent Committee determines the terms of each stock appreciation right at the time of grant. Any freestanding stock appreciation right may not be granted at less than the fair market value of the stock on the date the stock appreciation right is granted and cannot have a term of longer than ten years. At the discretion of the Compensation and Talent Committee, the payment upon stock appreciation right exercise may be in cash, shares of Company common stock or a combination thereof. No dividend equivalents will be paid with respect to stock appreciation rights.

Restricted Shares and Restricted Share Units

The LTIP provides for the grant of restricted shares or restricted share units to employees of the Company or its Subsidiaries in such amounts as the Committee, in its sole discretion, will determine.

Restricted shares may be subject to vesting conditions based on such service or performance criteria as the Compensation and Talent Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted share award may not be transferred by the grantee until vested. Unless otherwise provided by the Compensation and Talent Committee, upon termination of employment, a grantee will forfeit any restricted shares as to which the vesting restrictions have not lapsed prior to the grantee’s termination of employment.

The Compensation and Talent Committee may grant restricted share units under the LTIP, which represent rights to receive shares of FactSet’s common stock at a future date determined in accordance with the grantee’s award agreement. No monetary payment is required for receipt of restricted share units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the grantee’s services to the Company. The Compensation and Talent Committee may grant restricted share unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted share awards. Unless otherwise provided by the Compensation and Talent Committee, upon termination of service, a grantee will forfeit any restricted share units, which have not vested prior to the grantee’s termination of service.

During the vesting period, grantees who hold restricted shares will have the right to dividends, however, the dividends will be subject to the same vesting schedule as the underlying shares. Grantees who hold restricted shares have the right to vote such shares as the record owner thereof. During the vesting period, grantees who hold restricted share units will have the right to dividend equivalent payments only if provided by the Compensation and Talent Committee in the award agreement, and any such dividend equivalents will be subject to the same vesting schedule as the underlying restricted share units. Grantees who hold restricted share units will not have the right to vote the underlying shares until shares are issued to the grantee to settle the award.

Cash Awards

The Compensation and Talent Committee may grant cash awards on such terms and conditions as it may determine, including, without limitation, awards in connection with any short-term or long-term cash incentive program established by the Company or an affiliate and those intended to qualify for the performance-based exception under Section 162(m) of the Code.

Performance Units, Performance Shares, and other Performance Awards

The LTIP provides for the grant of performance units and performance shares. Each performance unit will have an initial value that is established by the Compensation and Talent Committee on or before the grant date. Each performance share will have an initial value equal to the fair market value of a share on the grant date.

For purposes of qualifying awards of performance units, performance shares and other awards under the LTIP as performance-based compensation under Section 162(m) of the Code, the Compensation and Talent Committee may set restrictions based upon performance goals. Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Compensation and Talent Committee would establish one or more performance goals applicable to the award. The Compensation and Talent Committee may set performance goals based upon the achievement of Company-wide, subsidiary, departmental, regional, functional, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis (including, without limitation, relative to the performance of other corporations) determined by the Compensation and Talent Committee in its sole discretion.

The Compensation and Talent Committee, in its discretion, may base performance goals on one or more of the following such measures as may apply to an individual, one or more business units, divisions, or affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies: annual subscription value; client count; user count; revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return; employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expenses; completion of an identified special project; completion of a joint venture or other corporate transaction (including acquisitions or divestitures); completion of post-transaction integration; and talent development. Following completion of the applicable performance period, the Compensation and Talent Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the grantee. The Compensation and Talent Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a grantee who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other grantee.

Transferability of Awards

Awards granted under the LTIP may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any options or awards may be exercised only by the employee; provided, however, that with the approval of the Compensation and Talent Committee, options may be transferred to immediate family members or to a trust for the benefit of such family members.

Change of Control

If a Change of Control (as defined below, and more specifically in the LTIP) occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any grantee, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. Any awards which are not assumed or continued in connection with a Change of Control or exercised or settled prior to the Change of Control will terminate effective as of the time of the Change of Control.

The LTIP also authorizes the Compensation and Talent Committee, in its discretion and without the consent of any grantee, to cancel each or any award denominated in shares of stock upon a Change of Control in exchange for a payment to the grantee with respect each vested share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change of Control transaction over the exercise price per share, if any, under the award.

The Compensation and Talent Committee only has discretion to accelerate vesting of awards in connection with a Change of Control if (i) the awards are not assumed, continued or substituted by an acquirer in a transaction, or (ii) the awards are assumed, continued or substituted by an acquirer in a transaction but the grantee’s employment is involuntarily terminated within the 24-month period after the transaction (so-called “double trigger” vesting), and in the case of performance awards the acceleration is limited to (a) assumed achievement of the applicable performance goals at 100% of target with the result prorated based on the period of the grantee’s actual service during the applicable full performance period, or (b) actual achievement of the applicable performance goals, as determined by the Compensation and Talent Committee.

For purposes of the LTIP, “Change of Control” generally means that any of the following events have occurred: (a) a person or entity becomes the beneficial owner of more than 50% of the then-outstanding voting stock of the Company; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (c) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company); (d) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which the Board in office immediately prior to such transaction or event constitutes less than a majority of the Board thereafter; or (e) the sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

Amendment or Termination of the LTIP

The Board may from time to time in its discretion amend or modify the LTIP without the approval of the stockholders of the Company, except as such stockholder approval may be required to permit transactions in shares pursuant to the LTIP to be exempt from liability under Section 16(b) of the 1934 Act or under the listing requirements of any securities exchange on which are listed any of the Company’s equity securities. The LTIP will terminate in 2027 on the tenth anniversary of the date the shareholders approved the LTIP.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the LTIP and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A grantee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Grantees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a grantee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If a grantee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the grantee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the grantee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to grantees subject to the alternative minimum tax.

Nonqualified Stock Options. Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. A grantee generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonqualified stock option, the grantee normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the grantee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights. A grantee recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the grantee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the grantee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the grantee in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Shares. A grantee acquiring restricted shares generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the grantee acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the grantee acquires the shares, the grantee may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the grantee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted share award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the grantee on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Share Units, Performance, and Cash-Based Awards. A grantee generally will recognize no income upon the receipt of a restricted share unit, performance share, performance unit, or cash-based award. Upon the settlement of such awards, grantees normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the grantee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the grantee receives restricted shares, the grantee generally will be taxed in the same manner as described above under “Restricted Shares.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Shares”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the grantee on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Section 162(m) of the Code. The LTIP is designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to any of the “covered employees,” consisting of the chief executive officer and any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, qualified performance-based compensation is excluded from this limit. While the Board believes that compensation provided by such awards under the LTIP generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a Change of Control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based. Further, the Compensation and Talent Committee retains the discretion to grant awards to covered employees that are not intended to qualify for deduction in full under Section 162(m) of the Code.

Equity Granted to Certain Persons

FactSet cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the LTIP.

The following table sets forth information with respect to all grants made under the LTIP to NEOs, all current executive officers as a group, and all employees as a group, since the inception of the LTIP.

Name	Number of Non-Qualified Stock Options	Number of Restricted Shares

Named Executive Officers
F. Philip Snow, Chief Executive Officer	219,500	4,631
Mark J. Hale, Executive Vice President, Chief Operating Officer	160,103	11,058
John W. Wiseman, Executive Vice President, Global Head of Sales and Client Services	54,969	2,048
Maurizio Nicolelli, Senior Vice President, Chief Financial Officer	91,850	5,801
Edward Baker-Greene, Senior Vice President, Chief Human Resources Officer	30,094	—
Scott G. Miller, Former Executive Vice President, Global Director of Sales	53,279	—
All Executive Officers as a Group (8 persons)	807,341	46,639
All Directors who are not Executive Officers	—	—
Each Nominee for Election as Director	—	—
Each Associate of any such Directors, Executive Officers or Nominees	—	—
Each other Person who Received 5% of such Options	—	—
All Employees including current Officers who are not Executive Officers as a Group	8,962,442	966,092

New Long Term Incentive Plan Benefits

No awards will be granted under the LTIP prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Compensation and Talent Committee, and, accordingly, are not yet determinable.

FactSet’s Board recommends that you vote “FOR” the approval of The FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated.

Proposal 5: Approval of FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated

In 2008, FactSet’s Board adopted, and its stockholders approved, FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan. On October 24, 2017, FactSet’s Board adopted an amendment and restatement of the plan, renamed the Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated (the “Director Plan”), subject to and effective upon stockholder approval, to increase the number of shares reserved for issuance under the plan, add the ability to grant restricted shares and restricted share units, add an annual grant limit, clarify the share recycling provision, extend the term of the plan so that it will survive ten years from approval, and make certain other changes to update the plan.

Summary of the Proposal

The Board seeks directors who accept high levels of responsibility and devote substantial time to their service as directors. The Board is asking FactSet stockholders to approve the Director Plan so that the Company can use it to attract and retain the best available personnel for service as non-employee directors and to encourage their continued service on the Board.

As of the date of this Proxy Statement, the Board estimates that the Director Plan has only enough shares reserved to provide for grants through the 2018 fiscal year. Since FactSet’s ability to grant awards to directors is an integral part of its compensation practices, the Board is requesting stockholder approval to add 250,000 shares of common stock to the Director Plan’s share reserve so that it may continue to grant awards after fiscal year 2022.

The Board strongly believes that the approval of the Director Plan is essential to FactSet’s continued success. The non-employee directors have an interest in this proposal.

Summary of the Director Plan

The following summary of the Director Plan is qualified in its entirety by the specific language of the Director Plan, a copy of which is attached to this Proxy Statement as Appendix B.

Changes to the Director Plan

The following is a summary of the material changes Compensation and Talent Committee made to the Director Plan:

●	Increased the number of shares reserved for issuance under awards granted under the Director Plan from 250,000 to 500,000 shares.

●	Added the ability to grant restricted shares and restricted share units under the Director Plan.

●	Added a $500,000 annual fiscal year limit on the combined grant date value of grants under the Director Plan and cash compensation paid to any non-employee director.

●

Added a provision similar to the one in the LTIP providing that each share subject to a “full value” award (i.e. restricted share or restricted share unit) will reduce the number of shares remaining available for grant under the Director Plan by 2.5 shares.

●

Revised the share recycling provision so that it is clear that the Director Plan provides for gross share counting. The number of shares remaining for grant under the Director Plan is reduced by the gross number of shares subject to options settled on a net basis. Shares withheld for taxes in connection with options or tendered in payment of an option’s exercise price are not recycled. Also, shares withheld or reacquired by the Company for tax withholding are not added back to the pool for future awards.

●	Confirmed that shares purchased in the open market with proceeds from the exercise of options will not be added back to the pool for future awards.

●	Extended the term of the Director Plan so that it will expire in 2027 on the tenth anniversary of the shareholders’ approval of the plan, subject to the Board’s right to terminate the plan earlier.

Administration

The Director Plan is administered by the Board. The Board has the authority to grant awards, determine the provisions of award agreements, and decide all matters relating to administration of the plan.

Awards

The Director Plan permits the grant of nonqualified stock options, restricted shares and restricted share units.

Share Reserve

A total of 500,000 shares are reserved for issuance under the Director Plan. The shares may be either authorized but unissued shares, required shares, treasury shares, or any combination thereof.

Each share subject to an option under the Director Plan will be counted against the Director Plan’s share limit described above as one share. Each one share subject to an award other than options granted pursuant to the plan or forfeited or repurchased as described below will be counted for purposes of the plan’s share limit described above as two and one-half shares.

If an outstanding award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the grantee’s purchase price, the shares allocable to the terminated portion of such award or such forfeited or repurchased shares will again be available for issuance under the plan. Shares will not be deemed to have been issued pursuant to the plan with respect to any portion of an award that is settled in cash. If the exercise price of an option is paid by tender to the Company, or attestation to the ownership, of shares owned by the grantee, or by means of a net exercise, the number of shares available for issuance under the plan will be reduced by the gross number of shares for which the option is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to awards will not again be available for issuance under the plan. Shares purchased in the open market with proceeds from the exercise of options will not be added to the plan’s share limit.

Eligibility

Only non-employee directors are eligible to participate in the Director Plan. As of October 24, 2017, approximately seven non-employee directors would be eligible for grants under the plan.

Options

The Board may grant nonqualified options to non-employee directors and determine the number of shares to be subject to the option. The option exercise price may not be less than the fair market value of the stock on the date the option is granted. Options are non-transferable or assignable other than by will or law of descent and distribution; provided, however, that with the approval of the Board, options may be transferred to immediate family members or to a trust for the benefit of such family members. The exercise price may be paid in cash, by net exercise, by broker-assisted cashless exercise, or with previously acquired shares of Company common stock. Options may have up to a seven year term. Options expire earlier upon expiration of a post-termination exercise period. The terms of each stock option will be determined by the Board at the time of grant.

Restricted Shares and Restricted Share Units

The plan provides for the grant of restricted shares or restricted share units to non-employee directors in such amounts as the Board, in its sole discretion, may determine.

Restricted shares may be subject to vesting conditions specified by the Board. Shares acquired pursuant to a restricted share award may not be transferred by the grantee until vested. Unless otherwise provided by the Board, upon termination of service, a grantee will forfeit any restricted shares as to which the vesting restrictions have not lapsed prior to the grantee’s termination of service.

The Board may grant restricted share units under the plan, which represent rights to receive shares of FactSet’s common stock at a future date determined in accordance with the grantee’s award agreement. No monetary payment is required for receipt of restricted share units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the grantee’s services to the Company. The Board may grant restricted share unit awards subject to time or performance-based vesting. Unless otherwise provided by the Board, upon termination of service, a grantee will forfeit any restricted share units which have not vested prior to the grantee’s termination of service.

During the vesting period, grantees who hold restricted shares will have the right to dividends, however, the dividends will be subject to the same vesting schedule as the underlying shares. Grantees who hold restricted shares have the right to vote such shares as the record owner thereof. During the vesting period, grantees who hold restricted share units will have the right to dividend equivalent payments only if provided by the Board in the award agreement, and any such dividend equivalents will be subject to the same vesting schedule as the underlying restricted share units. Grantees who hold restricted share units will not have the right to vote the underlying shares until shares are issued to the grantee to settle the award.

Adjustments Upon Changes in Capitalization

If there is a stock split, reverse stock split, stock dividend, combination or reclassification of the shares, recapitalization, merger, or other transaction as described in the plan, appropriate adjustments will be made to outstanding awards.

Change of Control

In the event of a “Change of Control” of the Company as defined in the LTIP, all outstanding options under the Director Plan will become fully vested and the Board will have the right to provide that outstanding options will be canceled and cashed out or adjusted to represent options to receive cash or other consideration, and all outstanding restricted shares and restricted share units shall become fully vested.

Amendment and Termination of the Plan

The Board may amend the Director Plan at any time. Unless sooner terminated by action of the Board, the Director Plan will terminate in 2027 on the tenth anniversary of the date on which the shareholders approved the Director Plan. The Board may not grant awards under the Director Plan after such termination date, but awards granted before that date will continue to be effective in accordance with their terms.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the Director Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Nonqualified Stock Options.   A grantee generally recognizes no taxable income upon receipt of a nonqualified stock option. Upon exercising a nonqualified stock option, the grantee normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. Upon the sale of stock acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee as a result of the exercise of a nonqualified stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Shares.   A grantee acquiring restricted shares generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the grantee acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the grantee acquires the shares, the grantee may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. Upon the sale of shares acquired pursuant to a restricted share award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the grantee on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Share Units. A grantee generally will recognize no income upon the receipt of a restricted share unit. Upon the settlement, grantees normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the grantee on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Equity Granted to Certain Persons under the Director Plan

The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future directors under the Director Plan.

The following table sets forth information, with respect to all grants made under the existing FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, since the inception of the plan.

Name	Number of Shares

Named Executive Officers
F. Philip Snow, Chief Executive Officer	—
Mark J. Hale, Executive Vice President, Chief Operating Officer	—
John W. Wiseman, Executive Vice President, Global Head of Sales and Client Services	—
Maurizio Nicolelli, Senior Vice President, Chief Financial Officer	—
Edward Baker-Greene, Senior Vice President, Chief Human Resources Officer	—
Scott G. Miller, Former Executive Vice President, Global Director of Sales	—
All Executive Officers as a Group (8 persons)	—
All Directors who are not Executive Officers	141,503
Each Nominee for Election as Director	—
Each Associate of any such Directors, Executive Officers or Nominees	—
Each Other Person who Received 5% of such Options	—
All Employees Including Current Officers who are not Executive Officers as a Group	—

New Director Plan Benefits

No awards will be granted under the Director Plan prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

FactSet’s Board recommends that you vote “FOR” the approval of The FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated.

Proposal 6: Approval of FactSet Research Systems Inc. Employee Stock Purchase Plan, as Amended and Restated

In 2008, FactSet’s Board adopted, and its stockholders approved, the 2008 Employee Stock Purchase Plan. In 2014, FactSet’s Board adopted, and its shareholders approved an amendment and restatement of the plan. On October 24, 2017, FactSet’s Board adopted an amendment and restatement of the plan, renamed the Employee Stock Purchase Plan, as Amended and Restated (the “ESPP”), subject to and effective upon stockholder approval, to make certain changes to update the existing plan.

Summary of the Proposal

The Compensation and Talent Committee believes that the ESPP is a valued benefit for FactSet’s eligible employee base. Allowing employees to purchase shares of the Company’s common stock through the ESPP motivates high levels of performance and provides an effective means of encouraging employee commitment to the success of the Company and recruiting new employees.

As of the date of this Proxy Statement, the Board estimates that the ESPP has enough shares reserved to provide for participation through the 2022 fiscal year. Since FactSet’s ability to allow employees to purchase shares at a discount under this plan is an integral part of its compensation practices, the Board is requesting stockholder approval that FactSet may continue to allow participation after fiscal year 2018.

Summary of the ESPP

The following summary of the ESPP is qualified in its entirety by the specific language of the ESPP, a copy of which is attached to this Proxy Statement as Appendix C.

General

The ESPP provides eligible employees with the opportunity to acquire the Company’s common stock at a discount. The plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code for U.S. participants. The ESPP also permits the Company to include its non-U.S. employees in offerings not intended to qualify under Section 423 of the Code. The Compensation and Talent Committee may adopt sub-plans to govern participation by employees outside the U.S.. The sub-plans may have terms that are different than the terms of the base plan.

Share Reserve

A total of 500,000 shares have been reserved for issuance under the ESPP. In the event of any stock split, stock dividend or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of shares under the ESPP.

Administration

The ESPP is administered by the Compensation and Talent Committee. All determinations of the Compensation and Talent Committee are final and binding on all persons having an interest in the ESPP.

Eligibility

Any individual who is employed by the Company in the U.S. on a full-time or part-time basis on the enrollment date (the first day of each offering period), other than an individual working not more than 20 hours per week or five months in a year, is eligible to participate in the ESPP starting with the first offering period after ninety days of service. Currently, employees in the United Kingdom are also eligible to participate in the plan subject to the terms of a sub-plan that governs their participation.

Offering Period

The ESPP is implemented by offering periods lasting three months (one quarter) in duration with a new offering period commencing on March 1, June 1, September 1 and December 1 of each year. To participate in the ESPP, each eligible employee must authorize payroll deductions pursuant to the ESPP. Such payroll deductions may not exceed 10% of the base compensation that he or she receives on each pay day during the offering period.

Option Purchase Price

Shares of FactSet’s common stock may be purchased under the ESPP at a purchase price equal to 85% of the lesser of the fair market value of FactSet’s common stock on (i) the first day of the offering period or (ii) the last day of the offering period. The fair market value of the common stock on a given date is generally the closing sale price of the common stock as reported on the New York Stock Exchange for such date.

Payroll Deductions and Purchase of Shares

Payroll deductions are accumulated on behalf of participating employees throughout the offering period. The number of shares of common stock a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price. The participant is subject to a limit on the number of shares that may be purchased during each offering period in addition to legal limits that apply under Section 423 of the Code. For example, under Section 423 of the Code, no participant may purchase shares under the ESPP having a fair market value (measured on the first day of the offering period in which the shares are purchased) exceeding $25,000 for each calendar year in which the purchase right is outstanding at any time.

Withdrawal

Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods.

Termination of Employment

Upon termination of a participant’s employment for any reason, his or her option and participation in the ESPP will immediately cease. The payroll deductions credited to the participant’s account (to the extent not used to make a purchase of FactSet’s common stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the ESPP.

Change of Control

In the event of a Change of Control (as defined in the Long Term Incentive Plan), the Company make take action to terminate the final offering period or cash-out the participant.

Amendment and Termination of the Plan

The Board may at any time and for any reason amend or terminate the ESPP. No amendment will be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders’ meeting, if such amendment would require stockholder approval in order to comply with Rule 16b-3 or Section 423 of the Code.

Certain Federal Income Tax Information

The following discussion is intended to be a general summary only of the U.S. federal income tax aspects of purchase rights granted under the ESPP and not of state or local taxes that may be applicable. Tax consequences may vary depending on the particular circumstances, and administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Participants in the ESPP who are residents of or are employed in a country other than the U.S. may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of U.S. federal income taxes.

A participant recognizes no taxable income either as a result of commencing participation in the ESPP or purchasing common stock under the terms of the ESPP. If a participant disposes of shares purchased under the ESPP within either two years from the first day of the applicable offering period or within one year from the purchase date, known as disqualifying dispositions, the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price. The amount of the ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss, which will be long-term if the participant’s holding period is more than twelve months.

If the participant disposes of shares purchased under the ESPP at least two years after the first day of the applicable offering period and at least one year after the purchase date, the participant will realize ordinary income in the year of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the first day of the applicable offering period. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after such basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. Any ordinary income recognized by a participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

New ESPP Benefits

No benefits will be available under the ESPP prior to its approval by the stockholders of the Company. Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the Company’s common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the ESPP is approved by the stockholders.

Employee Stock Purchase Plan for Certain Persons

The benefits or amounts to be received by any participant or group of participants under the ESPP are indeterminable at the date of this proxy statement because participation and the level of payroll deductions are subject to the discretion of each associate. The aggregate numbers of shares of Company common stock purchased by certain persons and groups under the ESPP, since its initial adoption in 2008 are as follows:

Name	Shares Purchased

Named Executive Officers
F. Philip Snow, Chief Executive Officer	2,764
Mark J. Hale, Executive Vice President, Chief Operating Officer	2,733
John W. Wiseman, Executive Vice President, Global Head of Sales and Client Services	2,768
Maurizio Nicolelli, Senior Vice President, Chief Financial Officer	1,253
Edward Baker-Greene, Senior Vice President, Chief Human Resources Officer	102
Scott G. Miller, Former Executive Vice President, Global Director of Sales	—
All Executive Officers as a Group (8 persons)	12,497
All Directors who are not Executive Officers	—
Each Nominee for Election as Director	—
Each Associated of any such Directors, Executive Officers or Nominees	—
Each Other Person who Received 5% of such Options	—
All Employees Including Officers who are not Executive Officers as a Group	129,312,120

FactSet’s Board recommends that you vote “FOR” the approval of The FactSet Research Systems Inc. Employee Stock Purchase Plan, as Amended and Restated.

Proposal 7: Advisory Vote on the Frequency of Executive Compensation Votes in the Future

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, the Dodd-Frank Act entitles the Company’s stockholders to indicate how frequently FactSet should seek future advisory (non-binding) votes on the compensation of its named executive officers. Stockholders may indicate whether they would prefer an advisory vote on executive compensation once every one, two, or three years, or abstain from voting on the proposal.

While the Company will continue to monitor developments in this area, after careful consideration of the frequency alternatives, the Board believes that conducting an advisory vote on named executive officer compensation every year is appropriate for the Company and its stockholders at this time. The Company values the opinion of its stockholders and believes that an annual say-on-pay vote will best reinforce FactSet’s desire to communicate with its stockholders. An annual say-on-pay vote will allow the Company’s stockholders to regularly express a view on FactSet’s compensation policies and practices. In addition, holding stockholder advisory votes each year on executive compensation will enhance stockholder communication, and will allow the Company to consider expressed concerns or other feedback of the stockholders and then to engage with stockholders and respond to such input.

Required Vote

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or you may abstain from voting on this proposal. You are not voting to approve or disapprove the Board of Directors' recommendation.

The say-on-frequency vote is advisory, and therefore not binding on the Company, the Compensation and Talent Committee or its Board. FactSet’s Board and its Compensation and Talent Committee will review the voting results and take them into consideration when making future decisions regarding the frequency with which the advisory vote on executive compensation will be held. If no option receives a majority of the votes cast, the Board will consider the option that receives the most votes to be the option preferred by the stockholders.

FactSet’s Board Recommends that you vote for a “1 YEAR” Frequency regarding Future Advisory Votes on Executive Officer Compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information known to FactSet with respect to beneficial ownership of the Company’s common stock as of October 25, 2017 for (i) each director and nominee, (ii) each holder of 5.0% or greater of FactSet common stock, (iii) FactSet’s Principal Executive Officer, Principal Financial Officer and the three most highly compensated executive officers (other than the Principal Executive Officer and Principal Financial Officer) named in the table entitled “Summary Compensation Table” and (iv) all executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to FactSet’s knowledge the persons named in the table below have sole voting and investment power with respect to all shares of FactSet common stock beneficially owned. The number of shares beneficially owned by each person or group as of October 25, 2017, includes shares of FactSet common stock that such person or group had the right to acquire on or within 60 days after October 25, 2017, including, but not limited to, upon the exercise of options or the vesting of restricted stock awards.

For each beneficial owner and individual included in the tables below, percentage ownership of common stock is calculated by dividing the number of shares beneficially owned by the 39,109,746 shares of FactSet common stock outstanding at October 25, 2017. Any securities that were not outstanding but subject to options exercisable within 60 days after October 25, 2017, were deemed to be outstanding in determining the percentage owned by such person, but were not deemed to be outstanding in determining the percentage owned by any other person.

Principal Holders

The only persons known by the Company to be beneficial owners of more than 5% of FactSet’s common stock are the following:

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned at October 25, 2017	Percentage of Common Stock

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	3,587,000	9.2%
Loomis, Sayles & Company, L.P One Financial Center Boston, MA 02111	3,023,000	7.7%
BAMCO, Inc 767 Fifth Avenue 49th Floor New York, NY 10153	2,993,000	7.7%
BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105	2,934,000	7.5%

(1)	Number of shares beneficially owned was obtained from filings made with the SEC pursuant to Sections 13(d), 13(f) or 13(g) of the Exchange Act.

Directors and Named Executive Officers

The table below sets forth, as of October 25, 2017, information regarding the beneficial ownership of the Company’s common stock by (1) each director and the named executive officers of the Company and (2) all Directors and Executive Officers of the Company as a group (14 persons).

	Number of Shares Beneficially	Percentage of
Name(1)	Owned at October 25, 2017 (2)	Common Stock

Philip A. Hadley (3)	863,737	2.2%
F. Philip Snow (4)	71,854	**
Mark J. Hale (5)	51,992	**
Maurizio Nicolelli (6)	30,093	**
James J. McGonigle (7)	28,148	**
Scott A. Billeadeau (7)	9,918	**
Robin A. Abrams (8)	9,756	**
Joseph R. Zimmel (7)	9,553	**
Edward Baker-Greene (9)	8,548	**
John W. Wiseman(10)	4,690	**
Laurie Siegel	100	**
Sheila B. Jordan	—	**
Malcolm Frank	—	**

All Directors and Executive Officers as a group (14 persons)	1,101,114	2.8%

  ** Percentage of FactSet common stock is less than 1%.

(1)	The address for each of these beneficial owners is FactSet Research Systems Inc., 601 Merritt 7, Norwalk, Connecticut 06851.

(2)	Beneficial ownership includes shares that may be acquired upon exercise of options exercisable within 60 days of October 25, 2017.

(3)	Includes 43,806 shares of FactSet common stock issuable upon the exercise of stock options.

(4)	Includes 67,553 shares of FactSet common stock issuable upon the exercise of stock options.

(5)	Includes 46,870 shares of FactSet common stock issuable upon the exercise of stock options.

(6)	Includes 26,244 shares of FactSet common stock issuable upon the exercise of stock options.

(7)	Includes 9,553 shares of FactSet common stock issuable upon the exercise of stock options.

(8)	Includes 9,756 shares of FactSet common stock issuable upon the exercise of stock options.

(9)	Includes 8,448 shares of FactSet common stock issuable upon the exercise of stock options.

(10)	Includes 4,690 shares of FactSet common stock issuable upon the exercise of stock options.

Mr. Miller separated from the Company and his named executive officer position as Executive Vice President, Global Director of Sales, effective April 21, 2017.  Per guidance from the Section 16(a) of the Securities Exchange Act of 1934, FactSet filed a final Form 5 on behalf of Mr. Miller on October 6, 2017.  The Form 5 disclosed that Mr. Miller held no beneficial ownership in FactSet as of the final Form 5 filing date.  Mr. Miller is no longer subject to Section 16 of the Exchange Act after October 6, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of FactSet’s common stock to file reports of ownership and changes in ownership with the SEC. These persons are required to provide FactSet with copies of all Section 16(a) forms that they file. Based solely upon a review of SEC Forms 3, 4 and 5 furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that those persons complied with all Section 16(a) filing requirements during fiscal 2017 with respect to transactions in the Company’s stock. One Form 5 was filed on October 26, 2017 on behalf of an executive officer, reflecting his charitable gift of 3,500 shares of FactSet common stock on December 30, 2015. This Form 5 should have been filed within two business days of the transaction, but was inadvertently omitted. Upon discovery of this oversight, FactSet immediately rectified the situation by filing a Form 5 on October 26, 2017.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes as of August 31, 2017, the number of outstanding equity awards granted to employees and non-employee directors, as well as the number of equity awards remaining available for future issuance, under FactSet’s equity compensation plans:

(In thousands, except per share data)
					(c)
					Number of securities remaining
	(a)				available for future issuances under
	Number of securities to be issued upon exercise		(b) Weighted-average		equity compensation plans (excluding
Plan category	of outstanding options and restricted stock vesting		exercise price of outstanding options		securities reflected in column (a))

Equity compensation plans approved by security holders	3,548	(1)	$139.29	(2)	1,230	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	3,548	(1)	$139.29	(2)	1,230	(3)

(1)	Includes shares of FactSet common stock subject to outstanding restricted stock that will entitle each holder to the issuance of one share of common stock as they vest.

(2)

Calculated without taking into account shares of FactSet common stock subject to outstanding restricted stock that will become issuable as they vest, without any cash consideration or other payment required for such shares.

(3)	Includes 333,172 shares available for future issuance under the FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is FactSet’s preference to avoid related party transactions. FactSet’s Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve all related party transactions for which such approval is required under applicable law, including SEC, NYSE and NASDAQ rules. For purposes of this section, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K. Under these rules, a related person is a director, executive officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. The Company monitors any transaction or series of transactions in which the Company is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. The Audit Committee would determine whether the related person has a material interest in a transaction and would approve, ratify, rescind, or take other action with respect to the transaction in its discretion. In accordance with listing requirements, the Company does not have relationships with any directors in which the director is compensated in excess of $120,000, excluding fees for board service.

In fiscal 2017, there were no related-person transactions under the relevant standards. In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to FactSet’s Code of Business Conduct and Ethics. Under the Code of Business Conduct and Ethics, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. FactSet’s Corporate Governance Principles require a director to promptly disclose to the Board any potential or actual conflict of interest involving him or her. Under the Principles, the Board will determine an appropriate resolution on a case-by-case basis. All directors must excuse themselves from any discussion or decision affecting their personal, business or professional interests. All related party transactions shall be disclosed in FactSet’s applicable filings with the SEC as required under the applicable rules.

OTHER MATTERS

Proposals of Stockholders

Proposals of stockholders intended to be presented at the 2018 Annual Meeting of Stockholders must be received by FactSet, attention of Rachel R. Stern, the Company’s Secretary, at its principal executive offices, no later than August 1, 2018, or such other date as determined with reference to the Company’s By-laws, as amended, as applicable, to be included in the 2018 Proxy Statement.

Delivery of Documents to Stockholders Sharing an Address

If you are a beneficial owner, but not the record holder, of Company shares, your broker, bank or other nominee may deliver only one copy of the Company’s Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to the Company’s Investor Relations Department at 1-203-810-1000 or by submitting a written request to Rachel R. Stern, Secretary, 601 Merritt 7, Norwalk, Connecticut 06851. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and Annual Reports and wish to receive a single copy of such materials in the future will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Business

The Board does not intend to bring any other business before the Meeting and so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. However, as to any other business, which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Rachel R. Stern
Senior Vice President, General Counsel and Secretary
Norwalk, Connecticut

October 30, 2017

APPENDIX A

FACTSET RESEARCH SYSTEMS INC.

STOCK OPTION AND AWARD PLAN,

AS AMENDED AND RESTATED

FactSet Research Systems Inc. (the “Company”) hereby amends and restates its FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated, effective as of December 19, 2017 (the “Effective Date”).

1.	PURPOSE

The primary purpose of the Plan is to provide a means by which key employees of the Company and its Subsidiaries (as defined herein) can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries. The Plan also is intended to attract, employ, and retain key employees and to provide such individuals with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

2.	DEFINITIONS

The following words and phrases, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:

Affiliate means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

Award means a grant under the Plan of Options, Restricted Shares, Restricted Share Units, Performance Units, Performance Shares, SARs, or Cash Awards.

Award Agreement means any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Grantee.

Board means the board of directors of the Company.

Cash Award means an Award of cash, which need not be denominated or otherwise measured or valued in relation to Shares, and which may, but need not be, granted in connection with any short-term or long-term cash incentive program established by the Company or an Affiliate.

Cause means discharge of a Grantee (i) on account of fraud, embezzlement or other unlawful or tortuous conduct, whether or not involving or against the Company or any Subsidiary or Affiliate, (ii) for willful violation of a policy of the Company or any Subsidiary or Affiliate, (iii) for serious and willful acts of misconduct detrimental to the business or reputation of the Company or any Subsidiary or Affiliate, or (iv) for “cause” or any like term as defined in any written employment contract with the Grantee or Award Agreement. The determination of whether a discharge of a Grantee is for Cause shall be determined in good faith by the Committee whose decision shall be final and binding.

Change of Control means that any of the following events shall have occurred: (a) a “person” (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a group, other than the Company, a Subsidiary, or an employee benefit plan (or related trust) of the Company or a Subsidiary, become(s) the “beneficial owner” (as such term is defined in Rule 13d-3 under the 1934 Act) of more than 50% of the then-outstanding voting stock of the Company; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; (c) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Company or (y) the combined company); (d) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which the Board in office immediately prior to such transaction or event constitutes less than a majority of the Board thereafter; or (e) the sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company.

Committee means the Compensation and Talent Committee of the Board appointed pursuant to Section 4.1.

Company means FactSet Research Systems Inc., a Delaware corporation.

Disability shall, unless otherwise determined by the Committee, have the same meaning as such term or a similar term has under the long-term disability plan or policy maintained by the Company or a Subsidiary under which the Grantee has coverage and which is in effect on the date of the onset of the Grantee’s disability; provided, however, that if the Grantee is not covered by a long-term disability plan or policy, and in all cases for purposes of the post-termination exercise period for an Incentive Stock Option, “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee may require such proof of Disability as the Committee in its sole discretion deems appropriate and the Committee’s good faith determination of Disability will be final and binding on all parties concerned.

Exercise Price means the per share purchase price of a Share subject to an Option.

Fair Market Value of any Share, as of any applicable date, means (i) if Shares are then listed on a national securities exchange, the “fair market value” shall be the closing price for a Share on such exchange on the date in question, or, if there has been no sale of such security on that date, the closing price for a Share on such exchange on the last preceding business day on which such security was traded; or (ii) if Shares are then not listed on a national securities exchange, the “fair market value” shall be the mean of the bid and asked prices for a Share in the over the counter market as reported in the National Association of Securities Dealers Automatic Quotation System (NASDAQ) on that date, or, if there be no such quotation on that date, such prices on the last preceding business day on which there was such a quotation.

Freestanding SAR means a SAR that is granted independently of any Option.

Good Reason means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Grantee and the Company or Affiliate where such term is specifically defined to be applicable to an Award, either of the following with respect to the Grantee without the Grantee’s informed written consent: (i) a material reduction by the Company, Affiliate, or successor of the Grantee’s base salary, other than any such material reduction that occurs in connection with a reduction that is imposed on all Grantees at the time of such reduction; or (ii) the relocation of the Grantee’s work place for the Company, Affiliate, or successor to a location that increases the Grantee’s regular one-way commute distance between the Grantee’s residence and work place by more than fifty (50) miles.

Grant Date means, with respect to an Award, the date the Award was granted.

Grantee means an individual who has been granted an Award.

Incentive Stock Option means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Internal Revenue Code Section 422.

Internal Revenue Code means the Internal Revenue Code of 1986, as amended, and any succeeding Internal Revenue Code, and references to sections herein shall be deemed to include any such section as amended, modified or renumbered.

Involuntary Termination means, as to a Grantee, the occurrence of either of the following upon or within a period of time established by the Committee (not exceeding twenty-four (24) months) following a Change of Control: (i) the Grantee’s employment relationship with the Company, Affiliate, or successor is terminated by the Company, Affiliate, or successor without Cause, or (ii) the Grantee terminates his or her employment relationship with the Company, Affiliate, or successor for Good Reason; provided the Grantee has given the Company, Affiliate, or successor written notice of the existence of a condition constituting Good Reason within sixty (60) days following the initial occurrence of such condition, the Company, Affiliate, or successor fails to remedy such condition within thirty (30) days following such written notice, and the Grantee’s resignation from employment is effective no later than six (6) months following the initial occurrence of such condition. Involuntary Termination shall not include any termination of the Grantee’s employment which is for Cause, a result of the Grantee’ death or Disability, or a result of the Grantee’s voluntary termination of employment other than for Good Reason.

Net Exercise means the withholding of Shares to be acquired upon exercise, valued at the Fair Market Value on the date of exercise, for the purpose of paying the exercise price of an Option.

1934 Act means the Securities Exchange Act of 1934, as amended.

1933 Act means the Securities Act of 1933, as amended.

Nonqualified Stock Option means an Option to purchase Shares which is not intended to be an Incentive Stock Option.

Option means any option to purchase Shares granted under the Plan.

Parent means any corporation (other than the Company) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an option, each of the corporations other than the employer corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Performance Based Exception means the performance-based exception set forth in Internal Revenue Code Section 162(m)(4)(C) from the deductibility limitations of Internal Revenue Code Section 162(m).

Performance Goals means the goals determined by the Committee, in its sole discretion, to be applicable to a Grantee with respect to an Award.

Performance Measures means criteria established by the Committee relating to any of the following, as it may apply to an individual, one or more business units, divisions, or Affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies: annual subscription value; client count; user count; revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return; employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expenses; completion of an identified special project; completion of a joint venture or other corporate transaction (including acquisitions or divestitures); completion of post-transaction integration; and talent development.

Performance Period means the applicable time period established by the Committee, in its sole discretion, during which the performance objectives must be met.

Performance Share means any Award granted under Section 8.

Performance Unit means any Award granted under Section 8.

Period of Restriction means the period during which Restricted Shares and Restricted Share Units are subject to forfeiture and/or restrictions of transferability.

Plan means the FactSet Research Systems Inc. Stock Option and Award Plan, As Amended and Restated, as set forth herein and as it may from time to time be amended.

Restricted Shares means any Award granted under Section 7.

Restricted Share Unit means any Award granted under Section 7.

SEC means the Securities and Exchange Commission.

Section 16 Grantee means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

Share means the common stock of the Company, par value $0.01 per share.

Stock Appreciation Right or SAR means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as a SAR.

Subsidiary means a corporation as defined in Section 424(f) of the Internal Revenue Code with the Company being treated as the employer corporation for purposes of this definition.

10% Owner means a person who owns stock (including stock treated as owned under Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

Tandem SAR means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be cancelled to the same extent).

Termination of Employment occurs on the last day an individual is employed by the Company or any of its Subsidiaries or any Parent. Notwithstanding the foregoing, for an individual who is an employee of a Subsidiary, the individual shall be deemed to have a Termination of Employment on the last day on which the Company owns voting securities possessing at least 50% of the aggregate voting power of such Subsidiary’s outstanding voting securities. The Company, in its discretion, shall determine whether the Grantee’s employment has terminated and the effective date of and reason for such termination.

3.	SHARES SUBJECT TO THE PLAN

3.1     Number of Shares

Subject to adjustment as provided in Section 3.3, the total number of Shares available for grant under the Plan shall not exceed 17,250,000 Shares. Shares granted under the Plan may be authorized but unissued Shares, reacquired Shares, treasury Shares, or any combination thereof.

3.2     Award Limits

(a) Incentive Stock Options. Subject to adjustment as provided in Section 3.3, the maximum aggregate number of Shares that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 17,250,000 Shares.

(b) Internal Revenue Code Section 162(m) Individual Limits. Subject to adjustment as provided in Section 3.3:

(i)     the maximum number of Shares that may be made subject to Awards granted under the Plan during a fiscal year to any one person in the form of Options or Stock Appreciation Rights is, in the aggregate, 500,000 Shares;

(ii)     the maximum number of Shares that may be made subject to Awards granted under the Plan during a fiscal year to any one person in the form of Performance Shares, Performance Units, Restricted Shares, or Restricted Share Units is, in the aggregate, 500,000 Shares;

(iii)     in connection with Awards granted under the Plan during a fiscal year to any one person in the form of Performance Shares, Performance Units, or Restricted Share Units, the maximum cash amount payable thereunder is the amount equal to the number of Shares made subject to the Award, as limited by Section 3.2(b)(ii), multiplied by the Fair Market Value as determined as of the payment date; and

(iv)     in connection with Awards granted under the Plan during a fiscal year to any one person in the form of Performance Units or Cash Awards, the maximum cash amount payable under such Performance Units or Cash Awards is, in the aggregate, $5,000,000;

provided, however, that each of the limitations set forth above shall be multiplied by two when applied to Awards granted to any individual during the fiscal year in which such individual first commences employment with the Company or an Affiliate; and provided, further, that the limitations set forth above shall be multiplied by the number of fiscal years over which the applicable Performance Period spans (in whole or in part), if the Performance Period is longer than 12 months’ duration, when applied to performance-based Awards. If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth above in this Section 3.2(b) for the fiscal year in which it was granted.

3.3     Adjustments in Awards and Authorized Shares

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class and price of Shares subject to outstanding Awards (including the Exercise Price), and the numerical limits in this Section 3, in such manner as the Committee (in its sole discretion) shall determine to be appropriate including to prevent the dilution, diminution, or enlargement of such Awards and any such adjustment may, in the sole discretion of the Committee, take the form of Options covering more than one class of Shares. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

3.4     Awards Granted to Non-US Employees

Awards may be granted to Grantees who are foreign nationals or employed outside the United States, or both. Notwithstanding any provisions of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which individuals (if any) employed by the Company outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any Awards made to Grantees, and (iii) establish subplans and modified Option exercise procedures and other Award terms and procedures to the extent such actions may be necessary or advisable. Awards to such individuals may be made on such terms and conditions different from those applicable to Grantees in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee may also impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for employees on assignment outside their home country.

3.5     Share Counting

(a) Flexible Share Ratio. Each Share subject to an Option or Stock Appreciation Right shall be counted against the limit set forth in Section 3.1 as one (1) Share. Each one (1) Share subject to an Award other than Options and Stock Appreciation Rights granted pursuant to the Plan or forfeited or repurchased pursuant to Section 3.5(b) shall be counted for purposes of the limit set forth in Section 3.1 as two and one-half (2 ½) Shares.

(b) Shares Available for Future Issuance. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Grantee’s purchase price, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for issuance under the Plan. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of a SAR, the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Grantee, or by means of a Net Exercise, the number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares for which the Option is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Awards shall not again be available for issuance under the Plan. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in Section 3.1.

3.6     Assumption or Substitution of Awards

The Committee may, without affecting the number of Shares reserved or available hereunder, authorize the issuance or assumption of awards under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Internal Revenue Code Section 409A and any other applicable provisions of the Internal Revenue Code. To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Shares are listed or admitted for trading, any available Shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted hereunder, and, upon such grant, shall not reduce the Shares available for Awards under the Plan.

3.7     Minimum Vesting

Except with respect to five percent (5%) of the maximum aggregate number of Shares that may be issued under the Plan, as provided in Section 3.1, no Award which vests on the basis of the Grantee’s continued employment shall vest earlier than one year following the date of grant of such Award, and no Award which vests on the basis of attainment of performance goals shall provide for a Performance Period of less than one year.

4.	ADMINISTRATION

4.1     Administrative Committee

The Plan shall be administered by the Committee, which shall consist of not less than two persons who are directors of the Company, each of whom shall qualify as (i) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and (ii) a “non-employee director” within the meaning of Rule 16b-3 promulgated under Section 16(b) of the 1934 Act, or, (iii) if there are less than two persons who so qualify, then the Committee shall consist of all the directors serving on the Board.

4.2     Authority of the Committee

The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

(a)     to grant Awards and to select the persons to be granted Awards;

(b)     to determine (1) when Awards may be granted and any conditions which must be satisfied before an Award is made and (2) what types of Awards will be granted and the size and terms thereof;

(c)     to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(d)     to establish objectives and conditions for earning Awards;

(e)     to establish objectives and conditions for vesting or payment of Awards;

(f)     to determine whether an Award shall be evidenced by an agreement and, if so, to determine the terms of such agreement (which shall not be inconsistent with the Plan) and who must sign such agreement;

(g)     to determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the Performance Period;

(h)     to determine if and when an Award may be deferred;

(i)     to determine whether the amount or payment of an Award should be reduced or eliminated;

(j)     to determine the guidelines and/or procedures for the payment or exercise of Awards;

(k)     to determine whether an Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether any Awards comply with the Performance Based Exception under Internal Revenue Code Section 162(m);

(l)     to prescribe, amend, and rescind rules relating to the Plan;

(m)     to determine, subject to the terms of the Plan, the terms and provisions of the written agreements by which all Awards shall be granted, and, with the consent of the Grantee, to modify any such Award Agreement at any time, including to accelerate vesting of any Award in connection with a Grantee’s Involuntary Termination or retirement or as part of a severance arrangement, subject, however, to Section 3.7, and to extend the post-termination exercise period of any Award;

(n)     to provide for electronic administration of the Plan, including Award Agreements, where electronic acceptance of the Award Agreement by the Grantee, in the manner provided by the Committee, shall be equivalent to the Grantee’s execution of an Award Agreement; and

(o)     to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate.

The determination of the Committee on all matters relating to the Plan or any Award or Award Agreement shall be conclusive, final, and binding on all parties concerned, including the Company, its stockholders and any person receiving an Award under the Plan. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more officers the authority to grant one or more Awards, without further approval of the Committee, to any employee, other than a person who, at the time of such grant, is an insider whose transactions in Shares are subject to Section 16 of the 1934 Act or a “covered employee,” as described in Section 162(m) of the Code, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of Shares subject to Awards that may be granted by such officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

5.	STOCK OPTIONS

5.1     Grant Options

Subject to the terms and provisions of the Plan, Options may be granted to employees of the Company or its Subsidiaries at any time and from time to time as determined by the Committee in its sole discretion. In selecting the individuals to whom Options may be granted, in determining the number of Shares subject to each Option, and in determining the other terms and conditions applicable to each Option, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan. The Committee, in its sole discretion, may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2     General Conditions

(a)     The Grant Date of an Option shall be the date on which the Committee grants the Option or such later date as specified in advance by the Committee.

(b)     The term of each Option shall be a period of not more than ten years from the Grant Date, and shall be subject to earlier termination as herein provided.

(c)     No dividend equivalents will be paid with respect to Options.

5.3     Exercise Price

No later than the Grant Date of any Option, the Committee shall determine the Exercise Price of such Option. Subject to Section 6.3 with respect to Incentive Stock Options, the Exercise Price of an Option shall be at such price (which may not be less than 100% of the Fair Market Value of a Share on the Grant Date unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Company as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company), as the Committee, in its discretion, shall determine.

5.4     Grant of Incentive Stock Options

At the time of the grant of any Option, the Committee may designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a)     shall have an Exercise Price of (1) not less than 100% of the Fair Market Value of a Share on the Grant Date or (2) in the case of a 10% Owner, not less than 110% of the Fair Market Value of a Share on the Grant Date;

(b)     shall be for a period of not more than ten years (five years, in the case of a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(c)     shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at its Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee’s employer or any Parent or Subsidiary thereof (“Other Plans”), determined in accordance with the provisions of Section 422 of the Internal Revenue Code, which exceeds $100,000 (the “$100,000 Limit”);

(d)     shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to all Incentive Stock Options previously granted under the Plan and any Other Plans and any Incentive Stock Options under such grant (the “Current Grant”) which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as a separate Nonqualified Stock Option at such date or dates as are provided in the Current Grant;

(e)     shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company; and

(f)     shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option within two years of the date of grant or within one year of the date of exercise (except in the event of the death of the Grantee), within 10 days of such disposition.

Notwithstanding the foregoing and Section 4.2(m), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

5.5     Substitute Options

Subject to Section 5.9, if the Committee cancels any Option granted under this Plan, or any plan of any entity acquired by the Company or any of its Subsidiaries, and a new Option is substituted therefor, then the Committee may, in its discretion, determine the terms and conditions of such new Option and may, in its discretion, provide that the grant date of the canceled option shall be the date used to determine the earliest date or dates for exercising the new substituted Option under Section 5.7 hereof so that the Grantee may exercise the substituted Option at the same time as if the Grantee had held the substituted Option since the grant date of the canceled option; provided that no Option shall be canceled without the consent of the Grantee if the terms and conditions of the new Option to be substituted are not at least as favorable as the terms and conditions of the Option to be canceled.

5.6     Nontransferability

Each Option granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee. With the approval of the Committee, an Option may be transferred by gift to any member of the Grantee’s immediate family or to a trust for the benefit of one or more such immediate family members. For purposes of this Section 5.6, “immediate family” shall mean the Grantee’s spouse, children and grandchildren, parents, grandparents, former spouses, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive or step relationships.

5.7     Exercise of Options

Subject to Sections 4.2(f) and 11 and such terms and conditions as the Committee may impose, each Option shall be exercisable in such manner as the Committee, in its discretion, shall determine as set forth in the Award Agreement. Each Option shall be exercised by delivery to the Company of a written notice of intent to purchase (in such form as prepared by the Committee) a specific number of Shares subject to the Option. The Exercise Price of any Shares shall be paid in full at the time of the exercise.

5.8     Payment of Exercise Price

In the discretion of the Committee, a Grantee may pay the Exercise Price payable upon the exercise of an Option in cash, previously acquired Shares valued at its Fair Market Value on the date of exercise, Net Exercise, broker-assisted cashless exercise, or any combination thereof. Payments in Shares shall be made by delivery of (i) stock certificates in negotiable form or (ii) a completed attestation form prescribed by the Company setting forth the Shares of stock owned by the holder which the holder wishes to utilize to satisfy the exercise price. If certificates representing Shares are used to pay all or part of the purchase price of an Option, a separate certificate shall be delivered by the Company representing the same number of Shares as each certificate so used, and an additional certificate shall be delivered representing the additional Shares to which the holder of the Option is entitled as a result of the exercise of the Option. No previously acquired Shares may be used by a Grantee unless such Shares were acquired in the open market.

5.9     Prohibition Against Repricing

Without the affirmative vote of holders of a majority of the Shares cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding Shares is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per Share greater than the then Fair Market Value of a Share (“Underwater Awards”) and the grant in substitution therefor of new Options or SARs having a lower exercise price, other Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not be construed to apply to (i) “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Internal Revenue Code, (ii) adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 409A of the Internal Revenue Code, or (iii) an adjustment pursuant to Section 3.3.

6.     STOCK APPRECIATION RIGHTS

6.1     Grant of SARs

Subject to the terms and conditions of the Plan, a SAR may be granted to employees of the Company or its Subsidiaries at any time or from time to time as determined by the Committee in its sole discretion. SARs may be granted alone or in tandem with Options.

6.2     Number of Shares

The Committee shall have complete discretion to determine the number of SARs granted to any Grantee.

6.3     Exercise Price and Other Terms

The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; however, the exercise price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem SARs shall equal the Exercise Price of the related Option.

6.4     Exercise of Tandem SARs

Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the related Incentive Stock Option.

6.5     Exercise of Freestanding SARs

Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.6     Payment of SAR Amount

Upon exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares or a combination thereof. No dividend equivalents will be paid with respect to SARs.

6.7     Term of SARs

The term of a SAR shall be determined by the Committee in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.

7.	RESTRICTED SHARES AND RESTRICTED SHARE UNITS

7.1     Grant of Restricted Shares and Restricted Share Units

Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares or Restricted Share Units to employees of the Company or its Subsidiaries in such amounts as the Committee, in its sole discretion, shall determine.

7.2     Nontransferability

Restricted Shares and Shares received in respect of Restricted Share Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3     Restrictions

Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Committee, in its sole discretion, may deem advisable or appropriate, including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. The Committee may also set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion, and may require recipients of Restricted Shares or Restricted Share Units to pay a stipulated purchase price for such Restricted Shares or Restricted Share Units.

7.4     Section 162(m) Performance Restrictions

For purposes of qualifying Awards of Restricted Shares and Restricted Share Units as “performance-based compensation” under Internal Revenue Code Section 162(m), the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals with respect to Performance Measures. The Performance Goals may be set by the Committee on or before the latest date permissible to enable the Restricted Shares or Restricted Share Units to qualify as “performance-based” compensation under Internal Revenue Code Section 162(m).

7.5     Legend on Certificates or Book-Entry Registration for Restricted Shares

Any Restricted Share granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event that any stock certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares.

7.6     Termination of Employment

Except as otherwise determined by the Committee, upon termination of employment with the Company for any reason during the Period of Restriction, all Restricted Shares and all Restricted Share Units still, in either case, subject to restriction shall be forfeited and reacquired at no cost by the Company; provided, however, that the Committee may, in its sole discretion, when it finds that a waiver may be in the best interests of the Company, waive in whole or in part any remaining restrictions with respect to Restricted Shares or Restricted Share Units, subject to Section 3.7.

7.7     Payment in Respect of Restricted Share Units

Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, Shares, or a combination of cash and Shares, as determined by the Committee.

7.8     No Disposition During Period of Restriction

During the Period of Restriction, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon Awards of Restricted Shares, the Committee may (a) cause a legend or legends to be placed on any certificates relating to Restricted Shares subject to an Award, and/or (b) issue “stop transfer” instructions, as it deems necessary or appropriate.

7.9     Dividend and Voting Rights

During the Period of Restriction, Grantees who hold Restricted Shares shall have the right to dividends, however, the dividends will be subject to the same vesting schedule as the underlying Shares. Grantees who hold Restricted Shares shall have the right to vote such Shares as the record owner thereof. During the Period of Restriction, Grantees who hold Restricted Share Units will have the right to dividend equivalent payments only if provided by the Committee in the Award Agreement, and any such dividend equivalents will be subject to the same vesting schedule as the underlying Restricted Share Units. Grantees who hold Restricted Share Units shall not have the right to vote the underlying Shares until Shares are issued to the Grantee to settle the Award.

8.	PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH AWARDS

8.1     Grant of Performance Units or Shares

Subject to the terms and provisions of the Plan, Performance Units and Performance Shares may be granted to employees of the Company or its Subsidiaries at any time and from time to time as determined by the Committee in its sole discretion.

8.2     Initial Value of Performance Units or Shares

Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

8.3     Performance Objectives and Other Terms

The Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Shares that will be paid out to any Grantee.

8.4     General Performance Objectives

The Committee may set Performance Goals based upon the achievement of Company-wide, Subsidiary, departmental, regional, functional, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis (including, without limitation, relative to the performance of other corporations) determined by the Committee in its sole discretion.

8.5     Section 162(m) Performance Restrictions

For purposes of qualifying Awards of Performance Units or Performance Shares for the Performance Based Exception under Internal Revenue Code Section 162(m), the Committee, in its discretion, may determine that the performance objectives applicable to Performance Units or Performance Shares shall be based on the achievement of Performance Goals with respect to the Performance Measures. The Performance Goals may be set by the Committee on or before the latest date permissible to enable the Performance Units or Performance Shares to qualify as “performance-based” compensation under Internal Revenue Code Section 162(m). With respect to any Award that is intended to satisfy the conditions for the Performance Based Exception under Internal Revenue Code Section 162(m): (A) the Committee shall interpret the Plan and this Section 8 in light of Internal Revenue Code Section 162(m) and the regulations thereunder; (B) the Committee shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Internal Revenue Code Section 162(m) and the regulations thereunder; and (C) such Award shall not be paid until the Committee shall first have certified that the Performance Goals have been achieved.

8.6     Earning of Performance Units or Shares

After the applicable Performance Period has ended, the Grantee shall be entitled to receive a payout of the number of Performance Units or Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit or Performance Share, the Committee, in its sole discretion, when it finds that a waiver may be in the best interests of the Company, may reduce or waive any performance objectives for such Performance Unit or Performance Share, subject to Section 3.7.

8.7     Form and Timing of Payment

Payment of earned Performance Units or Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares, or a combination thereof.

8.8     Negative Discretion

Notwithstanding the achievement of any Performance Goals established under this Plan, the Committee has the discretion by Grantee, to reduce some or all of an Award that would otherwise be paid.

8.9     Extraordinary Events

At, or at any time after, the time an Award is granted, and to the extent permitted under Internal Revenue Code Section 162(m) and the regulations thereunder without adversely affecting the treatment of the Award under the Performance Based Exception, the Committee may provide for the manner in which performance will be measured against the Performance Goals (or may adjust the Performance Goals) to reflect the impact of specific corporate transactions, accounting or tax law changes and other unusual or infrequently occurring events or transactions.

8.10     Dividends and Dividend Equivalents

Grantees who hold Performance Units or Performance Shares will have the right to dividends or dividend equivalent payments, as applicable, only if provided by the Committee in the Award Agreement, and any such dividends or dividend equivalents will be subject to the same performance measures and vesting schedule as the underlying Performance Units or Performance Shares.

8.11     Cash Awards

The Committee may from time to time grant Awards in the form of Cash Awards on such terms and conditions as the Committee may determine, including, without limitation, Cash Awards in connection with any short-term or long-term cash incentive program established by the Company or an Affiliate and Cash Awards intended to qualify for the Performance Based Exception. No dividend equivalents will be paid with respect to Cash Awards.

9.	TAX WITHHOLDING

9.1     Mandatory Tax Withholding

Whenever under the Plan, cash or Shares pursuant to an Award are to be delivered to an individual who is subject to U.S. federal income taxes or non-U.S. taxes upon exercise or payment of an Award, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all such U.S. Federal, state, and local and all non-U.S. withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any Shares or cash due to the Grantee under the Plan, or (iii) any combination of the foregoing. The Company shall have no obligation to deliver Shares, to release Shares from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Company’s or Affiliate’s tax withholding obligations have been satisfied by the Grantee.

9.2     Withholding in or Directed Sale of Shares

The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Grantee upon the exercise or settlement of an Award, or to accept from the Grantee the tender of, a number of whole Shares having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Company or any Affiliate. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates (or the maximum individual statutory withholding rates for the applicable jurisdiction if use of such rates would not result in adverse accounting consequences or cost). The Company may require a Grantee to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of the Company or any Affiliate and to remit an amount equal to such tax withholding obligations to such Company or Affiliate in cash.

10.	DEFERRED PAYMENTS

Subject to the terms of this Plan and applicable law, including Section 409A of the Internal Revenue Code, the Committee may determine that all or a portion of any Award to Grantee, whether it is to be paid in cash, Shares or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Grantees. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion; provided, however, that no deferral shall be permitted to the extent that any such deferral would adversely affect the tax treatment of any outstanding Awards under applicable law.

11.	TERMINATION OF EMPLOYMENT

11.1     Termination for Cause.

If the Grantee has a Termination of Employment for Cause, then all Awards (vested and unvested) shall terminate immediately upon the Grantee’s Termination of Employment.

11.2     Termination other than for Cause.

If the Grantee has a Termination of Employment for any reason other than Cause, then any unexercised Award, to the extent exercisable on the date of the Grantee’s Termination of Employment, may be exercised as follows, unless otherwise provided in an Award Agreement:

(a)     Death. If the Grantee’s Termination of Employment is caused by the death of the Grantee, then any unexercised Award to the extent exercisable on the date of the Grantee’s death, may be exercised in whole or in part, at any time within one year after the Grantee’s death by the Grantee’s personal representative or by the person to whom the Award is transferred by will or the applicable laws of descent and distribution, but in no event beyond the scheduled expiration of the Award;

(b)     Disability. If the Grantee’s Termination of Employment is on account of the Disability of the Grantee, then any unexercised Award to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within one year after the date of such Termination of Employment; provided, however, that, if the Grantee dies after such Termination of Employment and before the end of such one year period, such Award may be exercised by the deceased Grantee’s personal representative or by the person to whom the Award is transferred by will or the applicable laws of descent and distribution within one year after the Grantee’s Termination of Employment, or, if later, within 180 days after the Grantee’s death, but in no event beyond the scheduled expiration of the Award; and

(c)     Other. If the Grantee’s Termination of Employment is for any reason other than Cause, death, or Disability, then any unexercised Award, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within 90 days after such Termination of Employment; provided, however, that if the Grantee dies within such 90-day period following such Termination of Employment, such Award may be exercised by the deceased Grantee’s personal representative or by the person to whom the Award is transferred by will or the applicable laws of descent and distribution within 180 days of the Grantee’s death, but in no event beyond the scheduled expiration of the Award.

All unvested Awards expire automatically upon the Grantee’s Termination of Employment, unless otherwise provided in the Award Agreement.

12.	EFFECTS OF A CHANGE OF CONTROL

In the event of a Change of Control, outstanding Awards shall be subject to the definitive agreement entered into by the Company in connection with the Change of Control. Subject to the requirements and limitations of Section 409A of the Internal Revenue Code, if applicable, the Committee may provide pursuant to such agreement for any one or more of the following:

(a)     Assumption, Continuation or Substitution. In the event of a Change of Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Grantee, assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change of Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change of Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change of Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change of Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change of Control nor exercised or settled as of the time of consummation of the Change of Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change of Control.

(b)     Cash-Out of Outstanding Stock-Based Awards. The Committee may, in its discretion and without the consent of any Grantee, determine that, upon the occurrence of a Change of Control, each or any Award denominated in Shares or portion thereof outstanding immediately prior to the Change of Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change of Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change of Control, reduced (but not below zero) by the exercise or purchase price per Share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per Share equal to or greater than the Fair Market Value of the consideration to be paid per Share in the Change of Control may be canceled without payment of consideration to the holder thereof.

(c)     Accelerated Vesting of Time-Vesting Awards. The Committee may, in its discretion, provide that if either:

(i)      the Acquiror will not assume or continue time-vesting Awards or substitute a substantially equivalent award pursuant to subsection (a) above, in each case for equity securities of the Acquiror which are or promptly will be registered under the 1933 Act and tradable on an established United States securities exchange, or

(ii)     the Acquiror has so assumed, continued or substituted for the time-vesting Award, but the Grantee’s employment terminates as a result of Involuntary Termination,

then the exercisability, vesting and/or settlement of the time-vesting Award and Shares acquired pursuant thereto will accelerate in full or in part to such extent as the Committee determines.

(d)     Accelerated or Pro Rata Settlement of Performance-Vesting Awards. The Committee may, in its discretion, provide that if either:

(i)     the Acquiror will not assume or continue performance-vesting Awards or substitute a substantially equivalent award pursuant to subsection (a) above, in each case for equity securities of the Acquiror which are or promptly will be registered under the 1933 Act and tradable on an established United States securities exchange, or

(ii)     the Acquiror has so assumed, continued or substituted for the performance-vesting Award, but the Grantee’s employment terminates as a result of Involuntary Termination,

then the exercisability, vesting and/or settlement of the performance-vesting Award and Shares acquired pursuant thereto will be determined, as specified by the Committee, either (A) based upon the actual achievement of the applicable performance goals(s) under the terms of the performance-based Award through the date of the Change of Control or the Involuntary Termination, as applicable or (B) to such extent as would occur under the terms of the performance-vesting Award had 100% of the target level of the applicable performance goals(s) been achieved but with the result prorated based on the period of the Grantee’s actual employment during the applicable full Performance Period.

13.	NONCOMPETITION AND NONSOLICITATION

During the period of the Grantee’s employment and for two years thereafter, the Grantee shall not, directly or indirectly, (a) own, manage, operate, join or control, be employed by or participate in the ownership, management, operation or control of, or be a consultant to or connected in any other manner with, any business, firm or corporation which is similar to or competes with a principal business of the Company or its Subsidiaries (a “Competitive Activity”) or (b) for the Grantee or any person or business entity, induce or attempt to induce any employee of the Company or a Subsidiary to terminate employment with the Company or a Subsidiary or solicit, entice, take away or employ any person employed by the Company or a Subsidiary (“Solicitation”). For these purposes, the Grantee’s ownership of securities of a public company not in excess of one percent of any class of such securities shall not be considered to be competition with the Company or its Subsidiaries.

If the Grantee shall engage in a Competitive Activity or Solicitation, as determined by the Committee in good faith (a) all Awards (vested and unvested) then held by the Grantee shall expire as of the date that the Grantee first engaged in such Competitive Activity or Solicitation, (b) the Company shall have the right to acquire any Shares then owned by the Grantee as the result of the exercise or settlement of an Award at a price equal to the lesser of (i) the Fair Market Value of such Shares or (ii) the aggregate exercise price paid therefor by the Grantee, and (c) the Company shall have the right to require the Grantee to return to the Company any other gain (whether or not realized) the Grantee had on the exercise of any Awards granted under this Plan (that is, the amount by which, at the time of the exercise of any Award, the Fair Market Value of the Shares to be received was greater than the aggregate exercise price paid therefor by the Grantee) or upon the sale of any Shares obtained pursuant to an Award.

The restrictive covenants in this Section 13 are incorporated by reference into each Award Agreement under the Plan and are in addition to, and not in lieu of, any similar covenant or restriction by which the Grantee may otherwise be bound.

14.	MISCELLANEOUS

14.1     Securities Law Matters

(a)     If the Committee deems it necessary to comply with the 1933 Act and there is not in effect a registration statement under the 1933 Act relating to the Shares to be acquired pursuant to the Award, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for Shares.

(b)     If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (1) federal or state securities law or (2) the listing requirements of any securities exchange on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

14.2     Funding

Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for, benefits under the Plan.

14.3     No Employment Rights

Neither the establishment of the Plan nor the granting of any Award shall be construed to (i) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or to receive any future Awards under the Plan, or (ii) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

14.4     Rights as a Stockholder

A Grantee shall not, by reason of any Award, have any right as a stockholder of the Company with respect to the Shares which may be deliverable upon exercise or settlement of such Award until such Shares have been delivered to him. Subject to any governing rules or regulations, the Company shall issue or cause to be issued the Shares acquired pursuant to an Award and shall deliver such Shares to or for the benefit of the Grantee by means of one or more of the following: (a) by delivering to the Grantee evidence of book entry Shares credited to the account of the Grantee, (b) by depositing such Shares for the benefit of the Grantee with any broker with which the Grantee has an account relationship, or (c) by delivering such Shares to the Grantee in certificate form.

14.5     Nature of Payments

Any and all grants or deliveries of Shares hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (ii) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

14.6     Non-uniform Determinations

Neither the Committee’s nor the Board’s determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Section 11, of Terminations of Employment and the treatment of Grantees under Section 12. Notwithstanding the foregoing, the Committee’s interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

14.7     Amendment of the Plan

The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except as such stockholder approval may be required (a) to permit transactions in Shares pursuant to the Plan to be exempt from liability under Section 16(b) of the 1934 Act, (b) under the listing requirements of any securities exchange on which are listed any of the Company’s equity securities, or (c) pursuant to other applicable law.

14.8     Termination of the Plan

The Plan shall terminate on the tenth anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award or Award Agreement then outstanding under the Plan.

14.9     No Illegal Transactions

The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto, and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Shares or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

14.10     No Loans

No loans from the Company to Grantee shall be permitted under this Plan.

14.11     Assignment or Transfer

Unless the Committee shall specifically determine pursuant to Section 5.6, no Award under the Plan or any rights or interest therein shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the Grantee’s lifetime, only by the Grantee. Once awarded, the Shares received by a Grantee may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by the 1933 Act, Section 16 of the 1934 Act and the Company’s insider trading policy and any holding period policy, each as amended from time to time.

14.12     Beneficiary Designation

To the extent allowed by the Committee, each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Committee determines otherwise, each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

14.13     Cost and Expenses

The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award or to any Grantee unless the Committee otherwise determines in its sole discretion.

14.14     Fractional Shares

Fractional Shares shall not be issued or transferred under an Award, but the Committee may pay cash in lieu of a fraction or round or eliminate the fraction, in its discretion.

14.15     Indemnification of Officers and Directors

Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in the Company’s Certificate of Incorporation and Bylaws as in effect from time to time.

14.16     Severability

If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

14.17     Indemnification of Committee Members

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

14.18     Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business or assets of the Company.

14.19     Headings

The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

14.20     Number and Gender

When appropriate the singular as used in this Plan shall include the plural and vice versa, and the masculine shall include the feminine.

14.21     Controlling Law

The laws of the State of Connecticut, except its laws with respect to choice of laws, shall be controlling in all matters relating to the Plan.

14.22     Compliance with Laws; Clawback

(a)       The granting of Awards and the issuance, purchase and delivery of Shares pursuant to such Awards shall be conducted in compliance with all applicable laws, the respective rules and regulations promulgated thereunder, and the policies and regulations of applicable securities regulatory authorities. If the Committee determines, in its discretion, that, in order to comply with any such listing requirements, statutes, regulations or rules, certain action is necessary in relation to an Award (including forfeiture of such Award), no Award shall be granted and no Shares may be issued, purchased or delivered pursuant to such Awards, as applicable, unless such action shall have been completed in a manner satisfactory to the Committee.

(b)     The Grantee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment as a result of any accounting restatement due to material noncompliance of the Company with any financial reporting requirements of securities laws as a result of which, and to the extent that, such reduction, cancellation, forfeiture, or recoupment is required by applicable securities laws and/or the Company’s clawback policy.

(c)     Notwithstanding anything in this Plan to the contrary, it is intended that any grant of an Award shall satisfy the requirements for compliance with or exemption from Section 409A of the Internal Revenue Code, to the extent applicable. The Plan and any Award shall be interpreted in a manner that is consistent with compliance with or exemption from Section 409A of the Internal Revenue Code. In the event that any Award is subject to Section 409A of the Internal Revenue Code and is otherwise payable upon a Change of Control, no such payment shall be made unless such Change of Control constitutes a “Change in Control Event” as defined in Section 1.409A-3(i)(5)(i) of the Treasury Regulations, and as set forth in Section 1.409A-3(i)(5)(v) through (vii). In the event that any Award is subject to Section 409A of the Internal Revenue Code and is payable upon termination of employment, such Award shall not be payable upon a termination of employment unless such termination of employment constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations. Notwithstanding anything in this Plan to the contrary (and unless the Award Agreement specifically provides otherwise), if a Grantee holding an Award that constitutes “deferred compensation” under Section 409A of the Internal Revenue Code is a “specified employee” for purposes of Section 409A of the Internal Revenue Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Grantee’s “separation from service” (as defined in Section 409A of the Internal Revenue Code) or, if earlier, the date of the Grantee’s death.

14.22     Electronic Administration

The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or use an on-line or electronic system established and maintained by the Company or another third party designated by the Company for Plan participation. Any Plan requirement to provide a notice or a document in writing may be satisfied by electronic means to the extent permitted by the Company and applicable law.

APPENDIX B

FACTSET RESEARCH SYSTEMS INC.

NON-EMPLOYEE DIRECTORS’ STOCK OPTION AND AWARD PLAN,

AS AMENDED AND RESTATED

1.     Adoption and Purpose. FactSet Research Systems Inc., a Delaware corporation (the “Company”), hereby adopts its FactSet Research Systems Inc. Non-Employee Directors’ Stock Option and Award Plan, as Amended and Restated (the “Plan”), effective as of December 19, 2017 (the “Effective Date”), as an amendment and restatement of its 2008 Non-Employee Directors’ Stock Option Plan, to secure for the Company and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors (the “Board”) of the Company who are not employees of the Company or any of its subsidiaries (each a “Non-Employee Director”). The types of awards that may be granted under the Plan are nonqualified stock options (“Options”), restricted shares (“Restricted Shares”), and restricted share units (“Restricted Share Units”) (collectively, an “Award” or “Awards”).

2.     Administration. The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying Awards made under the Plan and the power to determine the restrictions, if any, applicable to the Awards. The Board shall, subject to the provisions of the Plan, have the power to interpret the Plan and to prescribe, amend and rescind rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Board in the administration of the Plan, as described herein, shall be final, conclusive and binding on all interested parties. The Board may authorize any one or more of their number (each, a “Director”) or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. The Board hereby authorizes the Secretary to execute and deliver all documents to be delivered by the Board pursuant to the Plan. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

3.     Shares Subject to Plan. The stock which may be issued and sold under the Plan will be the common stock, par value $0.01 per share, of the Company (“Common Stock”).

Subject to adjustment as provided in Section 6, the total number of shares of Common Stock available for grant under the Plan shall not exceed 500,000 shares. The shares of Common Stock granted under the Plan may be authorized but unissued shares, reacquired shares, treasury shares, or any combination thereof.

If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the grantee’s purchase price, the shares allocable to the terminated portion of such Award or such forfeited or repurchased shares shall again be available for issuance under the Plan. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares owned by the grantee, or by means of a net exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Awards shall not again be available for issuance under the Plan. Shares purchased in the open market with proceeds from the exercise of Options shall not be added to the limit set forth in this Section 3.

Each share of Common Stock subject to an Option shall be counted against the limit set forth above as one (1) share. Each one (1) share subject to an Award other than Options granted pursuant to the Plan or forfeited or repurchased as described above shall be counted for purposes of the limit set forth above as two and one-half (2 ½) shares.

4.	Participants; Annual Limit. Each Non-Employee Director shall be eligible to receive an Award under the Plan.

Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with generally accepted accounting principles in the United States) of all Awards granted to any Non-Employee Director during any fiscal year of the Company, taken together with any cash compensation paid to such Non-Employee Director during such fiscal year, shall not exceed $500,000.

5.

Terms and Conditions of Awards. Each Award granted under the Plan shall be evidenced by an agreement (the “Award Agreement”) in such form as the Board shall prescribe from time to time in accordance with the Plan.

(a)     Options. Option grants shall have the following terms and conditions:

(i)     The Option exercise price shall be the “Fair Market Value” of the Common Stock on the date the Option is granted. For purposes of the Plan, Fair Market Value shall mean (1) if the Common Stock is listed on a national securities exchange, the closing price of a share of Common Stock on the date of grant (or, if not granted on a trading day, on the last preceding trading day) or, (2) if shares of Common Stock are not then listed on a national Securities exchange, the mean of the bid and asked prices for a share of Common Stock in the over-the-counter market as reported in the National Association of Securities Dealers Automatic Quotation System (NASDAQ) on that date, or, if there is no such quotation on that date, such prices on the last preceding business day on which there was a quotation; provided, however, that if the Common Stock is not so listed or traded, then the Fair Market Value shall be determined in good faith by the Board.

(ii)     The Board may, from time to time, in its sole discretion, subject to the limitations of the Plan, grant Options to each Non-Employee Director and determine the number of shares to be subject to the Option.

(iii)     No Option or any part of an Option shall be exercisable:

(A)     after the expiration of seven years from the date the Option was granted,

(B)     unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise or by a date specified by the optionee (not more than 10 business days from the date of exercise); such payment shall be made: (I) in cash or by check, (II) by tendering to the Company Common Stock owned by the person exercising the Option having a Fair Market Value equal to the cash exercise price applicable to such Option, it being understood that the Board shall determine acceptable methods for tendering Common Stock and may impose such conditions on the use of Common Stock to exercise Options as it deems appropriate, (III) by net exercise, (IV) by broker-assisted cashless exercise, or (V) by a combination of the foregoing methods; and

(C)     unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Director of the Company, except that if such person shall cease to be such a Director by reason of Incapacity (as defined below) or death while holding an Option that has not expired and has not been fully exercised, such person, or in the case of death, the executors, administrators, or distributees, as the case may be, may within 90 days (one year in the event of death) after the date such person ceased to be such a Director (but in no event after the Option has expired under the provisions of subparagraph 5(a)(iii)(A) above) exercise the Option (to the extent exercisable by the Director on the date such person ceased to be a Director) with respect to any shares of Common Stock as to which such person has not exercised the Option on the date the person ceased to be such a Director.

If any person who has ceased to be a Director for any reason other than death, shall die holding an Option that has not expired and has not been fully exercised, such person’s executors, administrators, or distributees, as the case may be, may exercise the Option within one year of the person’s death (to the extent exercisable by the decedent on his date of death) provided that in no event may the Option be exercised after it has expired pursuant to subparagraph 5(a)(iii)(A).

In the event any Option is exercised by the executors, administrators, legatees, or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee’s estate or the proper legatees or distributees thereof.

(iv)     The period during which the right to exercise, in whole or in part, an Option vests, shall be set by the Board, and the Board may determinate that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Board may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests. Unless otherwise set forth in the Award Agreement, in the event the Non-Employee Director ceases to be a Director by reason of Incapacity or death, the total number of shares of Common Stock covered by the Option shall thereupon become fully vested and immediately exercisable.

(v)     Options granted to a Non-Employee Director shall be forfeited if such Non-Employee Director shall cease to be a Director for reasons other than Incapacity or death unless the Board, in its discretion, elects that such outstanding Options shall thereupon become fully vested and immediately exercisable.

(vi)     As used in this Section 5, the term “Incapacity” means any material physical, mental or other disability rendering the Director incapable of substantially performing his or her services hereunder that is not cured within 180 days after the first occurrence of such incapacity. In the event of any dispute between the Company and the Director as to whether he or she is incapacitated, as defined herein, the determination of whether the Director is so incapacitated shall be made by an independent physician selected by the Board and the decision of such physician shall be binding upon the Company and the Director.

(vii)     Notwithstanding any other provisions of the Plan or any Award Agreement, upon the occurrence of a “Change of Control” (as defined in the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated, and as may be amended from time to time), (i) all Options granted under the Plan which have not been exercised and which have not expired by their terms shall immediately be fully exercisable for the remainder of their respective terms, and (ii) the Board may, in its sole discretion, determine that such Options be immediately terminated in which case the optionee will be paid an amount in cash in respect of each Option equal to the difference between the Fair Market Value (as determined pursuant to Section 5(a)(i) hereof but substituting the date of the Change of Control for the grant date) of a share of Common Stock and the exercise price of such Option.

(b)     Restricted Shares and Restricted Share Units. Subject to the terms and conditions of the Plan, the Board, at any time and from time to time, may grant Restricted Shares or Restricted Share Units to Non-Employee Directors in such amounts as the Board, in its sole discretion, shall determine.

(i)     Restricted Shares and shares received in respect of Restricted Share Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction. “Period of Restriction” means the period during which Restricted Shares and Restricted Share Units are subject to forfeiture and/or restrictions of transferability.

(ii)     Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Board, in its sole discretion, may deem advisable or appropriate, including, without limitation, any limitation on the right to vote a Restricted Share or the right to receive any dividend or other right or property, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate. The Board may also set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Board in its discretion, and may require recipients of Restricted Shares or Restricted Share Units to pay a stipulated purchase price for such Restricted Shares or Restricted Share Units.

(iii)     Any Restricted Share granted under the Plan may be evidenced in such manner as the Board may deem appropriate including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event that any stock certificate is issued in respect of Restricted Shares granted under the Plan, such certificate shall be registered in the name of the grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares.

(iv)     Except as otherwise determined by the Board, upon termination of service with the Company for any reason during the Period of Restriction, all Restricted Shares and all Restricted Share Units still, in either case, subject to restriction shall be forfeited and reacquired at no cost by the Company; provided, however, that the Board may, in its sole discretion, when it finds that a waiver may be in the best interests of the Company, waive in whole or in part any remaining restrictions with respect to Restricted Shares or Restricted Share Units.

(v)     Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, shares, or a combination of cash and shares, as determined by the Board.

(vi)     During the Period of Restriction, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. In order to enforce the limitations imposed upon Awards of Restricted Shares, the Board may (a) cause a legend or legends to be placed on any certificates relating to Restricted Shares subject to an Award, and/or (b) issue “stop transfer” instructions, as it deems necessary or appropriate.

(vii)    During the Period of Restriction, grantees who hold Restricted Shares shall have the right to dividends, however, the dividends will be subject to the same vesting schedule as the underlying shares. Grantees who hold Restricted Shares shall have the right to vote such shares as the record owner thereof. During the Period of Restriction, grantees who hold Restricted Share Units will have the right to dividend equivalent payments only if provided by the Board in the Award Agreement, and any such dividend equivalents will be subject to the same vesting schedule as the underlying Restricted Share Units. Grantees who hold Restricted Share Units shall not have the right to vote the underlying shares until shares are issued to the grantee to settle the Award.

(viii)   The Board may allow deferral of payment of an Award subject to and in accordance with Section 409A of the Internal Revenue Code.

(ix)     Subject to the requirements and limitations of Section 409A of the Internal Revenue Code, if applicable, except as otherwise provided in an Award Agreement, in the event of a Change of Control, each outstanding Restricted Share and Restricted Share Unit shall become vested in full immediately before the occurrence of such Change of Control, and contingent thereon, and shall be settled effective immediately prior to the time of consummation of the Change of Control.

6.	Adjustment in the Event of Certain Changes in Stock.

(a)     If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to common shareholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for Awards, the number of such shares covered by outstanding Awards, and the exercise price per share of Options shall be proportionately adjusted by the Board to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(b)     In the event of a change in the Common Stock of the Company as presently constituted, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(c)     In the event of a reorganization, recapitalization, merger, consolidation, acquisition of property or stock, extraordinary dividend or distribution (other than as covered by Section 6(a) hereof), separation or liquidation of the Company, or any other event similarly affecting the Company, the Board shall have the right, but not the obligation, notwithstanding anything to the contrary in this Plan, to provide that outstanding Options granted under this Plan shall be (i) canceled in respect of a cash payment or the payment of securities or property, or any combination thereof, with a per share value determined by the Board in good faith to be equal to the value received by the stockholders of the Company in such event in the respect of each share of Common Stock, with appropriate deductions of exercise prices, or (ii) adjusted to represent Options to receive cash, securities, property, or any combination thereof, with a per share value determined by the Board in good faith to be equal to the value received by the stockholders of the Company in such event in respect of each share of Common Stock, at such exercise prices as the Board in its discretion may determine is appropriate.

(d)     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

7.     Nonexclusive Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other awards other than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

8.     Section 16 Persons. Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

9.     Nonassignability. Awards may not be transferred other than by will or by the laws of descent and distribution; provided, however, that an Option may be transferred by gift to any member of the Non-Employee Director’s immediate family or to a trust for the benefit of one or more of such immediate family members, if approved by the Board. During a Non-Employee Director’s lifetime, Options granted to a Non-Employee Director may be exercised only by such Non-Employee Director or by his or her guardian or legal representative unless the Option has been transferred in accordance with the preceding sentence, in which case it shall be exercisable only by such transferee. For purposes of this Section 9, “immediate family” shall mean the optionee’s spouse, children, and grandchildren.

10.     Amendment or Discontinuance. The Plan may be amended or discontinued by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would increase (except as provided in Section 6 hereof) the maximum number of shares of Common Stock for which Awards may be granted under the Plan. No termination, modification or amendment of the Plan may, without the consent of the Director to whom any Award shall theretofore have been granted, adversely affect the rights of such Director (or his or her transferee) under such Award.

11.     Limitation of Rights. Neither the adoption of the Plan nor any action of the Board shall be deemed to give any Non-Employee Director any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Board and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.

12.     Term. The Plan shall terminate on the tenth anniversary of the Effective Date or at such earlier time as the Board may determine. The Board may not grant Awards under the Plan after such termination date, but Awards granted before that date will continue to be effective in accordance with their terms.

13.     Effectiveness; Approval of Stockholders. The Plan shall take effect on the date on which the Plan is adopted by the Board, but its effectiveness and the exercise of any Options shall be subject to the approval of the holders of a majority of the voting shares of the Company, which approval must occur within twelve months after the date on which the Plan is adopted by the Board.

14.     Withholding Taxes. If the Board shall so require, as a condition of exercise, each Non-Employee Director shall agree that:

(a)     no later than the date of exercise of any Option, or vesting or settlement of any other Award, such Non-Employee Director will pay to the Company or make arrangements satisfactory to the Board regarding payment of any Federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option or vesting or settlement of any other Awards (any such tax, a “Withholding Tax”); and

(b)     the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to such Non-Employee Director any such Withholding Tax.

15.     No Illegal Transactions. The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto. Notwithstanding any provision of the Plan or any Award Agreement, grantees shall not be entitled to exercise Options or receive the benefits of any Award and the Company shall not be obligated to deliver any Common Stock or pay any benefits to grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the grantee or the Company of any provision of any such law or regulation.

16.    Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

17.     Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.     Number and Gender. When appropriate the singular as used in this Plan shall include the plural and vice versa, and the masculine shall include the feminine.

19.    Electronic Administration. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or use an on-line or electronic system established and maintained by the Company or another third party designated by the Company for Plan participation. Any Plan requirement to provide a notice or a document in writing may be satisfied by electronic means to the extent permitted by the Company and applicable law.

20.     Controlling Law. The laws of the State of Connecticut, except its laws with respect to choice of laws, shall be controlling in all matters, relating to the Plan.

APPENDIX C

FACTSET RESEARCH SYSTEMS INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED

ARTICLE I
ESTABLISHMENT

FactSet Research Systems Inc. (the “Company”) hereby amends and restates its FactSet Research Systems Inc. Employee Stock Purchase Plan, as Amended and Restated (the “Plan”), effective as of December 19, 2017 (the “Effective Date”).

PURPOSE

The primary purpose of the Plan is to provide a method whereby employees of the Company or any Designated Subsidiary (as defined herein), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Plan is also established to help promote the overall financial objectives of the Company’s stockholders by promoting those persons participating in the Plan to achieve long-term growth in stockholder equity. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder.

ARTICLE II

DEFINITIONS

The following words and phrases, as used herein, shall have the meanings indicated unless the context clearly indicates to the contrary:

2.01     “Account” shall mean the bookkeeping account established on behalf of a Participant to which (i) is credited all contributions paid for the purpose of purchasing Common Stock under the Plan, (ii) is credited all shares of Common Stock purchased with such contributions, and (iii) shall be charged all distributions of Common Stock, or withdrawals of contributions, pursuant to the Plan. Such Account shall remain unfunded as described in Section 8.11 of the Plan.

2.02     “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. Any “Relative” (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. Neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock.

2.03     “Agreement” shall mean, either individually or collectively, any subscription, enrollment and/or withholding agreement, in the form prescribed by the Committee, entered into pursuant to the Plan between the Company or a Designated Subsidiary and a Participant. Such Agreement shall be an authorization for the Company or a Designated Subsidiary to withhold amounts from such Participant’s Compensation, at the Contribution Rate specified in the Agreement, to be applied to purchase Common Stock.

2.04    “Beneficiary” shall mean the person specified by a Participant in his or her most recent written designation that is filed with the Plan Administrator (or designee) to receive any benefits under the Plan in the event of such Participant’s death, in accordance with Section 8.01.

2.05     “Board” shall mean the Board of Directors of the Company.

2.06    “Change of Control” shall have the meaning given that term in the FactSet Research Systems Inc. Stock Option and Award Plan, as Amended and Restated, as may be amended from time to time.

2.07     “Commission” shall mean the Securities and Exchange Commission or any successor entity or agency.

2.08     “Committee” shall mean the Compensation and Talent Committee of the Board as described in Article VII.

2.09    “Compensation” shall mean, for the relevant period, the base compensation (salary or wages) paid in cash to a Participant by the Company and/or a Designated Subsidiary. Compensation shall not include bonuses or other incentive-type payments.

2.10     “Common Stock” shall mean shares of common stock of the Company, par value $.01 per share, or the common stock of any successor to the Company, which is designated for the purposes of the Plan.

2.11     “Contribution Rate” shall be that rate of contribution of Compensation to the Plan stated in the Agreement, subject to determination in accordance with Article IV.

2.12    “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

2.13     “Eligible Employee” shall mean any individual who is employed in the United States (unless otherwise required by law or the Committee determines otherwise) on a full-time or part-time basis by the Company or a Designated Subsidiary on an Enrollment Date, except that the Committee in its sole discretion may exclude: (i) employees whose customary employment is not more than 20 hours per week; (ii) employees whose customary employment is for not more than five months in any calendar year; and (iii) employees who are considered to be a highly compensated employee of the Company or Designated Subsidiary within the meaning of Section 414(q) of the Code. As of the Effective Date, and unless and until the Committee determines otherwise, only those employees described in Section 2.13(i) and (ii) are excluded from the class of Eligible Employees.

2.14     “Enrollment Date” shall mean the first day of each Offering Period.

2.15     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

2.16     “Exercise Date” shall mean the last day of each Offering Period.

2.17     “Fair Market Value” of a share of Common Stock as of a given date shall mean: (i) if the Common Stock is listed or admitted to trading on The New York Stock Exchange or on another established stock exchange (including, for this purpose, the Nasdaq National Market), the closing sale price for a share of the Common Stock on the composite tape for such exchange (or in Nasdaq National Market trading, if applicable) as reported in The Wall Street Journal (or, if not so reported, such other nationally recognized reporting source as the Committee shall select) for such date, or, if no such price is reported for such date, the most recent day for which such price is available shall be used; (ii) if the Common Stock is not then listed or admitted to trading on such a stock exchange, the mean of the closing representative bid and asked prices for the Common Stock on such date as reported by the Nasdaq Small Cap Market or, if not so reported, by the OTC Bulletin Board (or any successor or similar quotation system regularly reporting the market value of the Common Stock in the over-the-counter market), or, if no such prices are reported for such date, the most recent day for which such prices are available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above are practicable, the fair market value of a share of Common Stock determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith as of such date.

2.18     “Nominee” shall mean the custodian, if any, designated by the Company for the Accounts held under the Plan.

2.19    “Offering Period” shall mean a period as determined by the Committee during which a Participant’s Option may be exercised and the accumulated value of the Participant’s Account may be applied to purchase Common Stock. Unless otherwise specified by the Committee, Offering Periods shall begin on the first business day of each fiscal quarter of the Company and end on the last business day of such fiscal quarter. As of the date of adoption of the Plan by the Board, the fiscal quarters of the Company commence on March 1, June 1, September 1 and December 1. The duration of Offering Periods may be changed by the Committee or the Board pursuant to Section 3.06 or 5.04.

2.20    “Option” shall mean the right to purchase the number of shares of Common Stock specified in accordance with the Plan at a price and for a term fixed in accordance with the Plan, and subject to such other limitations and restrictions as may be imposed by the Plan or the Committee in accordance with the Plan.

2.21     “Option Price” shall mean an amount equal to at least 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or Exercise Date, whichever is lower.

2.22    “Participant” shall mean an Eligible Employee who satisfies the eligibility conditions of Article III, and to whom an Option has been granted by the Committee under the Plan.

2.23     “Person” shall mean “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

2.24     “Plan Administrator” shall mean the person serving as the Director of Human Resources of the Company, unless the Committee determines otherwise.

2.25     “Plan Year” shall mean the twelve (12) consecutive month period commencing on September 1 and ending on the following August 31. The Committee may at any time designate another period as the Plan Year.

2.26     “Reserves” shall mean the number of shares of Common Stock covered by each Option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under an Option.

2.27     “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

2.28     “Subsidiary” shall mean any present or future corporation, domestic or foreign, which is or would be a “subsidiary corporation,” as defined under Section 424(f) of the Code, of the Company.

2.29     “Trading Day” shall mean a day on which national stock exchanges are open for trading.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.01    Initial Eligibility. Any individual who becomes employed with the Company or a Designated Subsidiary, and is otherwise an Eligible Employee, may participate in the Plan starting with the first Offering Period that begins after the date the individual completes ninety (90) days of continuous service with the Company or the Designated Subsidiary. The Eligible Employee must enroll by the deadline set by the Company to participate in any Offering Period.

3.02     Leave of Absence. For purposes of the Plan, an individual’s employment relationship is still considered to be continuing intact while such individual is on sick leave, or other leave of absence approved by the Committee or the Participant’s supervisor; provided, however, that if the period of leave of absence exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

3.03      Eligibility Restrictions. Notwithstanding any provisions of the Plan to the contrary, no employee of the Company or a Designated Subsidiary shall be granted an Option under the Plan:

(a)     if, immediately after the Option is granted, applying the rules under Section 424(d) of the Code to determine Common Stock ownership, such employee would own, immediately after the Option is granted, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary; or

(b)     which permits such employee’s rights to purchase stock under the Plan and any other employee stock purchase plans (excluding, for this purpose, any of the Company’s stock option plans) of the Company or any Subsidiary to accrue at a rate that exceeds $25,000 (or such other amount as may be adjusted from time to time under applicable provisions of the Code or regulations promulgated thereunder) in Fair Market Value of Common Stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding.

3.04      Participation. (a) An Eligible Employee may commence participation by enrolling and completing an Agreement authorizing payroll deductions and submitting it to the Company or representative designated by the Company (including a third-party administrator designated by the Company) in such manner prescribed by the Company by the deadline set by the Company prior to the applicable Enrollment Date. Such an Eligible Employee is referred to as a Participant.

(b)     Any payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article VI. Unless the Participant withdraws from the Plan, the Participant’s employment terminates, or the Participant becomes ineligible to participate in the Plan, the Participant will automatically continue to participate in subsequent Offering Periods.

3.05      Option Grant. On the Enrollment Date of each Offering Period, each Participant participating in the Offering Period shall be granted an Option to purchase on the Exercise Date of such Offering Period (at the appropriate Option Price) a number of shares of Common Stock (which may include fractional shares, as determined by the Committee) as determined by dividing the particular Participant’s payroll deductions that have accumulated prior to such Exercise Date and retained in such Participant’s Account as of that Exercise Date by the appropriate Option Price, subject, however, to the limitations described in this Section and in the Plan.

Except as otherwise provided below, on the Enrollment Date of each Offering Period, the maximum number of whole shares of Common Stock that may be subject to the Option shall be determined by dividing the Dollar Limit (defined herein) by the Fair Market Value of a share of Common Stock on such Enrollment Date. For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded down to the nearest whole month) in the Offering Period and rounding down to the nearest whole dollar. The Committee may, in its discretion and prior to the Enrollment Date of any Offering Period, (i) change the method of, or any of the foregoing factors in, determining the number of shares of Common Stock subject to Options to be granted on such Enrollment Date, or (ii) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering Period or on any Exercise Date. No Option shall be granted on an Enrollment Date to any person who is not, on such Enrollment Date, an Eligible Employee.

Such purchase of shares of Common Stock shall also be subject to the limitations under Sections 3.03 and 3.09. Exercise of the Option shall occur as provided in Section 3.07, unless the Participant has withdrawn as provided in Article VI. The Option shall expire on the last day of the Offering Period. The Committee may determine that there shall be no Options granted under the Plan for any particular Plan Year.

3.06      Offering Period. The Plan shall be implemented by consecutive Offering Periods of Common Stock. Each Agreement shall specify the Offering Period for which the Option is granted, which shall be determined by the Committee in accordance with the Plan. The Committee shall have the authority to change the duration of Offering Periods, including the commencement dates thereof, with respect to future offerings without approval of the Company’s stockholders. Under such circumstances, any change to the Offering Periods shall be announced at least ten (10) days prior to the scheduled beginning of the initial Offering Period to be affected. In no event, however, shall an Offering Period extend beyond the period permitted under Section 423(b)(7) of the Code.

3.07      Exercise of Option. Unless a Participant provides written notice to the Company or representative designated by the Company (including a third-party administrator designated by the Company), or withdraws from the Plan as provided in Article VI, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to the Option (which may include fractional shares, as determined by the Committee) shall be purchased for such Participant at the applicable Option Price, using the accumulated payroll deductions in his or her Account, subject to the limitations under Sections 3.03 and 3.09. If fractional shares cannot be purchased, any payroll deductions accumulated in an Account that are not sufficient to purchase a full share of Common Stock shall be retained in the Account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Article VI. Any other monies remaining in a Participant’s Account after the Exercise Date shall be returned to the Participant or his or her Beneficiary in cash, without interest. During a Participant’s lifetime, such Participant’s Option is exercisable only by such Participant.

3.08      Account/Delivery of Stock/Voting and Tendering Rights/Dividends. (a) As of the Exercise Date with respect to each Offering Period, the amount then in a Participant’s Account shall be applied to the purchase of the number of shares of Common Stock determined by dividing such amount by the applicable Option Price. The shares of Common Stock purchased on behalf of a Participant shall initially be credited to a book entry account established by the Company in the name of the Participant or shall be registered in the name of a Nominee, as the Company shall determine in its discretion. Stock certificates shall not be issued to a Participant for the Common Stock held on his or her behalf under the Plan, but all rights accruing to an owner of record of such Common Stock, including, without limitation, voting and tendering rights, shall belong to the Participant for whose Account such Common Stock is held.

(b)     A Participant may, at any time, direct the sale of some or all of the shares of Common Stock allocated to the Participant’s Account by providing instructions in such manner designated by the Plan Administrator for such purpose. The proceeds of any sale of shares of Common Stock will be paid to the Participant net of all applicable withholding taxes and transaction costs. The Plan Administrator may establish procedures as to the timing and permitted frequency of such sales by Participants. Unless otherwise determined by the Committee or Plan Administrator, no participant shall have the right to have issued to him or her, prior to termination of employment with the Company or a Designated Subsidiary, a certificate or certificates for some or all of the full shares of Common Stock previously purchased on his or her behalf under the Plan; provided, however, that a Participant shall have the right, upon written request to the Plan Administrator, to receive a certificate or certificates for some or all of the full shares of Common Stock previously purchased on his or her behalf under the Plan to the extent such shares have been held in custody under the Plan, on behalf of the Participant, until the later of (i) two years from the date of the commencement of the Offering Period in respect of which such shares were purchased and (ii) eighteen months from the date of purchase of such shares. In the event a Participant terminates his or her Account, any fractional share held in the Account will be paid to the Participant in cash.

(c)     Upon the termination of the Plan pursuant to Section 8.06, any full shares of Common Stock purchased for the benefit of any Participant and held under the Plan shall be transferred to and registered in the name of each such Participant as soon as administratively practicable.

(d)     Each Participant (or, in the event of his or her death, his or her Beneficiary) is entitled to direct the Company (or, if applicable, the Nominee) as to the manner in which any shares of Common Stock held on behalf of such Participant are to be voted. Shares of Common Stock as to which the Company (or the Nominee) shall not have received timely written voting directions by a Participant shall be voted proportionately with shares of Common Stock as to which directions by Participants were so received. Each Participant (or, in the event of his or her death, his or her Beneficiary) is also entitled to direct the Company (or the Nominee) in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of such Common Stock, and the Company (or the Nominee) shall respond in accordance with such directions. If the Company (or the Nominee) shall not have received timely written directions from a Participant as to the response to such offer, the Company (or the Nominee) shall not tender or exchange any shares of Common Stock allocated to such Participant’s Account.

(e)     By completing enrollment in the manner required by the Company, a Participant shall have authorized the Company (or, if applicable, the Nominee) to receive and collect all cash dividends or other distributions paid with respect to shares of Common Stock held on the Participant’s behalf and to use such funds to purchase additional shares of Common Stock on behalf of the Participant. If fractional shares cannot be purchased, any dividends accumulated in an Account that are not sufficient to purchase a full share of Common Stock on an Exercise Date shall be retained in the Account for the subsequent Offering Period. The cash value of any distribution in property shall be determined by the Committee. Any stock dividend on shares of Common Stock shall be held under the Plan for the benefit of the Participant on whose behalf the shares of Common Stock giving rise to the dividend are held. The Company (or, if applicable, the Nominee) shall distribute to any Participant, as soon as practical, any dividends received on shares of Common Stock, if the maximum share limitation set forth in Section 3.03 prevent further issuances of such shares. A Participant who elects to hold shares of Common Stock previously held under the Plan in his or her own name will cease to have the benefit of this Section 3.08(e) with respect to such shares when they are registered in his or her own name.

(f)     The Committee will require a Participant or his or her Beneficiary to give prompt written notice to the Company concerning any disposition of shares of Common Stock received upon the exercise of such Participant’s Option within: (i) two (2) years from the date of granting of such Option to such Participant, (ii) one (1) year from the transfer of such shares of Common Stock to such Participant, or (iii) such other period as the Committee may from time to time determine.

3.09      Withholding. At the time an Option is exercised, or at the time some or all of the Common Stock that is issued under the Plan is disposed of, the Company may withhold from any Compensation or other amount payable to the applicable Participant, or require such Participant to remit to the Company (or make other arrangements satisfactory to the Company, as determined in the Committee’s discretion, regarding payment to the Company of), the amount necessary for the Company to satisfy any Federal, state or local taxes required by law to be withheld with respect to the shares of Common Stock subject to such Option or disposed of, as a condition to delivery of any certificate or certificates for any such shares of Common Stock. Whenever under the Plan payments are to be made in cash, such payments shall be made net of an amount sufficient to satisfy any Federal, state or local tax or withholding obligations with respect to such payments.

ARTICLE IV
PAYROLL DEDUCTIONS

4.01      Contribution Rate. (a) At the time a Participant enrolls, he or she may elect to have payroll deductions made on each payday during the Offering Period, and such Contribution Rate shall be a minimum of one percent (1%) and a maximum of ten percent (10%) (in whole percentages) of the Participant’s Compensation in effect on each payroll period during the Offering Period (subject to Section 4.01(b)), unless the Committee determines otherwise in a manner applicable uniformly to all Participants. Participants may not make any separate cash payments outside payroll deductions under the Plan except as otherwise provided in Section 5.04(d) in the event of a Change of Control.

(b)     A Participant may discontinue his or her participation in the Plan as provided in Article VI, or may elect to decrease (but not increase) the rate of his or her payroll deductions during the Offering Period in the manner prescribed by the Company to authorize a change in his or her Contribution Rate. Such election by the Participant to decrease his or her Contribution Rate shall only be permitted once during each Offering Period. The Committee may, in its discretion, in a fair and equitable manner, limit the number of Participants who change their Contribution Rate during any Offering Period. Any such change in Contribution Rate accepted by the Company or representative designated by the Company (including a third-party administrator designated by the Company) shall be effective as soon as practicable after receipt of the new Agreement authorizing the new Contribution Rate. A Participant’s authorization to change his or her Contribution Rate shall remain in effect for successive Offering Periods unless terminated as provided in Article VI. A Participant may increase his or her Contribution Rate by filing a new Agreement with the Company or representative designated by the Company (including a third-party administrator designated by the Company) to be effective with the next Offering Period, so long as it is received by the deadline set by the Company for receipt before the Enrollment Date.

(c)     Notwithstanding the foregoing provisions of this Section 4.01, the Committee may decrease a Participant’s Contribution Rate, but not below zero percent (0%), at any time during an Offering Period to the extent necessary to comply with Section 423(b)(8) of the Code, Sections 3.03 or 3.05 of the Plan, or as a result of a hardship distribution from the Company’s 401(k) plan. To the extent necessary in such case, payroll deductions shall recommence at the rate provided in such Participant’s Agreement at the beginning of the first Offering Period that is scheduled to begin in the following Plan Year, unless the Participant withdraws from the Plan in accordance with Article VI, or, in the case of a hardship distribution from the Company’s 401(k) plan, when permitted pursuant to that plan.

4.02      Participant Account. All payroll deductions made for a Participant shall be credited to the Participant’s Account under the Plan.

4.03     Interest. No interest shall accrue on the payroll deductions of a Participant under the Plan. In addition, no interest shall be paid on any and all money that is distributed to a Participant, or his or her Beneficiary, pursuant to the provisions of Sections 6.01 and/or 6.03.

ARTICLE V
COMMON STOCK

5.01      Shares Provided. (a) The maximum number of shares of Common Stock that may be issued under the Plan shall be 1,000,000 shares. This number is subject to an adjustment upon any changes in capitalization of the Company as provided in Section 5.04.

(b)     The Committee may determine, in its sole discretion, to include in the number of shares of Common Stock available under the Plan any shares of Common Stock that cease to be subject to an Option or any shares subject to an Option that terminates without issuance of shares of Common Stock actually being made to the Participant.

(c)     If the number of shares of Common Stock that Participants become entitled to purchase under the Plan is greater than the shares of Common Stock offered in a particular Offering Period or remaining available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such Participants in such manner as the Committee determines is fair and equitable.

5.02     Participant Interest. The Participant shall have no interest as a shareholder, including, without limitation, voting or dividend rights, with respect to shares of Common Stock covered by his or her Option until such Option has been exercised in accordance with the Plan.

5.03     Restriction of Shares Upon Exercise. The Committee may, in its discretion, require as conditions to the exercise of any Option that the shares of Common Stock reserved for issuance upon the exercise of the Option shall have been duly listed upon a stock exchange, and that either:

(a)     a registration statement under the Securities Act with respect to the shares shall be effective, or

(b)     the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

5.04     Changes in Capital. (a) Subject to any required action by the shareholders of the Company, upon changes in the outstanding Common Stock by reason of a stock split, reverse stock split, stock dividend, combination or exchange of shares, merger, recapitalization, consolidation, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), reorganization, reclassification, or increase or decrease in the number of shares of capital stock of the Company effected without receipt of full consideration therefor, or any other similar change affecting the Company’s capital structure, the Committee shall make appropriate adjustments, in its discretion, to, or substitute, as applicable, the number, class and kind of shares of stock available for Options under the Plan, outstanding Options and the Reserves, the maximum number of shares that a Participant may purchase per Offering Period, the Option Prices of outstanding Options and any other characteristics or terms of the Options or the Plan as the Committee shall determine are necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from any such adjustment may be eliminated, if so determined by the Committee, by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall be reasonably determined by the Committee. Notice of any such adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment, whether or not such notice has been given, shall be effective and binding for all purposes of the Plan.

(b)     The existence of the Plan and any Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or a Subsidiary, any issue of debt, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or any Subsidiary, any sale or transfer of all or part of the Company’s or a Subsidiary’s assets or business or any other corporate act or proceeding.

(c)     The Board may at any time terminate an Offering Period then in progress and provide, in its discretion, that Participants’ then outstanding Account balances shall be used to purchase shares of Common Stock pursuant to Article III or returned to the applicable Participants.

(d)     In the event of a Change of Control, the Committee may, in its discretion:

(i)     permit each Participant to make a single sum payment with respect to his or her outstanding Option before the Exercise Date equal to the amount the Participant would have contributed as determined by the Committee for the payroll periods remaining until the Exercise Date, and provide for termination of the Offering Period then in progress and purchase of shares pursuant to Article III; or

(ii)     provide for payment in cash to each Participant of the amount standing to his or her Account plus an amount equal to the highest value of the consideration to be received in connection with such transaction for one share of Common Stock, or, if higher, the highest Fair Market Value of the Common Stock during the 30 consecutive Trading Days immediately prior to the closing date or expiration date of such transaction, less the Option Price of the Participant’s Option (determined for all purposes of this Section 5.04(d)(ii) using such closing or termination date as the Exercise Date), multiplied by the number of full shares of Common Stock that could have been purchased for such Participant immediately prior to the Change of Control with the amount standing to his or her Account at the Option Price, and that all Options so paid shall terminate.

ARTICLE VI

WITHDRAWAL

6.01     General. By written notice to the Company or representative designated by the Company (including a third-party administrator designated by the Company), at any time prior to the last day of any particular Offering Period, a Participant may elect to withdraw all of the accumulated payroll deductions in his or her Account at such time. All of the accumulated payroll deductions credited to such withdrawing Participant’s Account shall be paid to such Participant promptly after receipt of his or her written notice of withdrawal. In addition, upon the Participant’s written notice of withdrawal, the Participant’s Option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares on behalf of such Participant shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant re-enrolls in the manner and by the deadline prescribed by the Company.

6.02     Effect on Subsequent Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Subsidiary or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

6.03     Termination of Employment. Upon termination of employment as an Eligible Employee, for any reason, a Participant shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s Account during the Offering Period but not yet used to exercise the Option shall be returned to such Participant, or, in the case of a Participant’s death, the payroll deductions credited to such deceased Participant’s Account shall be paid to his or her Beneficiary or Beneficiaries, and the Participant’s Option shall be automatically terminated. A transfer of a Participant’s employment between or among the Company and any Designated Subsidiary or Designated Subsidiaries shall not be treated as a termination of employment for purposes of the Plan. Upon the termination of employment of a Participant with the Company or a Designated Subsidiary, all shares of Common Stock then credited to the Participant’s Account will be registered in his or her own name and distributed to him or her.

ARTICLE VII
ADMINISTRATION

7.01     Generally. The Plan shall be administered by the Compensation Committee of the Board. Notwithstanding the foregoing, the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including, but not limited to, establishing procedures to be followed by the Committee, except with respect to any matters which under any applicable law, regulation or rule are required to be determined in the sole discretion of the Committee. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. In addition, the Committee shall have discretionary authority to designate, from time to time, without approval of the Company’s stockholders, those Subsidiaries that shall be Designated Subsidiaries, the employees of which are eligible to participate in the Plan.

7.02     Authority of the Committee. The Committee shall have all authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the foregoing sentence or Section 7.01, subject to the express provisions of the Plan, the Committee shall have full and exclusive discretionary authority to interpret and construe any and all provisions of the Plan and any Agreements, determine eligibility to participate in the Plan, adopt rules and regulations for administering the Plan, adjudicate and determine all disputes arising under or in connection with the Plan, determine whether a particular item is included in “Compensation,” and make all other determinations deemed necessary or advisable for administering the Plan. Decisions, actions and determinations by the Committee with respect to the Plan or any Agreement shall be final, conclusive and binding on all parties. Except to the extent prohibited by applicable law or the rules of a stock exchange, the Committee may, in its discretion, from time to time, delegate all or any part of its responsibilities and powers under the Plan to any member or members of the management of the Company, and revoke any such delegation. Unless otherwise determined by the Committee, the Committee shall delegate its day-to-day administrative responsibilities under the Plan to the Plan Administrator.

7.03    Power to Adopt Sub-Plans or Varying Terms with Respect to Non-U.S. Employees. The Committee shall have the power, in its discretion, to adopt one or more sub-plans of the Plan as the Committee deems necessary or desirable to comply with the laws or regulations, tax policy, accounting principles or custom of foreign jurisdictions applicable to employees of a subsidiary business entity of the Company, provided that any such sub-plan shall not be within the scope of an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any of the provisions of any such sub-plan may supersede the provisions of this Plan, other than Article V. Except as superseded by the provisions of a sub-plan, the provisions of this Plan shall govern such sub-plan. Alternatively, and in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant Options in an offering to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of Options granted under the same offering to Eligible Employees resident in the United States.

ARTICLE VIII

MISCELLANEOUS

8.01     Designation of Beneficiary. (a) A Participant may file with the Plan Administrator a written designation of a Beneficiary who is to receive any Common Stock and/or cash from the Participant’s Account in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such Common Stock and cash. Unless a Participant’s written Beneficiary designation states otherwise, the designated Beneficiary shall also be entitled to receive any cash from the Participant’s Account in the event of such Participant’s death prior to exercise of his or her Option.

(b)     A Participant’s designation of Beneficiary may be changed by the Participant at any time by written notice to the Plan Administrator. In the event of the death of a Participant and in the absence of a valid Beneficiary designation under the Plan at the time of such Participant’s death, the Company shall deliver the shares and/or cash to which the deceased Participant was entitled under the Plan to the executor or administrator of the estate of such Participant. If no such executor or administrator has been appointed as can be determined by the Committee, the Company shall deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Committee may designate. Any such delivery or payment shall be a complete discharge of the obligations and liabilities of the Company, the Subsidiaries, the Committee and the Board under the Plan.

8.02     Nontransferability. Neither payroll deductions credited to the Participant’s Account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way other than by will, the laws of descent and distribution, or as provided under Section 8.01. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Article VI.

8.03     Conditions Upon Issuance of Shares. If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no Option may be exercised or paid in whole or in part unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(b)     If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option is or may be in the circumstances unlawful, contravene the requirements of any stock exchange, or result in the imposition of excise taxes on the Company or any Subsidiary under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to shares of Common Stock or Options and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.

(c)     The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under any Option as it deems appropriate. The certificates evidencing such shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

8.04     Participants Bound by Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Company or the Board, in any case in accordance with the terms and conditions of the Plan.

8.05     Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

8.06     Amendment or Termination. The Board may terminate, discontinue, amend or suspend the Plan at any time, with or without notice to Participants. No such termination or amendment of the Plan may materially adversely affect the existing rights of any Participant with respect to any outstanding Option previously granted to such Participant, without the consent of such Participant, except for any amendment or termination permitted by Section 5.04. In addition, no amendment of the Plan by the Board shall, without the approval of the shareholders of the Company, (i) increase the maximum number of shares that may be issued under the Plan or that any Participant may purchase under the Plan in any Offering Period, except pursuant to Section 5.04; (ii) change the class of employees eligible to receive Options under the Plan, except as provided by the Board pursuant to the last sentence of Section 7.01; or (iii) change the formula by which the Option Price is determined under the Plan.

8.07     No Employment Rights. The Plan does not, either directly or indirectly, create an independent right for the benefit of any employee or class of employees to purchase any shares of Common Stock under the Plan. In addition, the Plan does not create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and the Plan shall not be deemed to interfere in any way with the Company’s or any Subsidiary’s employment at will relationship with the employee and/or interfere in any way with the Company’s or any Subsidiary’s right to terminate, or otherwise modify, an employee’s employment at any time or for any or no reason.

8.08     Indemnification. No current or previous member of the Board, or the Committee, nor any officer or employee of the Company acting on behalf of the Board, or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan. All such members of the Board or the Committee and each and every officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation of the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation, or Bylaws, as a matter of law or otherwise.

8.09     Construction of Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely. The words “Article” and “Section” herein shall refer to provisions of the Plan, unless expressly indicated otherwise.

8.10     Term of Plan. The Plan shall continue in effect until its termination by the Board. The Board may suspend or terminate the Plan at any time, in its discretion.

8.11    Unfunded Status of Plan. The Plan shall be an unfunded plan. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, provided that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

8.12     Electronic Administration. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or use an on-line or electronic system established and maintained by the Company or another third party designated by the Company for Plan participation. Any Plan requirement to provide a notice or a document in writing may be satisfied by electronic means to the extent permitted by the Company and applicable law.

8.13     Governing Law. The law of the State of Connecticut will govern all matters relating to the Plan except to the extent such law is superseded by the laws of the United States.

8.14     Compliance with Laws. The purchase and delivery of Common Stock pursuant to the terms of the Plan shall be conducted in compliance with all applicable stock exchange listing requirements and all applicable laws, the respective rules and regulations promulgated thereunder, and the policies and regulations of applicable securities regulatory authorities. If the Committee determines, in its discretion, that, in order to comply with any such listing requirements, statutes, regulations or rules, certain action is necessary in relation to the purchase and delivery of Common Stock in accordance with the Plan, no Common Stock will be purchased or delivered, unless such action shall have been completed in a manner satisfactory to the Committee. Once issued, the Common Stock may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to the restrictions imposed by applicable law and the Company’s insider trading policy and any holding period policy, each as amended from time to time.

FACTSET

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on December 18, 2017.

Vote by Internet

- Go to **www.envisionreports.com/FDS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the US, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE THREE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5 AND 6, AND FOR CONDUCTING AN ANNUAL ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION IN PROPOSAL 7.

+

1. TO ELECT THREE (3) MEMBERS TO THE BOARD OF DIRECTORS OF FACTSET RESEARCH SYSTEMS INC.

	For	Against	Abstain
01 - Malcolm Frank	☐	☐	☐
02 - Robin A. Abrams	☐	☐	☐
03 - Laurie Siegel	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
7. TO RECOMMEND, BY NON-BINDING VOTE, THE FREQUENCY OF EXECUTIVE COMPENSATION VOTING.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as your name appears here. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X +

02OOEE

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Proxy Statement and the 2017 Annual Report to Stockholders are available at:
www.envisionreports.com/FDS

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

FACTSET

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Proxy — FACTSET RESEARCH SYSTEMS INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 19, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FACTSET RESEARCH SYSTEMS INC.

You hereby appoint the Secretary of FactSet Research Systems Inc. with full power of substitution, as your attorney and proxy to vote the shares of Common Stock of FactSet Research Systems Inc., which you are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 601 Merritt 7, Norwalk, Connecticut 06851, on December 19, 2017, at 3:00 p.m. Eastern Standard Time and at any adjournments and postponements of the Annual Meeting, with all the power you would possess if personally present, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner you direct in this proxy. If you make no direction, this proxy will be voted FOR the election of the three nominees listed in proposal 1 and FOR proposals 2, 3, 4, 5 and 6, and FOR an ANNUAL advisory vote to approve executive compensation as recommended in proposal 7. You authorize the proxy holder, in its discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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